AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED APRIL 30, 2024

BOXABL INC.

5345 E. N. Belt Road, North Las Vegas, NV 89115

(702) 500-9000

UP TO 88,095,238 SHARES OF NON-VOTING SERIES A-3 PREFERRED STOCK*

PLUS UP TO 4,404,762 BONUS SHARES OF NON-VOTING SERIES A-3 PREFERRED*

AND

UP TO 1,250,000 SHARES OF NON-VOTING SERIES A PREFERED STOCK**

The minimum investment in this offering is $1,000 or 1,250 shares of

Non-Voting Series A-3 Preferred Stock

Investors in this offering will have no voting rights except those required by Nevada law. The Non-Voting Series A-3 Preferred Stock and the Non-Voting Series a Preferred Stock are convertible into voting Common Stock at a 1:1 ratio upon the Company undertaking a firm commitment underwritten registered offering (an “IPO”) under the Securities Act of 1933, as amended, or an offering of Common Stock by the Company under Regulation A.

The price per share of the Non-Voting Series A-3 Preferred Stock and the Non-Voting Series A Preferred Stock

has been arbitrarily determined by the Company.

SEE “SECURITIES BEING OFFERED” AT PAGE 64

* Subject to a rolling 12-month maximum offering amount of $74 million. This Offering Statement is also intended to cover the conversion of the Non-Voting Series A-3 Preferred Stock upon the conversion conditions set forth in the Articles of Incorporation. For a summary of rights and privileges, including conversion rights, of the Non-Voting Series A-3 Preferred Stock see “Securities Being Offered.”

** Purchasers of the Non-Voting Series A Preferred Stock being sold by the Selling Securityholders will not be eligible for Bonus Shares. This Offering Statement is also intended to cover the conversion of the Non-Voting Series A Preferred Stock upon the conversion conditions set forth in the Articles of Incorporation. For a summary of rights and privileges, including conversion rights, of the Non-Voting Series A Preferred Stock see “Securities Being Offered.”

Series A-3 Preferred Stock	Price to Public	Underwriting discount and commissions (1)(2)	Proceeds to issuer (3) (4)	Proceeds to other persons
Per share	$0.80	$0.056	$0.744	N/A
Total Maximum Cash Value	70,476,190	4,228,571	66,247,619	N/A
Total Maximum Bonus Share Value	3,523,810	—	$0.00	N/A
Total Maximum	$74,000,000	$4,228,571	$66,247,619	N/A

(1)	The Company has engaged DealMaker Securities, LLC, member FINRA/SIPC (the “Broker”), as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services. Once the Commission has qualified the Offering Statement and this Offering commences, the Broker will receive a cash commission equal to two percent (2%) of the amount raised in the Offering. Additionally, the Broker and its affiliates will receive certain other compensation. See Plan of Distribution and Selling Securityholders for more details.

(2)	The Company has also engaged StartEngine Primary, LLC (“StartEngine Primary”) to act as placement agent in this Offering. The Company has also engaged StartEngine Primary’s affiliate, StartEngine Crowdfunding, Inc., to perform administrative and technology-related functions in connection with this Offering. The Company will pay a cash commission of 5% on each sale of securities through StartEngine Primary’s online portal www.startengine.com maintained for StartEngine Primary’s benefit by its affiliates, plus a 1% cash commission on each sale to Broker. FINRA fees will be paid by the Company. See Plan of Distribution and Selling Securityholders for details of compensation payable to third parties in connection with the offering. We are reflecting the maximum cash commission of 6% in this table.

(3)	The Company expects that the amount of expenses of the Offering that it will pay will be approximately $120,000, assuming the maximum offering amount is raised and not including commissions or state filing fees.

(4)	Does not include the effective discount that would result from the issuance of Bonus Shares. For details of the effective discount, see Plan of Distribution and Selling Securityholders.

Non-Voting Series A Preferred Stock(1)	Price to Public	Underwriting discount and commissions (2)	Proceeds to issuer	Proceeds to other persons
Per share	$0.80	$0.016	$0.00	$0.784
Total Maximum	$1,000,000	$20,000	$0	$980,000

(1)	Shares of Non-Voting Series A Preferred Stock will be sold by selling securityholders of the Company. Investors will be presented with an option to purchase the Non-Voting Series A Preferred Stock or Common Stock (see below) through the online investment platform located at invest.boxabl.com. See Plan of Distribution and Selling Securityholders for more information.

(2)	Sales of Non-Voting Series A Preferred Stock will only be conducted through Broker, which will perform administrative and technology related functions in connection with this Offering, but not underwriting or placement agent services. Broker will receive a 2% commission on the sale of Non-Voting Series A Preferred Stock. StartEngine Primary will not be eligible for any commission on the sales of Non-Voting Series A Preferred Stock. See Plan of Distribution and Selling Securityholders for details.

Sales of these securities will commence on approximately [date]. Once an investor has tendered funds to purchase securities in this offering, the timing of the completion of the sale may be delayed for a month or longer due to clearance procedures that broker-dealers need to complete prior to purchase. For details, see “Plan of Distribution – Investors’ Tender of Funds.”

This offering (the “Offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the company at its sole discretion. At least every 12 months after this offering has been qualified by the United States Securities and Exchange Commission (the “Commission”), the Company will file a post-qualification amendment to include the company’s recent financial statements. The Offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the offering statement of which this offering circular forms a part may be used for up to three years and 180 days under certain conditions.

The Company has engaged The Bryn Mawr Trust Company and Enterprise Bank & Trust as agents to hold any funds that are tendered by investors. The Offering is being conducted on a best-efforts basis without any minimum target. Provided that an investor purchases shares in the amount of the minimum investment, $1,000 (1,250 shares), there is no minimum number of shares that needs to be sold in order for funds to be released to the Company and for this Offering to close, which may mean that the Company does not receive sufficient funds to cover the cost of this Offering. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the Company. After the initial closing of this Offering, we expect to hold closings on at least a monthly basis.

The Non-Voting Series A-3 Preferred Stock and the Non-Voting Series A Preferred Stock

being offered in this Offering are generally not entitled to voting rights.

Holders of the Company’s Common Stock will continue to hold a majority of the voting power of all of the Company’s equity stock at the conclusion of this Offering and therefore control the board.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 3.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Summary — Implications of Being an Emerging Growth Company.”

In this Offering Circular, the term “BOXABL,” “we,” “us,” “our,” or “the Company” refers to BOXABL INC. and its consolidated subsidiaries.

Other than in the table on the cover page, dollar amounts have been rounded to the closest whole dollar.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

i

SUMMARY

BOXABL is on a mission to bring building construction in line with modern manufacturing processes by creating a superior residential and commercial building that can be completed in far less time and cost than traditional construction.

The core product that we offer is the “Building Box”, which consists of room modules that ship to site at a low cost and can be stacked and connected to build most any shape and style of finished buildings. Our first product available for sale is our 19x19 ft. Casita Box, featuring a full-size kitchen, bedroom, bathroom, and living area. We will continue to evaluate market demand for other dimensions, including 19x19 ft., 19x30 ft., and 19x40 ft.

The Offering

Securities offered (1)	Maximum of 88,095,238 shares of Non-Voting Series A-3 Preferred Stock, plus an additional 4,404,762 shares of Non-Voting Series A-3 Preferred Stock that may be offered as Bonus Shares. (2)

Securities offered by the selling securityholders	Maximum of 1,250,000 shares of Non-Voting Series A Preferred Stock

Securities outstanding before the offering as of February 1, 2024:

Non-Voting Series A-3 Preferred Stock	8,343,400 shares (3)

Non-Voting Series A Preferred Stock	194,422,511 shares

Non-Voting Series A-3 Preferred Stock outstanding after the offering (assuming a fully subscribed offering)	1,529,119,047(3)

Non-Voting Series A Preferred Stock outstanding after the offering (assuming a fully subscribed offering)	194,422,511 shares

Use of Proceeds	The net proceeds of this Offering will be used primarily for the purchase of raw materials, capital equipment, research and development and working capital reserves. The details of our plans are set forth in our Use of Proceeds section.

(1)	This represents the shares available to be offered as of the date of this Offering Circular out of the rolling 12-month maximum offering amount of $75 million.

(2)	The Non-Voting Series A-3 Preferred Stock is convertible into voting Common Stock, at a 1:1 ratio, upon the Company undertaking a firm commitment underwritten registered offering (an “IPO”) under the Securities Act of 1933, as amended, or an offering of Common Stock by the Company under Regulation A as provided in the Company’s Articles of Incorporation filed as an exhibit to the Offering Statement of which this Offering Circular forms a part.

(3)	Includes 1,437,500,000 shares of Non-Voting Series A-3 Preferred Stock, including Bonus Shares, being offered for a maximum raise of $1,000,000,000 in a concurrent offering made in reliance on Rule 506(c) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), assuming this concurrent offering is fully subscribed. For information about Bonus Shares in this concurrent offering, please see “Risk Factors -- We are offering Bonus Shares, which is effectively a discount on our stock price, to some investors who purchase Non-Voting Series A-3 Preferred Stock in this Offering.”

1

Implications of Being an Emerging Growth Company

We are currently subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we have registered certain classes our securities under the Exchange Act. As an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status significantly impacts how the Exchange Act reporting requirements apply to us. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of consolidated audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our consolidated financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we also qualify as a “smaller reporting company” under the SEC’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited consolidated financial statements and related MD&A disclosure.

2

RISK FACTORS

The SEC requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-attacks and the ability to prevent those attacks). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Relating to the Company’s Business

We have a limited operating history with a history of losses and we may not achieve or maintain profitability in the future. The Company has operated at a loss since inception and historically relied on contributions from its founders and proceeds from its offerings of securities to meet its growth needs. Further, we have only recently begun to record revenue from the sale of Boxes, our sole intended product. We expect to make significant future investments in order to develop and expand our business, which we believe will result in additional capital expenses, marketing and general and administrative expenses that will require raising funds in this and other securities offerings to cover these additional costs until we are able to generate significant revenue.

If we cannot raise sufficient funds, we will not succeed. To date, our primary source of funding has been from offerings of our securities. Until we generate enough revenue from our operations to fund our working capital and other business plans, we are likely to need additional funds in the future in order to continue to grow, including from offerings of securities, loans or other types of financing. If we cannot raise those funds for whatever reason, including reasons relating to the Company itself or to the broader economy, the Company may not survive. If we are unable to raise enough funds to develop our Company as outlined herein, we will have to find other sources of funding.

We are dependent on our ability to receive debt financing and fully draw down our potential future debt financing, which may restrict our ability to conduct our business. Our plan for manufacturing our room modules that are stacked and connected to almost any shape and style of finished buildings, and for developing the world’s largest and most advanced house factory (the “Boxzilla”) depends on our ability to receive sufficient financing. We are anticipating applying for a loan. There is no assurance this loan will move past the application stages. If the loan is approved, we anticipate the need to fully draw down on the potential loan facility. We may not, however, access all of these funds at once, but only over a period through periodic draws as eligible costs are incurred. Our ability to draw down these potential funds may be conditioned upon several draw conditions, including the potential achievement of progress milestones relating to the design and development of the Boxzilla, and any positive covenants, such as completed and approved facility assessments. Additionally, we anticipate the loan facility, if accepted, will require us to comply with certain operating covenants and will place additional restrictions on our ability to operate our business. We are unaccustomed to managing our business with such restrictions and others that are associated with a significant credit agreement. If we are unable to draw down the anticipated funds under the potential loan facility, or our ability to make such drawdowns is delayed, we may need to obtain additional or alternative financing to operate our facilities to the extent our cash on hand is insufficient. Any failure to obtain the loan or secure other alternative funding could materially and adversely affect our business and prospects. Such additional or alternative financing may not be available on attractive terms, if at all, and could be more costly for us to obtain. As a result, our plans for building our Boxes and Boxzilla could be significantly delayed which would adversely affect our business, prospects, financial condition, and operating results.

3

Demand for our Casitas and any other products we develop may be cyclical and affected by changes in the economy, real estate or other conditions that could adversely affect our business and financial results. During 2022 and into 2023, the construction market has been slowing. According to the US Census Bureau, privately owned housing statistics in December 2022 were at a seasonally adjusted annual rate of 1,382,000, which represents a 21.8% reduction from the housing statistics in December 2021 of 1,768,000. The economic impact of inflation and rising interest rates did not have a material impact on BOXABL’s demand during 2023 and 2022. Management does not anticipate these matters will have a material impact on the Company’s future results of operations given the characteristics of the Company’s value proposition. For instance, the US Census Bureau reported 1,487,000 seasonally adjusted building permits in October 2023 which is 1.1% above the September 2023 estimate of 1,471,000, but 4.4% below the October 2021 rate of 1,555,000.

Consequently, demand for our Casitas, Boxes or other products we develop may be cyclical and significantly affected by changes in general and local economic and real estate conditions, such as:

●	Employment levels;
●	Consumer confidence and spending;
●	Housing demand;
●	Availability of financing for individuals and companies who purchase our Casitas, including the purchase of land;
●	Interest rates;
●	Inflation;
●	Availability and prices of new homes and existing homes for sale and availability and market values of rental properties; and
●	Demographic trends.

Management does not anticipate these matters will have a material impact on the Company’s future results of operations given the characteristics of the Company’s value proposition.

Adverse changes in these general and local economic conditions or deterioration in the broader economy may negatively impact our business and financial results and increase the risk for asset impairments and write-offs. Changes in these economic conditions may affect some of our regions or markets more than others. If adverse conditions affect our larger markets, they could have a proportionately greater impact on us than on some other companies.

The federal government’s fiscal policies and the Federal Reserve’s monetary policies may negatively impact the financial markets and consumer confidence and could hurt the U.S. economy, the housing and rental markets, and in turn, could adversely affect the operating results of our business. In response to increased inflation, the Federal Reserve has raised interest rates significantly, which could result in higher costs to purchasers of our Casitas and the land on which the Casita will be installed to the extent the purchaser funds these purchases with loans. Prolonged periods of elevated interest rates or further increases in interest rates could have an adverse impact on our business and financial results.

If we experience any of the foregoing, potential customers may be less willing or able to buy our Casitas. Additionally, cancellations of sales contracts in backlog may increase if purchasers do not honor their contracts due to any of the factors discussed above. Our pricing and product strategies may also be limited by market conditions. We may be unable to change the pricing or mix of our Casita offerings, reduce the costs of Casitas we build, offer more affordable Boxes or satisfactorily address changing market conditions in other ways without adversely affecting our profits and returns.

Significant inflation, higher interest rates or deflation could adversely affect our business and financial results. Inflation can adversely affect us by increasing costs of land, materials and labor, and interest rates. All of these factors can have a negative impact on housing affordability. In a highly inflationary environment, we may be unable to raise the sales prices of our Casitas, Boxes or other products at or above the rate of inflation, which could reduce our profit margins. In addition, our cost of capital, labor and materials can increase, which could have an adverse impact on our business or financial results. For example, the continued rising interest rates during 2023 negatively affected the housing market overall, but in particular decreased demand for new homes. Although we would anticipate that the impact of higher interest rates, and thus higher mortgage rates, would incentivize people seeking to purchase a home to consider purchasing our Casitas instead; we cannot predict such an outcome. In particular, we have little to no control over the cost of the land on which the Casita would be installed, and that could also create a barrier by increasing costs for potential customers.

4

Conversely, deflation could cause an overall decrease in spending and borrowing capacity, which could lead to deterioration in economic conditions and employment levels. Deflation could also cause the value of our inventories to decline or reduce the value of existing homes. These, or other factors that increase the risk of significant deflation, could have a negative impact on our business or financial results.

There is no assurance that BOXABL will be able to finalize the Boxzilla manufacturing facility at all or to achieve the described square footage and size it intends. A smaller manufacturing facility than anticipated poses several risks, including reduced production capacity, increased production costs per unit, competitive disadvantages, and negative market perceptions. A smaller manufacturing facility may have limited production capacity, which could lead to reduced output and sales. This could impact the Company’s ability to meet market demand and generate profits, potentially resulting in a decrease in the Company’s value. A smaller manufacturing facility may not benefit from economies of scale, leading to higher production costs per unit. This could result in lower profit margins and potentially reduced shareholder returns. If the Company’s competitors build larger, more efficient manufacturing facilities, the Company may struggle to compete in terms of price and quality. This could result in lower sales and reduced market share. If the Company creates a smaller manufacturing facility than anticipated, then it may expect a lower ability to execute its business plan. This could lead to a negative perception among investors, potentially resulting in reduced interest in the Company’s potential future financing rounds. Overall, the anticipated Boxzilla carries significant risks for investors, which should be carefully considered before making any investment decisions.

If our contract partners providing equipment to our factories default on their obligations, we may experience delays in obtaining the equipment we need to achieve our desired scale of production. We require specialized equipment for the production of our Boxes in the factory setting. We have in place the equipment we require to construct our Casita 1.0, while additional equipment is necessary to construct Casita 2.0 with the scale and efficiency we desire. The Company has engaged with contractors to produce this specialized equipment, and have orders in place for $15 million worth of equipment. These contractors further rely on subcontractors and vendors for our ordered equipment. Should any of the contractors, subcontractors, or vendors default on their obligations under the terms and conditions of our purchase orders, we may encounter delays and additional costs to obtain our ordered equipment. This would have a negative financial impact on the Company as it would not be able to begin production of our Casita 2.0 on our desired timeline.

The Company has realized significant net losses to date and expects to incur losses in the future. The Company has operated at a loss since inception, and these losses are likely to continue. BOXABL’s net loss for the fiscal years ended December 31, 2023 and 2022 was approximately $39,526,000 and approximately $612,395,000, respectively. A significant amount of the net loss reported for the fiscal year ended December 31, 2022, was the result of the conversion of outstanding Convertible Promissory Notes being accounted as extinguishment of debt at fair market value. See Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 6 to the Consolidated Financial Statements for the fiscal years Ended December 31, 2023 and 2022. Nevertheless, we expect to continue to see a net loss in connection with our results of operations as we continue to increase production, expand our manufacturing facilities, and develop our manufacturing processes. Until the Company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has incurred much higher production costs during 2021, 2022, 2023 than the expected costs once we fully ramp-up production. From October 2021, when we first began producing Casitas, through December 2023, the Company’s cost of goods sold were affected by various reasons, including the following:

●	Inefficiencies due to new machinery and newness of product and procedures which required significant training of the workforce.
●	In order to catch up with its delivery obligation under the ADS sales contract, the Company hired additional outside labor and paid overtime and double-time shifts.
●	Tight skilled labor market which caused higher labor rate.
●	Supply chain delivery issues which caused the purchase of several items of material from local vendors with a substantially higher price.
●	The Company is still undertaking major research and development activities to streamline its production, substitute new material, and upgrade its equipment in order to automate its production.

5

The regular one-shift production capacity of Factory 1 was one to two units per day during 2023. We produced 35 units in the last quarter of 2021, 259 units in 2022 and 260 units in 2023 due to the above factors. There is no guarantee that our efforts will resolve all of the challenges we face in ramping up production of Casitas sufficient to meet demand. If we fail to successfully scale up our production, or incorrectly estimated the cost of production related to the price of each Casita, the Company’s results of operations and financial condition may be adversely impacted. Moreover, if we fail to produce enough Casitas to meet demand, we may lose potential customers who have indicated interest in our products.

The Company is a reporting company with the SEC. The Company registered its Non-Voting Series A Preferred Stock, Non-Voting Series A-1 Preferred Stock, Non-Voting Series A-2 Preferred Stock, and its Common Stock with the SEC and became a reporting public company during 2023. Becoming a reporting company means the Company is subject to additional ongoing compliance and reporting costs and administrative burdens, additional professional fees (legal and accounting) as well as costs associated with internal staff. Therefore, the costs for these functions in previous years are not indicative of future costs.

As we grow our business, we may not be able to manage our growth successfully, including development of our internal controls. As we build and scale up our factories, develop our automated processes for building Boxes, increase the output of our Boxes and other products, and grow our customer base, we will face business risks commonly associated with rapidly growing companies, including the risk that existing management, information systems and financial and internal controls may be inadequate to support our growth. We cannot predict whether we will be able to respond on a timely basis, or at all, to the changing demands that our growth may impose on our existing management and infrastructure. For example, increasing demands on our infrastructure and management could cause any of the following to occur or increase:

●	inadequate internal controls required for a regulated entity;
●	inadequate financial controls needed as we transition to become a reporting company;
●	delays in our ability to handle the volume of customers; and
●	failure to properly review and supervise personnel to make sure we are compliant with our duties as a public company.

We have found it difficult to hire and retain qualified persons to manage our internal controls and reporting functions, including roles such as legal counsel, controller and other positions. In terms of employee oversight, we have become aware of at least one instance in which an employee engaged in fraudulent conduct. As part of our work in establishing strong internal controls, we have undertaken an internal audit for compliance with all applicable laws. If we fail to adapt our management, information systems and financial and internal controls to our growth, or if we encounter other unexpected difficulties, our business, financial condition and operating results will suffer. The Company did not record any material impact related to the fraudulent conduct mentioned above. Management does not anticipate this matter will have a material impact on the Company’s results of operations or financial condition.

Our future success is dependent on the continued service of our senior management and in particular our Founder and Chief Executive Officer Paolo Tiramani. Any loss of key members of our executive team could have a negative impact on our ability to manage and grow our business effectively. This is particularly true of our Founder and Chief Executive Officer Paolo Tiramani. We do not maintain “key person” life insurance coverage for our CEO. The experience, technical skills and commercial relationships of our key personnel provide us with a competitive advantage, particularly as we are building our brand recognition and reputation.

We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results. We have received substantial interest in our Casita Boxes and will strive to meet that demand. This will require significant scaling up of operations, including acquiring additional facilities space, and skilled labor. To date, we have limited experience manufacturing our products at a commercial scale. If we are unable to effectively manage our scaling up in operations, we could face unanticipated slowdowns, problems and costs that harm our ability to meet production demands.

6

We may not succeed in developing our business plans, or our business plans may not work as we intend. There is no assurance that the Company will be successful in marketing any of its products, or that the revenues from the sale of such products will be significant. Consequently, the Company’s revenues may vary by quarter, and its operating results may experience fluctuations. If our business plans do not succeed, our Company may liquidate, dissolve or declare bankruptcy and our investors may receive nothing.

Decreased demand in the housing industry would adversely affect our business. Demand for new housing construction is tied to the broader economy and factors outside the Company’s control. Should factors such as the post-COVID-19 economy, including rising interest rates, a slowdown in the housing market, concerns regarding the health of the U.S. economy, and a continued loss of general economic activity, we could experience a slower growth in demand for our Boxes.

We are subject to different macro-economic sensitivity. The Company’s business is subject to the impact of changes in global economic conditions, including, but not limited to, recessionary or inflationary trends, market conditions, pandemics, consumer credit availability, interest rates, consumers’ disposable income and spending levels, job security and unemployment, and overall consumer confidence. These economic conditions may be further affected by political events throughout the world that cause disruptions in the financial markets, either directly or indirectly. Adverse economic and political developments could have a material adverse effect on the Company’s profitability, results of operations and financial condition.

Insufficient or delayed supply of materials for manufacturing and assembling our products threatens our ability to meet customer demands while over capacity threatens our ability to generate profits. Any failure by us to properly manage our supply chain could have a material adverse effect on our business, financial condition, and results of operations. As we increase the scale of our operations, we may need to change partners and suppliers on a frequent basis to ensure quality control, manage costs, and production schedules. Changing partners or suppliers could result in delays or other unintended consequences, such as an increase in costs and/or a decrease in quality. Additionally, any border restriction, delays, or closures may threaten our ability to meet customer demands, earn revenues, or impact our ability to either continue or develop relationships with partners and suppliers. The extent of the impact of natural disasters, climate events, epidemics, war, inflation, and other potential macroeconomic events on future periods will depend on future developments, all of which are uncertain and cannot be predicted; including the resurgence of a pandemic, government responses and health and safety measures or directives put in place by public health authorities, and sustained pressure on global supply chains causing supply and demand imbalances. Limited or disrupted supply of our products, including key raw materials to make these products could have an adverse effect on our business. There is a risk of the inability to scale production and manage our supply chain.

The global COVID-19 pandemic and containment measures taken in response to it adversely impacted our business, results of operations, capital spending, business planning, and financial condition, and may continue to do so depending on uncertain future developments. Global health concerns relating to the COVID-19 outbreak impacted the macroeconomic environment, and the outbreak significantly increased economic uncertainty. The outbreak resulted in governments in countries across the globe implementing measures to try to contain the virus, such as travel restrictions, social distancing, and restrictions on business operations which have impacted consumers and businesses. These measures adversely impacted our business, and may further impact our workforce and operations and the operations of our business partners, customers, stakeholders, and suppliers. While these measures have either eased or been lifted in most countries, another resurgence of the COVID-19 virus or another communicable illness could cause those measures to be reinstated. The extent to which current health measures are removed or new measures are put in place will depend on how the COVID-19 virus and other infectious diseases evolve, as well as the progress of the local and global roll-out and acceptance of vaccines. As a result, we may continue to experience material adverse impacts on our business and our results of operations because of its global economic impact, including any recession that has occurred or may occur in the future.

If we do not protect our brand and reputation for quality and reliability, or if consumers associate negative impressions of our brand, our business will be adversely affected. As a new entrant in the highly competitive home construction market, our ability to successfully grow our business is highly dependent on the reputation we establish for quality and reliability. To date, we have built a positive reputation based on our demonstration products for trade shows and conferences. As we expand operations to selling Boxes, we will need to deliver on the quality and reliability that is expected of us. If potential customers create a negative association about our brand, whether warranted or not, our business could be harmed.

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Public perception is important as a public company engaged in equity crowdfunding, potentially making BOXABL susceptible to negative postings and false allegations about the Company and its products. As a company raising money from the crowd, BOXABL’s funding is highly dependent upon investors who get information from a wide variety of sources that rely on user-generated content (e.g., social media, Reddit, message boards, blogs, etc.). These sources often have little to no standards for posting, and many of them allow people to post without even requiring a real name. As a result, these mediums can be susceptible to misinformation, disinformation, and campaigns where individuals using bots and/or fake accounts can create the illusion of “social proof.” For instance, BOXABL and its management have previously been the subject of negative postings, including misinformation and false allegations, made on multiple social media platforms. To the extent the Company becomes the target of a negative PR campaign from one or more individuals, the negative publicity may have an adverse impact on the Company, its fundraising, its reputation, and has the potential to distract management’s attention from the Company’s business.

Our business depends upon our patents and trademarks. Any failure to protect those intellectual property rights, or any claims that our technology infringes upon the rights of others may adversely affect our competitive position and brand equity. Our future success depends significantly on the intellectual property created by our founder and CEO. If the Company is unable to protect that intellectual property from infringement, or if it is found to infringe on others, our business would be materially harmed as competitors could utilize our same building and shipping designs.

Inability to license other intellectual property rights. The technology we use may require the use of other existing technologies and processes, which are currently, or in the future, will be, subject to patents, copyrights, trademarks, trade secrets or other intellectual property rights held by other parties, in which case we will need to obtain one or more licenses to use those other technologies. If we are unable to obtain licenses on reasonable commercial terms from the holders of such other intellectual property rights, we could be required to halt development and manufacturing or redesign our technology, failing at which it could bear a substantial risk of litigation for misuse of the other technologies. In any such event, our business and operations could be materially adversely affected.

Additional engineering is required for our manufacturing facility to begin production as the scale necessary to make the business viable. We are in the process of expanding our initial manufacturing space (Factory 1, 2 and 3) in the Las Vegas area for our Boxes and to refine the manufacturing process. Our business relies on being able to produce our Boxes at scale, which can only be done once we refine our manufacturing process for specialization of functions. If we are not able to refine our processes to achieve production at scale, our financial results may be negatively impacted.

We have accepted deposits for a product we are not yet able to produce at scale. As of the date of this offering statement, we currently hold deposits ranging from $100, $200, $1,200 or $5,000 from approximately 8,300 prospective customers as of September 30, 2023. These deposits are being recorded as liabilities of the Company and have not been maintained in a segregated account. As such, if the Company is not able to deliver the requested product, we will be obligated to return the deposit, whether funds are available or not. If the prospective purchaser merely decides to not purchase a Box once they are available, they will forfeit their deposit.

Volatility in commodity prices and product shortages may adversely affect our gross margins. Volatility in commodity prices and product shortages may adversely affect our gross margins. Our Boxes contain commodity-priced materials. Commodity prices and supply levels affect our costs. For example, steel is a key material in our Casita. The price of steel will vary based on the level of supply in the market, and demand from other users. Any shortages could adversely affect our ability to produce our Boxes and significantly raise the cost of their production. Further, our ability to pass on such increases in costs in a timely manner depends on market conditions, and the inability to pass along cost increases could result in lower gross margins.

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We will rely on third-party builders to construct our Boxes on site, and we intend to rely on third-party franchisees to manufacture Boxes. The failure of those builders to properly construct homes and franchisee manufacturers to properly manufacture Boxes could damage our reputation, result in costly litigation and materially impact our ability to succeed. We sell our Boxes to BOXABL trained and certified builders, who are then responsible for on-site building and assembly. Purchasers can also order directly from us, and they will need to engage their own builders. We may discover that builders are engaging in improper construction practices, negatively impacting the reliability of our Boxes. Further, we not only intend to manufacture the Boxes at our own factories but also to rely on third-party franchisees to manufacture our Boxes. To the extent that we do, we cannot be certain that any such franchisees will act in a manner consistent with our standards and requirements and produce Boxes in accordance with our quality standards. We may discover that our franchisees do not end up operating their franchises in accordance with our standards or applicable law. Furthermore, mistakes made by builders in connection with on-site construction, or mistakes made by franchisees when manufacturing Boxes, could result in Boxes failing to meet advertised standards. The occurrence of such events by the builders or franchisees could result in liability to us, as well as reputational damage.

If an unknown defect was detected in our Boxes or Box designs, our business would suffer and we may not be able to stay in business. In the ordinary course of our business, we could be subject to home warranty and construction defect claims. Defect claims may arise for a significant period of time after a building with our Boxes has been completed. Although we maintain general liability insurance that we believe is adequate and may be reimbursed for losses by subcontractors that we engage to assemble our homes, an increase in the number of warranty and construction defect claims could have a material adverse effect on our results of operations. Furthermore, any design defect in our components may require us to correct the defect in all of the projects sold up until that time. Depending on the nature of the defect, we may not have the financial resources to do so and would not be able to stay in business. Even a defect that is relatively minor could be extremely costly to correct in every home and could impair our ability to operate profitably.

We may be subject to litigation arising out of our operations. Damages claimed under such litigation may be material, and the outcome of such litigation may materially impact our operations and the value of the Company’s securities. While we will assess the merits of any lawsuits and defend such lawsuits accordingly, we may be required to incur significant expenses or devote significant financial resources to such defenses. In addition, the adverse publicity surrounding such claims may have a material adverse effect on our operations. Some potential examples include the following: reputational damage, legal action, regulatory scrutiny, financial impacts, and operational impacts. Additionally, a negative outcome could make it more difficult for BOXABL to secure financing or investment in the future. The various risks and material impacts may result in lower revenue and market shares, financial penalties, legal fees, potential litigation that could be costly and time-consuming, potential restrictions on business operations, refunds, returns, or other forms of compensation to the customer. Furthermore, a negative outcome to the complaint may require us to make changes to our business practices, processes, or products which could be time-consuming and costly and impact our ability to deliver on our commitments to other customers.

The Company’s activities will generally be taxable in the jurisdictions in which it operates. Changes to taxation laws in any jurisdiction where the Company operates could materially affect the business. No assurance can be given that new taxation rules will not be enacted or that existing rules will not be applied in a manner that could materially affect the Company’s profits and that may result in a material adverse effect on the Company’s profitability, results of operations and financial condition.

Interest-bearing financial instruments can pose risks with any changes in market interest rates. The Company may hold both cash and loans payable with variable interest rates as well as loans receivable, loans payable, or other forms of debt securities. These interest-bearing financial instruments pose risks with any changes in market interest rates of the period in which they are held. In the event interest rates continue to rise, the Company’s debt obligations that are subject to variable rates of interest, including loans or other commitments, could increase and potentially have a material impact on the Company’s financial condition.

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A significant uninsured loss or a loss that significantly exceeds the limits of the Company’s insurance policies could have a material adverse effect on our operations. We maintain insurance policies covering usual and customary risks associated with our business. A large-scale manufacturer is generally exposed to the risks inherent in the construction and operation of manufacturing facilities, such as breakdowns, manufacturing defects, natural disasters, theft, terrorist attacks and sabotage. We rely on our own insurance policies to cover losses as a result of force majeure, natural disasters, terrorist attacks or sabotage among other things. While we perform a review of insurance policies, a significant uninsured loss or a loss that significantly exceeds the limits of such insurance policies or the failure to renew such insurance policies on similar or favorable terms could have a material adverse effect on our operations and ability to continue as a going concern.

The housing industry is highly competitive and many of our competitors have greater financial resources than we do. Increased competition may make it difficult for us to operate and grow our business. The housing industry is highly competitive and we compete with traditional custom builders, manufactured and modular home builders, and other innovative entrants. In addition, we compete with existing homes that are offered for sale, which can reduce the interest in new construction. Many of our competitors have significantly greater resources than we do, a greater ability to obtain financing and the ability to accept more risk than we can prudently manage. If we are unable to compete effectively in this environment, we may not be able to continue to operate our business or achieve and maintain profitability.

Government regulations may cause project delays, increase our expenses, or increase the costs to our customers which could have a negative impact on our operations. We are subject to state modular home building codes, and projects are subject to permitting processes at the local level. As discussed in this Offering Statement, we have encountered difficulties obtaining such approvals or with such processes in certain jurisdictions, and we have experienced increased costs and penalties for purported non-compliance with applicable regulations. For more details, see Legal Proceedings (below). Until we establish a process that will enable us to resolve issues in our permitting processes, we may be limited in our ability to access certain state or local markets, although we have adopted a strategy targeting certain states and counties where our Casitas fits within the codes and regulations established in those locations. For more details, see Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview.

Further, modular home codes may change over time, potentially increasing our costs, which we may not be able to pass on to customers, negatively impacting our sales and profitability. Existing or new laws and regulations affecting modular home construction, shipping and installation and the housing industry generally could adversely affect our business, including significant expenses necessary to comply with such laws and regulations, and could limit our business growth. Changes in zoning laws designed to increase housing density and solve housing affordability are allowing people around the country, and especially in California, to build accessory dwelling units (“ADUs”) for use and rent. This is a burgeoning market for which the BOXABL product is well positioned.

While we believe ADUs are an easy way to enter the market, BOXABL is not limited to small residential units. We expect the BOXABL product can be used in a wide range of building types — residential, commercial, high rise, multi-family, apartment, disaster relief, military, labor housing and more. However, changes of regulations, including permits and zoning laws, may slow our ability to sell our Casitas and other products if we have to implement changes in order to meet new regulations and requirements. To the extent such changes broadly impact our operations, we may experience material and adverse effects on our financial condition and results of operations.

Increases in the cost of raw materials, or supply disruptions, could have a material adverse effect on our business. Our raw materials consist of steel, foams, and plastics, which primarily are sourced from, or dependent on materials sourced from domestic vendors who may source their material from overseas. The costs of these materials may increase due to increased tariffs or shipping costs or reduced supply availability of these materials more generally. Further, global or local natural disruptions, including pandemics, may impact the supply chain, including limiting work in factories producing the materials into useable forms or impacts on the supply chain. Disruptions in supply could result in delays in our production line, delaying delivery of products. Further, we may not be able to pass through any increased material costs to our customers which could have a material adverse effect on our ability to achieve profitability. To the extent that we are able to pass through increased costs, it may lessen any competitive advantage that we have based on price.

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Disruptions in payment processing systems could adversely impact our operations. We receive payments for our products and services using a variety of different payment methods, including credit and debit cards. We rely on systems of third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in payment processing systems, increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors, or changes to rules or regulations concerning payment processing, our revenue, operating expenses, and results of operations could be adversely impacted. If these third parties become unwilling or unable to continue processing payments on behalf of our affiliates or partners, it would have to find alternative methods of collecting payments, which could adversely impact user acquisition and retention.

We may not be able to collect amounts owed to us. As part of our regular business operations, we will facilitate and fulfill orders/purchases on a credit or invoice basis. The customers receiving these effective advances may not meet financing criteria for conventional lending from institutional lenders. As a result, these advances and loans are generally riskier and carry a high credit risk. Failure to receive, or requirement to collect, the amounts owed to us thereunder may result in financial losses and expenses which would adversely affect our returns and operations.

The Company has never paid a dividend nor made a distribution on any of our securities. Further, the Company may never achieve a level of profitability that would permit payment of dividends or other forms of distribution to its stockholders. Given the stage of the Company’s business, it will likely be a long period before the Company could be in a position to declare dividends or make distributions to its stockholders. The payment of any future dividends by the Company will be at the sole discretion of the Company’s management. Holders of eligible shares will be entitled to receive dividends only when, as, and if declared by the Company’s Board.

Delays and cost over-runs may occur each time we enter into production for a new model, as well as in the setup, upgrade, and construction of our facilities to meet our assembly and production requirements. Several factors which could cause such delays or cost over-runs include, without limitation, permitting delays, construction pricing escalation, changing engineering and design requirements, the performance of contractors, labor disruptions, adverse weather conditions, and the availability of financing. Even when complete, a production and assembly plant may not operate as planned due to design or manufacturing flaws, which may not all be covered by warranty.

Our growth in part depends on our ability to develop and market new products and improvements to our existing products that appeal to consumer preferences. The success of our innovation and product development efforts is affected by our ability to anticipate changes in consumer preferences, the technical capability of our research and development team in developing and testing product prototypes, including complying with applicable governmental regulations, the success of our management and sales and marketing team in introducing and marketing new products and positive acceptance by consumers. Failure to develop and successfully market and sell new products, including the products we are currently working to develop, may inhibit our growth, sales, and profitability.

We are exposed to risks from loss of information and data breaches. Through the use of our applications and software we gather certain non-identifiable user information. As such, we are exposed to the legal and reputational risk of the loss, misuse, or theft of any such information. Cybersecurity has become an increasingly problematic issue for businesses in the United States, UK and around the world. A cyber-attack could compromise confidential information and result in negative consequences, including remediation costs, loss of revenue, regulatory scrutiny, litigation, and reputational damage. As a result, we continually monitor for malicious threats and adapt accordingly to ensure we follow industry best practices and maintain high privacy and security standards.

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There could be an anti-spam legislation risk. The Company may employ a direct marketing strategy using email communication. It may acquire email addresses through consumer sign-ups, the purchase of email distribution lists, organic growth, events, or other means. Emails sent by BOXABL are subject to the regulation and anti-spam legislation or similar legislation in other jurisdictions that it may be operating in. Violation of these or other similar legislation may result in legal, regulatory and/or financial action taken against the Company that could have an adverse impact on its operations, financial results or reputation.

We include a discussion of our future plans and goals that rely on the occurrence of certain assumptions, and should those assumptions not be correct or not occur, then the timing of our plans may change or not occur at all. We discuss plans for the Company’s business development based on certain assumptions. Our plans will only be achieved if the assumptions they are based on are correct. There are many reasons why the assumptions could be inaccurate, including customer acceptance, competition, general economic conditions and our own inability to execute our plans. If our assumptions are inaccurate or otherwise incorrect, we may have to change our business development plans, which may have an adverse impact on the Company and its financial condition.

The Company is aware that it is the subject of inquiries from the Securities and Exchange Commission. Former employees have allegedly provided statements to a reporter that they have been contacted by the Securities and Exchange Commission regarding the Company. Throughout its history, BOXABL has utilized exempt offerings of securities made possible by the JOBS Act of 2012, including through crowdfunding, which allows for unconventional marketing of securities offerings. Further, as can be seen in the business and financial discussion included herein, the Company has rapidly expanded its operations from a basic idea to a full manufacturing operation based on the success of those crowdfunding efforts. Additionally, there are pending lawsuits separately addressed herein that are public. The Company understands that the foregoing will often draw the scrutiny of regulators, but the Company is not in position to comment on any non-public inquiries. Should the Company ever be subject to any alleged violation of state or federal securities law, it, like any other company in such a situation, may incur additional expense and effort to defend and/or resolve such hypothetical allegations, which could divert such funds from business operations and occupy the time of management, and which could have a negative effect on the Company’s financial performance. BOXABL routinely collaborates with government agencies at the federal, state, and local levels and endeavors to fully cooperate in addressing regulatory issues, as appropriate.

Risks Relating to the Securities and the Offering

Any valuation at this stage is difficult to assess. The valuation for this offering was established by the Company based on the best estimates of management, and is not based on historical financial results. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially early-stage companies, is difficult to assess and you may risk overpaying for your investment.

We include projections of future plans and performance in this offering circular. Projections rely on the occurrence of stated assumptions and should not assumptions not be correct or not occur, then the stated projections may be inaccurate. We include projected timelines in our Planned Timeline (see Management’s Discussion and Analysis of Financial Condition and Results of Operations – Planned Timeline) and include projected cost comparisons on our offering page. Those projections will only be achieved if the assumptions they are based on are correct. There are many reasons why the assumptions could be inaccurate, including customer acceptance, competition, general economic conditions and our own inability to execute our plans. Potential investors should take the assumptions in consideration when reading those projections, and consider whether they think they are reasonable.

We are offering Bonus Shares, which is effectively a discount on our stock price, to some investors who purchase Non-Voting Series A-3 Preferred Stock in this Offering. Certain investors who purchase Non-Voting Series A-3 Preferred Stock in this Offering are entitled to receive additional shares of Non-Voting Series A-3 Preferred Stock (the “Bonus Shares”) that effectively provide a discount on price based on the amount invested. The number of Bonus Shares will be determined by the amount of money they invest in this Offering, and by the status of the investor as a current stockholder, or having reserved shares prior to the commencement of this Offering, or as a customer who has paid a reservation for a Casita. These categories for Bonus Shares are non-cumulative and an investor will only be eligible for the category that offers the greatest number of Bonus Shares. Bonus Shares will effectively act as a discount to the price at which the Company is offering its stock. For example, an investor who invests $5,000 in this Offering is eligible for 3% Bonus Shares. Accordingly, that investor would receive 6,250 shares of the Company’s Non-Voting Stock plus an additional 187 Bonus Shares (rounded down to the nearest share), effectively purchasing 6,437 shares of Non-Voting Series A-3 Preferred Stock for the same price paid for 6,250 shares of Non-Voting Series A-3 Preferred Stock. The maximum amount of Bonus Shares an investor may qualify for is 5%. For more details, including all of the Bonus Shares being offered, see Plan of Distribution. Consequently, the value of shares of investors who pay the full price or are entitled to a smaller amount of Bonus Shares in this Offering will be immediately diluted by investments made by investors entitled to the discount, who will pay less for their stake in the Company.

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Bonus Shares Available to Accredited Investors in our Rule 506(c) of Regulation D Offering

Further, the Company will be selling up to $1,000,000,000 of Non-Voting Series A-3 Preferred Stock concurrently in an offering made in reliance on Rule 506(c) of Regulation D under the Securities Act of 1933, as amended (the “Rule 506(c) Offering”). Accredited investors who purchase shares of Non-Voting Series A-3 Preferred Stock in the Rule 506(c) Offering are eligible to receive Bonus Shares based on the amount of their investment and their status as a current stockholder, if they reserved shares prior to the commencement of the Rule 506(c) Offering, or paid a reservation for a Casita. Accredited investors will not be required to provide additional consideration, whether cash or non-cash, in order to receive Bonus Shares in the Rule 506(c) Offering.

Based on the size of an investment, accredited investors in the Rule 506(c) Offering may receive additional Bonus Shares for no additional consideration:

●	Invest between $1,500 – $2,499 and receive 1% Bonus Shares;
●	Invest between $2,500 – $4,999 and receive 2% Bonus Shares;
●	Invest between $5,000 – $9,999 and receive 3% Bonus Shares;
●	Invest between $10,000 – $24,999 and receive 4% Bonus Shares;
●	Invest between $25,000 – $49,999 and receive 5% Bonus Shares;
●	Invest between $50,000 – $64,999 and receive 6% Bonus Shares;
●	Invest between $65,000 – $74,999 and receive 7% Bonus Shares;
●	Invest between $75,000 – $99,999 and receive 8% Bonus Shares;
●	Invest between $100,000 – $999,999 and receive 9% Bonus Shares;
●	Invest $1,000,000 or more and receive 10% Bonus Shares.

Additionally, accredited investors in the Rule 506(c) Offering are eligible to receive an additional 5% Bonus Shares for no additional consideration if they:

●	Are a stockholder in the Company, as of the day prior to the commencement of the Rule 506(c) Offering, (1) or
●	Made a reservation for Non-Voting Series A-3 Preferred Stock as of the day prior to the commencement of the Rule 506(c) Offering, (1) or
●	Are a paid reservation holder for a Casita, who has not obtained a reservation refund, as of the day prior to the commencement of the Rule 506(c) Offering. (1)

Accredited investors may receive a maximum of 15% of Bonus Shares altogether in the Rule 506(c) Offering. For accredited investors that make multiple investments in the Rule 506(c) Offering, Bonus Shares based on status that preceded the Rule 506(c) Offering (e.g., existing stockholder, making a reservation for the Offering, having a paid reservation for a Casita), the accredited investor may earn Bonus Shares on each investment. For Bonus Shares based on the size of the investment in our Rule 506(c) Offering, Bonus Shares will be calculated for each investment and will not be aggregated together. If the Rule 506(c) Offering is fully subscribed, the Company will be selling 1,250,000,000 shares of Non-Voting Series A-3 Preferred Stock and issuing for no additional consideration 187,500,000 Bonus Shares. These additional sales at an effective discount price, as described above, will also immediately dilute investments made by investors in this Regulation A Offering.

The Company is in control as to when Preferred Stock converts into Common Stock. Under the Company’s Articles of Incorporation, the Preferred Stock converts mandatorily upon (i) upon the occurrence of firm underwritten registered offering (an “IPO”) or (ii) upon the Company offering its Common Stock in an exempt offering in reliance on Regulation A. SEC guidance dictates that when an issuer offers convertible securities that may convert within one year or at the issuer’s discretion, the issuer must include the underlying securities as part of that offering. The Company takes the view that an offering of its Preferred Stock is not the same as an offering of the underlying Common Stock for purposes of a conversion event described in the Articles of Incorporation. In particular, such an interpretation of our Articles of Incorporation would be circular in nature and contrary to the intended purpose of allowing the Company to raise capital without also triggering a conversion event. In the event a court or regulator should disagree with our understanding of our Articles of Incorporation, the Company may be required to convert its Preferred Stock into Common Stock, and cause investors to surrender the preferrences associated with their purchase of our Preferred Stock prior to the occurrence of a liquidity event for their shares intended by that conversion provision.

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Our stockholders do not have significant influence on the management of the Company. The day-to-day management, as well as big-picture decisions, are made exclusively by our executive officers and directors. Effectively, our stockholders other than Paolo and Galiano Tiramani have a very limited ability, if any, to vote on issues of Company management and do not have the right or power to take part in the management of the Company. See Securities Being Offered – Fourth Amended and Restated Stockholders Agreement for more information.

The Company has broad discretion in the use of proceeds in this Offering. The Company has broad discretion on how to allocate the proceeds received as a result of this Offering and may use the proceeds in ways that differ from the proposed uses discussed in this Offering Circular. If the Company fails to spend the proceeds effectively, its business and financial condition could be harmed and there may be the need to seek additional financing sooner than expected.

This investment is illiquid. There is no currently established market for reselling these securities and the Company currently has no plans to list any of its shares on any over-the-counter (OTC) or similar exchange. If you decide that you want to resell these securities in the future, you may not be able to find a buyer. You should assume that you may not be able to liquidate your investment for some time, or be able to pledge these shares as collateral.

We expect to raise additional capital through equity and/or debt offerings to support our working capital requirements and operating losses. In order to fund future growth and development, we will likely need to raise additional funds in the future through offerings of equity or debt that converts into equity, which would dilute the ownership percentage of investors in this offering. See Dilution. Furthermore, if we raise capital through debt, the holders of our debt may have priority over holders of equity, and we may be required to accept terms that restrict our ability to incur more debt. We cannot assure you that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds if raised, would be sufficient. The level and timing of future expenditures will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon our growth plans, which could adversely impact our business, development, financial condition, operating results or prospects.

The holders of our classes of Preferred Stock have liquidation preferences in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company. In the event the Company should liquidate, dissolve or wind up its business, after payment to all of the Company’s creditors, the remaining assets would be available for distribution to holders of the Company’s capital stock. The Preferred Stockholders take priority over the holders of the Company’s Common Stock. The following table summarizes the liquidation preferences as of December 31, 2023 in order of liquidation:

	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference Balance
Non-Voting Series A-3 Preferred Stock	8,750,000	8,343,400	6,674,720
Non-Voting Series A-2 Preferred Stock	2,050,000,000	173,955,898	139,164,718
Non-Voting Series A-1 Preferred Stock	1,100,000,000	850,380,223	67,180,038
Non-Voting Series A Preferred Stock	250,000,000	194,422,430	3,305,183
Total Series A Preferred Stock as of December 31, 2023	3,400,000,000	1,227,102,032	$216,324,659

Should there be insufficient assets to pay all the holders of all classes of Preferred Stock the full amount to which they shall be entitled, then the available assets will be distributed pro rata. In that event, holders of the Company’s Common Stock would not receive any distributions until the liquidation preferences due to holders of the Company’s` Preferred Stock have been paid in full.

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By executing the subscription agreement in this offering, investors will join as Stockholders under our Stockholders Agreement. The Company has established a Fourth Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) between itself, Paolo Tiramani, Galiano Tiramani, and each new stockholder to the Company. The agreement provides for among, other items, control of the directorships of the Company by Paolo Tiramani and Galiano Tiramani, and restrictions on transfer of the securities in this offering. As such, this agreement places contractual restrictions on the ability of investors to exercise rights traditionally associated with equity ownership in a company. For instance, an investor would not be able to resell or otherwise dispose of their shares in the Company without complying with Article III of the Stockholders Agreement, which establishes certain permitted transfers, and transfers that must be approved by the Company’s Board of Directors.

Investors should carefully review the terms of the Stockholders Agreement, which is included as an exhibit to this offering statement, of which this offering circular is part, as well as the summary discussion included under “Securities Being Offered—Fourth Amended and Restated Stockholders Agreement,” and be certain they are willing to accept the contractual terms of the Stockholders Agreement limiting their ability to exercise full control of their shares. In addition to the forum selection provisions and jury trial waiver described below, for further emphasis the company is highlighting the following risks associated with the Stockholders Agreement:

The Stockholders Agreement places limitations on the transferability of our securities.

Pursuant to Article III of the Stockholders Agreement, investors will not be allowed to transfer shares acquired in this offering, except under limited circumstance following approval of the Board of Directors of the company. Investors should note that these restrictions on transferability are in addition to any restrictions provided by statute or regulation. This means that investors will not be able to dispose of their shares on their own volition without satisfying the requirements of the Stockholders Agreement.

The Stockholders Agreement ensures that the Company will be controlled by Paolo Tiramani and Galiano Tiramani while the agreement is in place.

Under the Stockholders Agreement, each of Paolo Tiramani and Galiano Tiramani have the sole right to appoint one director, as well as jointly appoint a third director. No other stockholder currently has any right to appoint directors to the Company’s board of directors. This means that investors will have no control over the management of the company, or policy setting role of the board of directors. Instead, investors must rely on the efforts of Paolo Tiramani and Galiano Tiramani.

Director Designation Rights by 15% Stockholders

In the event a stockholder, other than Paolo or Galiano, acquires 15% or more of the Company’s then-outstanding shares of Common Stock (the “Designating Stockholder”), the Board shall expand by one (1) seat and the Designating Stockholder shall have the right to designate the new director.

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Voting Agreements Impact the Ability to Vote Common Stock

Each stockholder holding shares of Common Stock agrees to vote all shares under the stockholder’s control to elect to the Board any individual designated by Paolo, Galiano or a Designating Stockholder (defined above as any holder of 15% or more of the Company’s then-outstanding Common Stock).

Each of Paolo, Galiano and any Designating Stockholder have the right at any time to remove, with or without cause, any director designated by them for election to the Board, and each shall vote all shares of Common Stock owned by Paolo, Galiano and any Designating Stockholder to remove from the Board any individual designated by Paolo, Galiano or any Designating Stockholder. Unless Paolo, Galiano or a Designating Stockholder consent in writing, no other stockholder shall take any action to cause the removal of any directors designated by them.

Drag-Along Provision

In the event one or more stockholders intend to sell in the aggregate more than 50% of the Company’s total outstanding shares to a third party, and the third-party conditions such sale on the third party’s ability to purchase all of the Company issued and outstanding share, then the selling stockholders have the right to require each of the other stockholders to sell all of their shares to the third-party purchaser on the same terms and conditions.

Supermajority Approval

The Stockholder Agreement further provides for supermajority approval of the voting holders of Common Stock of the Company for the Company to undertake specified actions, including, but not limited to, amending the Articles of Incorporation or Bylaws, appointing or removing the Company’s independent accountant or changing accounting methods or policies other than as required by GAAP, effectuating a change of control of the Company, or elect or remove (with or without cause) any officer of the Company.

Investors who are married will be required to deliver a spousal consent to the Stockholders Agreement.

The Company requires that a married investor provide a spousal consent pursuant to the Stockholders Agreement. Furthermore, certain married investors will be required to confirm the consent of their spouse pursuant to the Stockholders Agreement. Married investors in “community property states” (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin) are required to confirm the consent of their spouse to purchase the Company’s securities. A spousal consent is important to the Company because in the event of dissolution of a marriage, or death of the investor with the spouse inheriting the securities in this Offering, the spouse taking possession of the shares will be bound by the terms of the Stockholders Agreement, providing certainty to the Company for the enforcement of the agreement. The Company requires that the spousal consent be provided to the Company within 15 days of confirmation of an investment in the Company. While non-receipt of a spousal consent may result in equitable remedies pursuant to the Stockholders Agreement, it is not a condition of the investment or being a stockholder of the Company. This means that investors whose shares are transferred by reason of dissolution of marriage or death of the investor may be in breach of the Stockholders Agreement if no spousal consent was provided to the Company.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreement or Stockholders Agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under these agreements. Investors in this offering will be bound by the Subscription Agreement and Stockholders Agreement, both of which include a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to these agreements. By signing these agreements, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

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If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Nevada, which governs the Subscription Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the Subscription Agreement. You should consult legal counsel regarding the jury waiver provision before entering into the Subscription Agreement.

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement or Stockholders Agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against us. If a lawsuit is brought against us under one of these agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Subscription Agreement or Stockholders Agreement with a jury trial. No condition, stipulation or provision of the Subscription Agreement or Stockholders Agreement serves as a waiver by any holder of our shares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

Our Articles of Incorporation, Stockholders Agreement, and Subscription Agreement each include a forum selection provision, which could result in less favorable outcomes to the plaintiff(s) in any action against our company.

Articles of Incorporation

Our Articles of Incorporation includes a forum selection provision that requires any claims against us by stockholders involving, with limited exceptions:

●	brought in the name or right of the Company or on its behalf;
●	asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders;
●	arising or asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the Nevada Revised Statutes or any provision of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws;
●	to interpret, apply, enforce or determine the validity of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws; or
●	asserting a claim governed by the internal affairs doctrine.

Any of the above actions are required to be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Juridical District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Note, this provision does not apply to any suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to any claim for which the federal courts have exclusive jurisdiction.

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Stockholders Agreement

Our Stockholders Agreement includes a forum selection provision that requires any suit, action, or proceeding based in contract or tort arising from the Stockholders Agreement be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Juridical District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Subscription Agreement

Our Subscription Agreement for each manner of investing and class of security includes a forum selection provision that requires any suit, action, or proceeding arising from the subscription agreement be brought in a state of federal court of competent jurisdiction located within the State of Nevada. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Using a credit card to purchase shares may impact the return on your investment. Investors in this offering have the option of paying for their investment with a credit card. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See Plan of Distribution and Selling Securityholders. The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. These increased costs may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

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The following table demonstrates the dilution that new investors for the Company’s Series A-3 Preferred Stock will experience upon investment in the Company. This table uses the Company’s audited net tangible book value as of December 31, 2023 of $71,292,441 which is derived from the net equity of the Company as of December 31, 2023. The offering costs assumed in the following table includes up to $3,840,000 in commissions payable to StartEngine Primary LLC and DealMaker Securities LLC, as well as up to $150,000 for legal, accounting, fixed fees due to our placement agents, and EDGARization fees incurred for this Offering. The table presents five scenarios for the convenience of the reader: a $5,000,000 raise from this offering, a $20,000,000 raise from this offering, a $35,000,000, $50,000,000, and a fully subscribed $70,500,000 raise from this offering (the maximum offering for the Series A-3 Preferred Stock). The scenarios represent cash received by the company, and do not include the $1 million that would be sold by the selling shareholders, or the value of Bonus Shares being issued for which the Company will not receive any additional consideration.

	$5 Million Raise	$20 Million Raise	$35 Million Raise	$50 Million Raise	$70.5 Million Raise(1)
Price per Share	$0.80	$0.80	$0.80	$0.80	$0.80
Shares Issued	6,250,000	25,000,000	43,750,000	62,500,000	88,095,238
Capital Raised*	$5,000,000	$20,000,000	$35,000,000	$50,000,000	$70,476,190
Less: Offering Costs	$450,000	$1,350,000	$2,250,000	$3,150,000	$4,378,571
Net Offering Proceeds	$4,550,000	$18,650,000	$32,750,000	$46,850,000	$66,097,619
Net Tangible Book Value Pre-financing at December 31, 2023	$71,292,441	$71,292,441	$71,292,441	$71,292,441	$71,292,441
Net Tangible Book Value Post-financing	$75,842,441	$89,942,441	$104,042,441	$118,142,441	$137,390,060

Shares issued and outstanding pre-financing as of December 31, 2023	4,227,102,032	4,227,102,032	4,227,102,032	4,227,102,032	4,227,102,032
Post-Financing Shares Issued and Outstanding (2)	4,233,353,032	4,252,102,032	4,270,852,032	4,289,602,032	4,315,197,270
Net tangible book value per share prior to offering	$0.0169	$0.0169	$0.0169	$0.0169	$0.0169
Increase/(Decrease) per share attributable to new investors	$0.0011	$0.0043	$0.0075	$0.0107	$0.0150
Net tangible book value per share after offering	$0.0179	$0.0212	$0.0244	$0.0275	$0.0318
Dilution per share to new investors ($)	$0.782	$0.779	$0.776	$0.772	$0.768
Dilution per share to new investors (%)	97.76%	97.36%	96.95%	96.56%	96.02%

(1)	A fully subscribed offering of $75 million would be composed of approximately $70.5 million raised by the Company, $3.5 million in Bonus Shares for which the company would not receive any additional proceeds, and $1 million sold by the selling shareholders. For purposes of this table, we only included the funds that the Company would receive from this Offering.

(2)	Does not include the potential sale of 1,437,500,000 shares of Non-Voting Series A-3 Preferred Stock being sold in a concurrent offering in reliance on Rule 506(c) of Regulation D of the Securities Act at the same price per share and other terms, including Bonus Shares, as in this Offering. See Plan of Distribution.

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2022 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.
●	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.
●	In June 2023 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

The Company is offering a maximum of 92,500,000 shares of its Non-Voting Series A-3 Preferred Stock on a “best-efforts” basis as described in this Offering Circular. The 92,500,000 shares is composed of 88,095,238 shares offered to investors for cash at a per share price of $0.80, and 4,404,762 Bonus Shares for which the Company will receive no additional consideration. Investors may acquire Bonus Shares under the terms explained below in “Bonus Shares,” below.

As part of this offering, selling securityholders are also selling up to 1,250,000 shares of Non-Voting Series A Preferred Stock at a per share price of $0.80. Investors will have the opportunity to purchase these shares as described below.

For each class of shares, the minimum investment per investor is $1000.

For our Non-Voting Series A-3 Preferred Stock, we plan to market the securities in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular or “testing the waters” materials on an online investment platform.

We are also selling up to $1,000,000,000 our Non-Voting Series A-3 Preferred Stock in a concurrent offering limited to accredited investors in reliance on Rule 506(c) of Regulation D of the Securities Act at a per share price of $0.80, plus 187,500,000 Bonus Shares on terms that provide for additional Bonus Shares than in this Offering. See Bonus Shares, below.

Additionally, we are also currently conducting an offering of our Non-Voting Series A-2 Preferred Stock into specific Canadian provinces through Frontfundr.com, which is exclusive to Canadian residents. In that offering, all sales are made through FrontFundr Financial Services Inc. (“FrontFundr”), which is registered as an exempt market dealer in British Columbia, Alberta, Ontario, Manitoba, New Brunswick, Nova Scotia, Saskatchewan and Quebec, and the Company has complied with prospectus exemption requirements. That offering is strictly limited to residents of those specific Canadian provinces, which is confirmed by FrontFundr. As of February 1, 2024, the Company has sold 388,082 shares for gross proceeds of $310,466 USD.

Finally, we are currently in the process to conduct an offering of our Non-Voting Series A-3 Preferred Stock to investors in the United Kingdom in reliance on Regulation S, which does not allow U.S. residents to invest in this offering.

Any participation of our officers and directors in selling efforts for all classes of securities in this Offering will be conducted in accordance with Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.

The Offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is three years from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by us at our sole discretion.

The Company may undertake one or more closings on a rolling basis. For additional information regarding this process, see “— Investors’ Tender of Funds,” below. Once an investor has tendered funds to purchase securities in this offering, the timing of the completion of the sale may be delayed for a month or longer due to clearance procedures that broker-dealers need to complete prior to purchase. Under federal law, the broker-dealers must perform certain processes related to their regulatory obligations regarding anti-money laundering and “know your customer” rules, including verification of the investor’s identity and status. If there are errors or incomplete information that needs to be resolved to complete the subscription, the broker-dealer will generate emails instructing the investor on what to do to complete the process. During this process, the investor’s funds will be held by an escrow agent pending closing or termination of the offering.

After each closing, funds tendered by investors will be available to the Company. If the minimum amount is not reached, any funds tendered by investors will be promptly returned.

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DealMaker Securities, LLC

DealMaker Securities, LLC (the “Broker”), a broker-dealer registered with the Commission and a member of FINRA, has been engaged to provide the administrative and compliance related functions in connection with this Offering, and as broker-dealer of record, but not for underwriting or placement agent services

The aggregate fees payable to the Broker and its affiliates are described below.

a.) Administrative and Compliance Related Functions

Broker will provide administrative and compliance related functions in connection with this Offering, including:

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (AML) and other compliance background checks, and providing the Company with information on an investor in order for the Company to determine whether to accept such investor into the offering;
●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;
●	Coordinating with third party agents and vendors in connection with performance of services;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;
●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;
●	Providing a dedicated account manager;
●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;
●	Consulting with the Company regarding any material changes to the Offering Circular which may require an amended filing; and
●	Reviewing third-party provider work-product with respect to compliance with applicable rules and regulations.

Such services shall not include providing any investment advice or any investment recommendations to any investor.

For these services, we have agreed to pay Broker:

●	A cash commission equal to two percent (2%) of the amount raised in the Offering, capped at $1,500,000.

If the Offering is fully subscribed, with all sales conducted through the Broker, the maximum amount of underwriting compensation payable to Broker and its affiliates will be $1,500,000.

b) Technology Services

The Company has also engaged Novation Solutions Inc. O/A DealMaker (“DealMaker”), an affiliate of Broker, to create and maintain the online subscription processing platform for the Offering.

After the qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this Offering will be conducted using the online subscription processing platform of DealMaker through our website at https://invest.boxabl.com, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price through a third party processor by ACH debit transfer or wire transfer or credit card to an account we designate. We will hold closings upon the receipt of investors’ subscriptions and our acceptance of such subscriptions.

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Subscription Procedures – DealMaker Securities, LLC

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions.

The Company will be responsible for payment processing fees. Upon each closing, funds tendered by investors will be made available to the Company and the selling stockholders for their use.

In order to invest, you will be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of their net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason, including, but not limited to, in the event that an investor fails to provide all necessary information, even after further requests from the Company, in the event an investor fails to provide requested follow up information to complete background checks or fails background checks, and in the event the Company receives oversubscriptions in excess of the maximum offering amount.

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In the interest of allowing interested investors as much time as possible to complete the paperwork associated with a subscription, the Company has not set a maximum period of time to decide whether to accept or reject a subscription. If a subscription is rejected, funds will not be accepted by wire transfer or ACH, and payments made by debit card or credit card will be returned to subscribers within 30 days of such rejection without deduction or interest.

Broker has not investigated the desirability or advisability of investment in the offering, nor approved, endorsed or passed upon the merits of purchasing the stock. Broker is not participating as an underwriter and under no circumstance will it recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Broker is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

StartEngine Primary Agreement

The Company has also engaged StartEngine Primary as a placement agent to assist in the placement of its Non-Voting Series A-3 Preferred Stock in this Offering.

StartEngine Primary is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Persons who desire information about the Offering may find it at www.startengine.com. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the startengine.com website.

In addition, we have engaged an affiliate of StartEngine Primary, StartEngine Crowdfunding, Inc. to perform administrative and technology-related functions in connection with this offering on its platform. StartEngine Primary will use its online platform to provide technology tools to allow for the sales of securities in this offering. In addition, StartEngine Crowdfunding will assist with the facilitation of credit and debit card payments through the online platform. We will reimburse StartEngine Crowdfunding for the following expenses (i) any applicable fees for fund transfers, (ii) all credit card charges charged to StartEngine Crowdfunding by its credit card processor (typically 4%), (iii) escrow agent fees charged to StartEngine Crowdfunding by third party escrow agents, and (iv) fees charged in connection with chargebacks or payment reversals.

StartEngine Primary has also agreed to perform the following services in exchange for the compensation discussed above:

●	design, build, and create the Company’s campaign page,
●	provide the Company with a dedicated account manager and marketing consulting services,
●	provide a standard purchase agreement to execute between the company and investors, which may be used at Company’s option and
●	coordinate money transfers to the company.

Additionally, StartEngine Primary will undertake certain procedures required by federal law, referred to as “Know Your Customer” and “Anti-Money Laundering” rules, prior to completing a sale of securities for each subscription agreement. As compensation, the Company will pay to StartEngine Primary a cash commission of 5% of the amount raised through StartEngine Primary, plus a 1% cash commission to Broker for an aggregate commission of 6%.

If all $75,000,000 were to be raised between the Company’s sale of the Non-Voting Series A-3 Preferred Stock and the Selling Securityholders sales of Non-Voting Series A Preferred Stock, the maximum aggregate compensation would be $4,248,571 (6% cash commission paid on maximum sales of $70,476,190 plus 2% cash commission for maximum sales of $1,000,000).

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Subscription Process – StartEngine Primary

Investors subscribing to our Non-Voting Series A-3 Preferred Stock through StartEngine Primary may access the Company’s offering through an offering page hosted at www.startengine.com. Investors may follow the instructions provided by StartEngine Primary to review the Company’s offering materials, including the Offering Circular and subscription agreement, as well as submit payment which will be deposited into an escrow account a for the benefit of the Company. Credit card transactions will be processed through a payment processing platform and the Escrow Agent as well. Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, checks will not be accepted through StartEngine Primary.

Bonus Shares; Discounted Price for Certain Investors

Certain investors in this Offering are eligible to receive additional shares of Non-Voting Series A-3 (effectively a discount) for no additional consideration paid (“Bonus Shares”). Investors who purchase shares of Non-Voting Series A-3 Preferred Stock are eligible to receive Bonus Shares based on the amount of their investment and their status as a current stockholder, if they “reserved” shares prior to the commencement of this Offering, or paid a reservation for a Casita. A reservation of shares involves no communitment of any kind and does not entitle an investor to receive any shares absent a binding subscription following qualification of the offering by the Commission. Investors will not be required to provide additional consideration, whether cash or non-cash, in order to receive Bonus Shares.

Based on the size of an investment, investors may receive up to a maximum of 5% additional Bonus Shares:

●	Invest between $1,500 – $2,499 and receive 1% Bonus Shares;
●	Invest between $2,500 – $4,999 and receive 2% Bonus Shares;
●	Invest between $5,000 – $9,999 and receive 3% Bonus Shares;
●	Invest between $10,000 – $24,999 and receive 4% Bonus Shares; and
●	Invest $25,000 or more and receive 5% Bonus Shares.

Additionally, investors are eligible to receive 5% Bonus Shares for no additional consideration if they:

●	Are a stockholder in the Company, as of the day prior to the commencement of this offering, (1) or
●	Made a reservation for Non-Voting Series A-3 Preferred Stock as of the day prior to the commencement of this Offering, (1) or
●	Are a paid reservation holder for a Casita, who has not obtained a reservation refund, as of the day prior to the commencement of this Offering. (1)

(1)	In order to qualify for the 5%, the investor’s existing email address on file, as a stockholder, stock reservation holder, or paid Casita reservation holder, must be an exact match to the email address used to purchase new shares in this Offering.

Investors may not combine categories of Bonus Shares and will receive the highest value of Bonus Shares for which they are eligible. As such, an investment may receive a maximum of 5% of Bonus Shares.

Investors’ Tender of Funds

We will conduct multiple closings on investments (so not all investors will receive their shares on the same date). Once an investor has tendered funds to purchase securities in this Offering, the timing of the completion of the sale may be delayed for a month or longer due to clearance procedures that broker-dealers need to complete prior to purchase. Under federal law, the broker-dealers must perform certain processes related to their regulatory obligations regarding anti-money laundering and “know your customer” rules, including verification of the investor’s identity and status. If there are errors or incomplete information that needs to be resolved to complete the subscription, the broker-dealer will generate emails instructing the investor on what to do to complete the process. During this process, the investor’s funds will be held by an escrow agent pending closing or termination of the offering. See below “—Escrow Agents.” Once the information pertaining to the subscription agreement has been completed, the investor receives an email regarding the progress of the investment, restating the amount of funds tendered and number of securities purchased, and that the funds are available to be disbursed to the Company at a closing. In the event the broker-dealer is unable to clear a subscription agreement, the investor’s funds are returned in full by the escrow agent. In order to be cost efficient, closing only occurs approximately once a month. Once a closing takes place, in addition to funds being released to the Company, the transfer agent is notified for the purpose of adding the investor and corresponding number of securities to the Company’s stock ledger.

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Process of Subscribing

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if you are not an “accredited investor” as defined under securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth (excluding your principal residence).

Escrow Agents

After an investor executes a subscription agreement, those funds will be irrevocable and will remain in a subscription escrow account established for the Offering. For investments made through Broker, the Company has engaged Enterprise Bank & Trust (the “DealMaker Escrow Agent”). The DealMaker Escrow Agent will receive a one-time escrow account servicing fee of $1,000, a $10 fee for each 1099 filing, and wire fees of $25.00 for an outgoing domestic wire, $12.50 for an incoming domestic wire, and $40 an international wire.

For investments made through StartEngine Primary, the Company has engaged The Bryn Mawr Trust Company as the escrow agent (the “StartEngine Escrow Agent,” together with the DealMaker Escrow Agent, the “Escrow Agents”) for the Offering. The StartEngine Primary Escrow Agent will receive a $500 per year escrow account fee, which will be paid by StartEngine Primary.

If a subscription is rejected or if a rescission is requested, all funds will be returned to subscribers within thirty days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber. The Escrow Agents have not investigated the desirability or advisability of investment in the Shares nor approved, endorsed or passed upon the merits of purchasing the securities.

The funds tendered by potential investors will be held by the Escrow Agents, and will be transferred to the Company upon closing or returned to the investors as discussed above. We may undertake one or more closings on a rolling basis (so not all investors will receive their units on the same date). After each closing, funds tendered by investors will be available to us. Upon each closing, investors will receive a notification regarding their Shares and funds tendered by investors will be made available to the Company. The Escrow Agreements can be found in Exhibits 8.1 and 8.2 to the Offering Statement of which this Offering Circular is a part.

Transfer Agent

Transfer Online, Inc. will serve as transfer agent to maintain stockholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

Selling Securityholders

The selling shareholders set forth below will sell up to a maximum of 1,250,000 shares of Non-Voting Series A Preferred Stock, representing 0.6% of our outstanding shares of Non-Voting Series A Preferred Stock.

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Securityholders Selling Non-Voting Series A Preferred Stock

The selling shareholders will sell up to a maximum of 1,250,00 shares of Non-Voting Series A Preferred Stock for maximum gross proceeds of $1,000,000. The following table sets forth the names of the selling shareholders, the number of shares of Non-Voting Series A Preferred Stock beneficially owned prior to this Offering, the number of shares being offered in this Offering and the number of shares of Non-Voting Series A Preferred Stock to be beneficially owned after this Offering, assuming that all of the selling shareholder shares are sold in the Offering.

The table below sets out the number of shares of Series A Preferred Stock owned by the selling shareholder, as well as the number of shares which that holder is eligible to sell in the offering. Subscriptions for the Non-Voting Series A Preferred Stock will be applied between the selling shareholders on a pro rata basis.

DealMaker will receive a 2% commission on sales of Non-Voting Series A Preferred Stock of the selling shareholders through the Investment Page prior to disbursement to the selling shareholder. The Company will pay all of the expenses of the Offering, other than the 1% commission charged by DealMaker, and will not receive any of the proceeds from the sale of selling shareholder’s shares in the Offering.

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Index	Selling Shareholder	Amount of Non-Voting Series A Preferred Shares Owned Prior to the Offering	Amount of Non- Voting Series A Preferred Shares Offered by the Selling Shareholders		Amount of Non- Voting Series A Preferred Shares Owned after the Offering
1	Darryl Maslak Lucille J Maslak (1)	14,705,882	529,595		14,176,287
2	Lucille Maslak (1)	7,150,000	130,559		7,019,441
3	Insight Capital Investments, LLC	3,571,420	65,214		3,506,206
4	IRA Financial Trust Company FBO Lynn Ann Herman	3,101,350	65,213		3,036,137
5	Garhett Houston and Krystal Houston	1,470,588	32,607		1,437,981
6	Robert Farrell	1,785,710	32,607		1,753,103
7	Jeremy Kemp	1,571,420	28,694		1,542,726
8	Steve Hunt	1,100,000	20,086		1,079,914
9	Jordan Frank	1,078,500	19,694		1,058,806
10	Oliver France	1,071,500	19,566		1,051,934
11	Bishorup Banjara	1,071,420	19,564		1,051,856
12	Lisa Hyatt	1,071,420	19,564		1,051,856
13	Trevor Walker	1,071,420	18,564		1,051,856
14	Ali Al-Hilli	721,420	13,173		708,247
15	Doug Donald	714,280	13,043		701,237
16	Wei Kwok	714,280	13,043		701,237
17	Araz Mahdad	714,280	13,043		701,237
18	Alan Parisi	714,280	13,043		701,237
19	Tedric Paulk	714,280	13,043		701,237
20	Baljit Singh	714,280	13,043		701,237
21	AltoIRA Custodian FBO Matthew Kelly Roth IRA	642,850	11,739		631,111
22	Eric Glidden	642,850	11,739		631,111
23	Daniel Repaci	554,615	11,739		542,876
24	Chang Woo Lee	542,850	9,913		532,937
25	Deepu Dharmarajan	506,000	9,240		496,760
26	James Jan	500,000	9,130		490,870
27	Walter Rowntree	400,140	7,307		392,833
28	Jerry Tsai	382,140	6,978		375,162
29	Jeremy Ambers	357,140	6,521		350,619
30	Phillip Anderson	357,140	6,521		350,619
31	Thomas Blondeau	357,140	6,521		350,619
32	James Croke	357,140	6,521		350,619
33	Mackenzie Dacres	357,140	6,521		350,619
34	Jamie Dahlem	357,140	6,521		350,619
35	Judith Dahlem	357,140	6,521		350,619
36	John DiBella	357,140	6,522		350,618
37	Yun Gong	357,140	6,522		350,618
38	Brandon Moore	357,140	6,522		350,618
39	DEB Ventures LLC	357,130	6,522		350,608
40	Hughes Robinson	357,130	6,522		350,608
TOTAL		53,284,835	1,250,000	(2)	52,034,835

(1)	Selling stockholders are related to the Company’s Director of Marketing, who also serves as a member of the Company’s Board of Directors. In total, the selling stockholders own 11.24% of the outstanding Non-Voting Series A Preferred Stock.

(2)	The total number of shares offered by the selling stockholders in this Offering represents <1% of the outstanding shares of Non-Voting Series A Preferred Stock.

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Provisions of Note in our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Nevada, for the purpose of any suit, action or other proceeding arising out of or based upon the subscription agreement. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits that may be brought to enforce contractual rights and obligations under the subscription agreement and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The subscription agreement that investors will execute in connection with the offering provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws. By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

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USE OF PROCEEDS TO ISSUER

The Company estimates that if it sells the maximum amount of $70,476,190 from the sale of its Non-Voting Series A-3 Preferred Stock, the net proceeds to the issuer in this offering would be approximately $66,077,619, after deducting the estimated fixed offering expenses of $150,000, and the 6% commissions for sales of the Non-Voting Series A-3 Preferred Stock (being 5% due to StartEngine Primary and 1% due to Broker).

We are also setting out our estimated use of proceeds based on five scenarios, including the minimum raise of $5,000,000, as well as receiving gross proceeds of $10,000,000, $25,000,000, $50,000,000, and $75,000,000. The values are estimates and actual expenses may differ in order to serve the best interests of the company. Following successful fundraising under Regulation Crowdfunding and Rule 506(c) of Regulation D, we have been able to outfit our production facility with the minimum equipment needed to begin production. As such, our current priority is to raise sufficient funds to build working capital reserves and to make advance purchases of raw materials. Should we raise more than $25,000,000, we intend to use funds to purchase additional capital equipment to better scale production of our Casitas, and to engage in research and development activities related to production efforts. For further discussion, see the section entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations—Planned Timeline.

	$5 million offering	$10 million offering	$25 million offering	$50 million offering	$75 million offering
Offering Proceeds
Gross Proceeds	$5,000,000	$10,000,000	$25,000,000	$50,000,000	$71,476,190
To Selling Securityholders	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Offering Expenses	$410,000	$710,000	$1,610,000	$3,110,000	$4,398,571

Total Proceeds Available for Use	$3,590,000	$8,290,000	$22,390,000	$45,890,000	$66,077,619

Estimated Expenses
Purchase of Capital Equipment	—	—	—	$18,140,000	$23,165,000
Raw Materials	$3,100,000	$6,350,000	$16,130,000	$18,065,000	$20,665,000
Research & Development	—	—	—	—	$15,765,000

Total Expenditures	$3,100,000	$6,350,000	$16,130,000	$36,205,000	$59,595,000

Working Capital Reserves	$490,000	$1,940,000	$6,260,000	$9,685,000	$6,482,619

The Company reserves the right to change the use of proceeds at management’s discretion.

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THE COMPANY’S BUSINESS

BOXABL Overview

BOXABL is on a mission to bring building construction in line with modern manufacturing processes by creating a superior residential and commercial building that can be completed in far less time and cost than traditional construction. Our value proposition offers a sustainable, safe, high quality, affordable, and quickly available smart solution.

The core product that we offer is the “Building Box”, which consists of room modules (“Boxes”) that ship to site at a low cost and can be stacked and connected to build most any shape and style of finished buildings. Our first product available for sale is our 19x19 ft. Casita Box, featuring a full-size kitchen, bedroom, bathroom, and living area. We will continue to evaluate market demand for other dimensions, including 19x30 ft. and 19x40 ft.

We believe there is significant market interest in our product based on receiving reservations of interest from over 175,000 customers through our Room Module Order Agreement, some of whom have placed small deposits to formalize their pre-order of the Casita when production begins. The company is also receiving interest from Developers, including a pre-order from one of the largest home builders in the US, Distributors, other Business to Business, and Business to Government potential channels. Since we started operations, we have completed delivery of an order received from ADS Inc. for 156 Casitas, an order received from Pronghorn Services LLC for 51 Casitas, and additional orders of 14 Casitas from various Customers. We are using our current capital to fund additional upgrades to our initial facility in Las Vegas that includes three buildings/factories with a total of 421,823 sq ft, with the main objective of increasing the Company’s production capacity.

BOXABL was first organized as a limited liability company in Nevada on December 2, 2017, and reorganized as a Nevada corporation on June 16, 2020. Our core technology was invented by our Chief Executive Officer, Paolo Tiramani, Director of Marketing, Galiano Tiramani, and our Director of Engineering, Kyle Denman. Until recently, the technology was owned by Build IP LLC, a Nevada limited liability company specially formed as a holding company for the intellectual property (“Build IP”), owned by our CEO, Paolo Tiramani. Under an exclusive licensing agreement, BOXABL paid Build IP a license fee equivalent to 1% of the net selling price generated by the sale of Casitas. On June 15, 2023, BOXABL merged with 500 Group, Inc., a Nevada corporation that is controlled by Paolo Tiramani and parent to Build IP (“500 Group”). As a result of this merger, all of the intellectual property held by Build IP now belongs to BOXABL and the licensing agreement is now void. For details, see Certain Relationships and Related Transactions and Director Independence.

Our Mission and Innovation

One of the prime drivers of the limitations on construction is the ability to ship finished products to a job site. At BOXABL, we realized that innovation in modular construction would not be possible without innovation in shipping. BOXABL’s patented shipping technology allows us to serve large geographic areas from one BOXABL factory. With this shipping technology, we believe that the location of our flagship factory in North Las Vegas, Nevada will be able to produce products that can be delivered to anywhere in the US, and even international markets.

Our innovations in shipping are only possible because of our unique methods for constructing our building modules. Our “Building Box” system and Box design were created specifically to maximize repeatability in manufacturing and to leverage supply chain. In addition, our reimagined manufacturing process is simplified and efficient resulting in a sustainable, high quality, fast, and cost-effective solution. This is achieved in part by dramatically reducing the individual components in the build compared to traditional building, which requires stacks of lumber and thousands of nails. Significantly fewer components result in significantly less production costs during manufacturing.

Market Opportunity

While we believe ADUs are an accessible entry point to the market, BOXABL is not limited to small residential units. We expect that the BOXABL product can be used in a wide range of building types — residential, commercial, disaster relief, high rise, multi-family, apartment, military, labor housing and more.

For instance, we recently announced a new prototype, frequently referenced as the “GOLDIBOX” with three-bedrooms, two-and-a-half bathrooms and an outdoor deck, which is expanding public understanding of BOXABL beyond tiny houses and is already getting a lot of attention from Developers. We can produce multi-bedroom units with our 19x19 ft. Boxes.

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Our Products

The BOXABL Solution

The BOXABL product represents a new take on modular construction. It is a factory-finished room module system that can be quickly stacked and arranged on site (the “Boxes”), and that provides the majority of the building envelope and functions. We expect this will allow builders to dramatically reduce build time and costs while increasing quality and features.

The first step in factory manufacturing of large buildings was creating a feasible shipping solution. Our goal was to ship without the need for oversized loads, which require extra permitting, follow cars, police escorts, restricted routes and other problems that increase costs dramatically. Our design achieves the largest possible room that can be fit into standard shipping dimensions, meeting highway, sea and rail transportation requirements. It also allows for more delivery options for the delivery of our Boxes, including haulage by pickup truck. The first BOXABL product is the Casita, a 19X19 ft. room that folds down to 8.5 ft. wide for shipping, and still has sufficient space for factory-installed kitchens, bathrooms and more. Each Casita unit is a separate Box. Our Boxes take the heavy lifting of a building’s construction out of the field and move it into the factory, where it belongs.

Our sales and installation experience to date has experienced various delays due to required permits, the time needed to prepare the site for installation, arrange capital for payment of amounts due to the Company by the purchaser, and other preparatory steps that need to be taken in order to arrange delivery and installation of the units. To offset some of these delays, we implemented a training solution to certify installers across the United States. The BOXABL University program allows us to build a network of trusted contractors in various locations who can be easily connected to the end customer upon delivery.

Once the Boxes arrive at the jobsite, Boxes are installed and can be assembled together in a plug-and-play manner by the Company’s preferred installers to create a finished home of almost any size and style. A typical Box like our Casita model can be assembled on site in one day. The speed, quality, features and price of the BOXABL product are superior to traditional building methods.

Smart Manufacturing

BOXABL Boxes are not built like traditional homes, as they have been engineered with mass production in mind. This design includes a significant reduction in the number of standard components compared to traditional construction, aiding in the manufacturing process. BOXABL Boxes are built with laminated panel technology instead of a standard stick frame construction. This means each wall panel that BOXABL manufactures consists of fewer individual components. A comparable traditional wall has many individual components and requires 3 or more separate skilled trades to complete (e.g., framing, sheetrock, exterior finish, etc.). Many raw materials in the BOXABL Boxes will be processed by off-the-shelf computer numerical control (CNC) equipment to cut and form materials to a given design. The use of CNC equipment will give us a degree of automation right away, which we intend to expand to allow for the manufacturing process to be more fully automated.

We manufactured 260 Casitas Boxes in 2023. Our future production is expected to increase significantly with the introduction of new technology. We started making upgrades, including new equipment for approximately $15,000,000 from where we already paid approximately $13,000,000 and are currently under the final building phase by our vendor. These include equipment such as a new automated panel lamination system, CNC cutting equipment, a conveyor system that moves houses down our assembly line, a new paint booth system, assembly stations and electrical upgrades to our facilities. The new volume is expected to result in a superior value proposition in terms of sustainability, quality, affordability and availability.

The equipment was originally expected for Q2 2024. However, on March 13, 2024, the company formalized a notice to Brave Control Solutions Inc.(“Brave”), our main vendor for the new equipment as Brave is in breach of our Contracts for failing to timely manufacture and deliver the equipment specified in the Contracts. We understand that several of the delays were the result of Brave’s failure to pay its vendors and suppliers. We demanded Brave to immediately accelerate its work and processes and complete its performance under the Contracts as soon as possible.

The Company will continue to focus on, and improve, our Casita Generation 1 production line while expecting a quick resolution for Casita Generation 2 new equipment.

The System

Efficient factory environments thrive on repeatability. We can achieve the lowest cost and better quality by building the same product over and over, leaving it to the final assembly to create unique structures. The BOXABL factory can build our Boxes in different sizes, with different floorplans, and the builder can stack, arrange and dress the boxes however they desire for a custom building.

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Building Materials

Our laminated wall panel technology replaces standard lumber framing, by including steel exterior skin, expanded polystyrene (EPS) foam, magnesium oxide board, hybrid fiber-cement and nonstandard lumber frame. We are able to source these materials from multiple suppliers and are not reliant on any particular vendor. Our product is compatible with automation, CNC, and the factory environment.

BOXABL has differentiated certain building designs into “Generation 1.0” and “Generation 2.0”. In Generation 1.0, we utilized a proprietary structurally insulated panel design with steel and magnesium oxide skins, EPS core, and a hybrid lumber-PVC frame. As a result of our initial sales of Casitas, we were able to receive important feedback from our initial customers that allowed us to identify opportunities for improvement in the Generation 1.0 Casitas. We are committed to ensuring that all completed products are held to the highest standard of quality, consequently we started the process to improve our current inventory. See Note 4 – Inventory in the accompanying financial statements.

In Generation 2.0 that is expected to start production once we receive our new technology, we are utilizing a hybrid fiber-cement and steel skin with a reinforced EPS core and nonstandard lumber frame. We are currently working to secure the supply of materials that are essential to our production process, such as sheet steel, EPS foam, and PVC extrusions. We expect the removal of the magnesium oxide board in the Generation 2.0 product will result in expanded domestic supply chain opportunities and potential cost reductions.

Product Features

The BOXABL building system has many features and solutions that reduce pain points for builders and offer an attractive product for consumers. We continue to improve the product and experiment with different building materials and manufacturing methods. Our current product has the following features.

Resilient Panels: Fire resistant, Flood resistant, Bug resistant, and Mold resistant.

Structural Strength: Snow load rated, Hurricane wind load rated, seismic rated, Light-weight requires smaller equipment to move, Unlimited unit-to-unit connections horizontally, and Three-unit high unit-to-unit connections vertically.

Design and Engineering: Sealing gaskets at joints, Precut chase network for all utilities in walls/roof/floor enable low-cost retrofit of electrical/sprinkler system/HVAC, 19x19 feet room modules, Multiple floor plans of room modules for potentially innumerable combinations, Reduced components designed for factory automation, and a streamlined production process similar to automotive assembly, rather than modular.

Shipping and Installation: Connects to any foundation, Packs down for low-cost shipping, Unfolds to 2x shipping volume, Crane pick points for faster setting, Weatherproof roofing membrane ships with unit, Simple field assembly requires less skilled labor apart from site work, Pre-plumbed for on-site hook up and does not require crawl space, All finishing work/paint/trim inside and out ships complete.

Energy Efficiency: Qualify for top energy rating, Reduced energy bills, Smaller sized HVAC, Minimal thermal bridging, Tight building envelope, High R-values continuous EPS insulation, High efficiency appliances and LED lights for minimal energy requirement.

Approval: Applied for pre-approval of our modular design, Mix and stack building system for easy custom plans, Full testing that includes fire/energy/structural.

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Applicable Regulation

Our Boxes fall under different certification requirements depending on their end use. For instance, we are seeking to obtain Modular Manufacturer Licensure and Certification in every state that has an equivalent program. These products will be classified as units for Residential construction and are referred to as “Modular” or “Factory-Built” units, depending on the definitions established in the Authority Having Jurisdiction (AHJ). BOXABL was recently approved as a Master Manufacturer, under the Arizona Department of Housing, Factory Built Program, with License ID M-9E 9080. Now that BOXABL is certified in Arizona, we believe that it will be easier to obtain certification in other states as there are similarities in the certification requirements across jurisdictions. BOXABL has received a report recommending equivalent licensure and certification under the Nevada Housing Division, Manufactured Housing Division, program. Once processed, BOXABL will have completed licensure and certification under the existing Manufacturer License, ID M0996. BOXABL has achieved Modular Manufacturer licensure or registration in the following AHJs; California (#1547230), Texas (IHB-2214 & IHM-730), & New Mexico (#1514). Registration and licensure in the (x37) remaining AHJ with state level modular programs is in process.

For modular homes, some states require the approval of a third-party testing and inspection company, which will conduct product testing and factory inspections on behalf of the AHJ. There are a number of companies that provide such service. We have engaged several independent third-party inspection Agencies, including ICC-NTA, Twining Consulting (dba RADCO), PFS-TECO, NOAH, & MA Consulting & Engineering (MACE, LLC), to test and inspect our products for compliance in the applicable jurisdictions.

Some states like Alaska, Oklahoma, Utah, Wyoming, Hawaii, Delaware, West Virginia, and Vermont, do not have state modular housing programs. In those states, BOXABL buildings can be deployed by obtaining a permit from the local building departments. This has been validated by several projects located in Utah and Oklahoma.

BOXABL is also eligible to sell its Boxes as a Vehicle Manufacturer that produces Park Model Recreational Vehicles (PMRV), allowing us to deliver Casitas to customers under “park model” recreational vehicle classification in most states. This is done through compliance with the ANSI A119.5 code. Similar to the Federal Motor Vehicle Safety Standards (FMVSS), these require self-certification of compliance. In addition to self-certification, BOXABL maintains a membership in the Recreational Vehicle Association (“RVIA”), who authors the ANSI A119.5 PMRV requirements. By adding a permanent trailer/chassis to the BOXABL Casitas, this code is generally met.

Builders will still be required to obtain local building permits, as well as those necessary for tying into local water and electric services. The permitting and scope of work required will be dependent upon the end use. PMRV units fall under a different classification than Modular units and a regulated by different regulation and enforcement agencies.

In May 2023 we received a product listing from ICC-ES which indicates our Structurally Insulated Panels (SIP) meet the international building codes, for use in residential construction. This report can be found: https://icc-es.org/report-listing/ESR-4725/. BOXABL is engaged with Twining Consulting, dba RADCO, for testing and listing of the next generation of SIP. BOXABL is the sole consumer of the Listed SIP, though it can be sold to others as a listed building product, to be used in residential construction.

Recent adoption of “Tiny House” regulations opens additional markets for BOXABL’s products. These regulations are still in their infancy and vary drastically from one jurisdiction to another. Under “Tiny House” rules, a unit built to Modular, PMRV, HUD, or NOAH standards may qualify for installation. BOXABL is actively engaged in developing these regulations and standards to increase safety and quality of units produced, while bringing uniformity to the emerging industry.

Price

We believe that our production and shipping advantages will allow us to sell our BOXABL Boxes at competitive prices. The retail price for our initial product, the Casita, is $60 thousand, representing about $166/sq. ft. This price will not include shipping, land, permits, or site development, which will be the responsibility of the customer. The BOXABL solution is an attractive option for cost-conscious purchasers especially if compared to building costs in states like California that can be on the order of $400/sq. ft. Additionally, we think our large waitlist indicates that our price is very desirable.

As we increase our bulk purchasing and introduce greater amounts of automation into the production process, we may be able to reduce the consumer price in the future to capture a larger market.

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Core Technology

The core technology covering the structure of the Boxes and transportation system used by the Company was developed by its founder, Paolo Tiramani. Innovations created by Paolo Tiramani have previously led to the creation of new billion-dollar product categories in the tool storage space.

Patents

BOXABL has received and applied for patents for the structure and transportation of the BOXABL building system, covering all important aspects of its commercial designs, as well as the foreseeable alternatives. The filings closely track and reflect the product designs as they are updated. Further, the scope of protection sought extends beyond the design of the building structures themselves and includes innovative delivery and assembly equipment and techniques.

Structure Patents (1)

Transport Patents

Factory Patents

Country	Title	Status	Application Number	Patent Number	Issue Date
US	Equipment and Methods for Erecting a Transportable Foldable Building Structure	Granted	16/786315	11220816	11-Jan-2022
WO	Equipment and Methods for Erecting a Transportable Foldable Building Structure	Completed	PCT/US2020/017528
US	ENCLOSURE COMPONENT FABRICATION FACILITY	Published	17/552108
WO	ENCLOSURE COMPONENT FABRICATION FACILITY	Completed	PCT/US2021/063581
CA	ENCLOSURE COMPONENT FABRICATION FACILITY	Published	3204973
EP	ENCLOSURE COMPONENT FABRICATION FACILITY	Published	21920067.2
WO	UNI-TOOL FOR FOLDABLE TRANSPORTABLE STRUCTURE DEPLOYMENT	Published	PCT/US2023/022727
US	UNI-TOOL FOR FOLDABLE TRANSPORTABLE STRUCTURE DEPLOYMENT	Published	18/199141
WO	PLANAR COMPONENT ASSEMBLY LINE	Pending	PCT/US2023/035777
US	PLANAR COMPONENT ASSEMBLY LINE	Pending	18/383123

Furniture Patents

Country	Title	Status	Application Number	Patent Number	Issue Date
WO	COUCH	Published	PCT/US2023/026443
US	QUICK-ASSEMBLY STORAGE BED	Pending	18/231310
WO	QUICK-ASSEMBLY STORAGE BED	Pending	PCT/US2023/029689
US	COUCH	Pending	18/343241

35

Structural Patents

Country	Title	Status	Application Number	Patent Number	Issue Date
US	MODULAR PREFABRICATED HOUSE	Granted	10/653,523	8,474,194	02-Jul-2013
US	Container	Granted	15/241,446	10,196,173	05-Feb-2019
US	Customizable Transportable Structures & Components Therefor	Granted	16/143,598	10,688,906	23-Jun-2020
WO	Customizable Transportable Structures & Components Therefor	Completed	PCT/US2018/053006
US	Container	Granted	16/220,629	10,961,016	30-Mar-2021
US	Customizable Transportable Structures and Components Therefor	Granted	16/804,473	10,829,029	10-Nov-2020
EP	CUSTOMIZABLE TRANSPORTABLE STRUCTURES & COMPONENTS THEREFOR	Published	18864413.2
US	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Granted	16/786202	11560707	24-Jan-2023
US	Foldable Building Structures with Utility Channels and Laminate Enclosures	Granted	16/786,130	11,118,344	14-Sep-2021
CA	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	3129693
CA	Enclosure Component Perimeter Structures	Published	3129822
WO	Foldable Building Structures with Utility Channels and Laminate Enclosures	Completed	PCT/US2020/017524
WO	Enclosure Component Perimeter Structures	Completed	PCT/US2020/017527
US	Customizable Transportable Structures & Components Therefor	Granted	15/931,768	10,926,689	23-Feb-2021
US	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Granted	17/245187	11591789	28-Feb-2023
CN	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	202080014606.4
CN	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Allowed	202080014607.9
EP	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	20755992.3
EP	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Published	20755993.1
MX	Foldable Building Structures with Utility Channels and Laminate Enclosures	Published	MX/a/2021/009720
JP	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	2021-547830
JP	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Published	2021-547829
US	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Granted	17/592990	11566414	31-Jan-2023
US	FOLDABLE ENCLOSURE MEMBERS JOINED BY HINGED I-BEAM	Granted	17/592984	11578482	14-Feb-2023
US	FOLDABLE ENCLOSURE MEMBERS JOINED BY HINGED PERIMETER SECTIONS	Granted	17/592986	11525256	13-Dec-2022
US	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Granted	17/592988	11566413	31-Jan-2023
US	STACKABLE FOLDABLE TRANSPORTABLE BUILDINGS	Granted	17/675646	11739547	29-Aug-2023
US	LIFTABLE FOLDABLE TRANSPORTABLE BUILDINGS	Granted	17/675653	11718984	08-Aug-2023
US	WALL COMPONENT APPURTENANCES	Published	17/587051
US	FOLDING ROOF COMPONENT	Published	17/569962

36

US	Enclosure Component Panel Sections	Published	17/539,706
US	FOLDING BEAM SYSTEMS	Published	17/527520
US	ENCLOSURE COMPONENT EDGE SEAL SYSTEMS	Published	17/513176
US	Enclosure Component Compression Seal Systems	Published	17/513,207
US	Enclosure Component Shear Seal Systems	Published	17/513,266
US	Sheet/Panel Design for Enclosure Component Manufacture	Published	17/504883
WO	ENCLOSURE COMPONENT PANEL SECTIONS	Completed	PCT/US2021/061343
WO	FOLDING BEAM SYSTEMS	Completed	PCT/US2021/059440
WO	SHEET/PANEL DESIGN FOR ENCLOSURE COMPONENT MANUFACTURE	Completed	PCT/US2021/058912
WO	Enclosure Component Sealing Systems	Completed	PCT/US2021/056415
CA	SHEET/PANEL DESIGN FOR ENCLOSURE COMPONENT MANUFACTURE	Published	3204970
CA	FOLDING BEAM SYSTEMS	Published	3204932
CA	IMPROVED FOLDING ROOF COMPONENT	Published	3204974
CA	ENCLOSURE COMPONENT PANEL SECTIONS	Published	3204937
WO	IMPROVED FOLDING ROOF COMPONENT	Published	PCT/US2022/011415
WO	FOLDABLE TRANSPORTABLE BUILDINGS	Completed	PCT/US2022/016999
CA	FOLDABLE TRANSPORTABLE BUILDINGS	Published	3216637
CN	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	202211067336.0
US	PERIMETER STRUCTURES FOR JOINING ABUTTING ENCLOSURE COMPONENTS	Published	17/971230
US	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Granted	18/071902	11821196	21-Nov-2023
US	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	18/071905
CN	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Published	202211434625.X
EP	ENCLOSURE COMPONENT SEALING SYSTEMS	Published	21920047.4
CN	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	202310349987.7
CN	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	202310349974.X
EP	IMPROVED FOLDING ROOF COMPONENT	Published	22739884.9
EP	ENCLOSURE COMPONENT PANEL SECTIONS	Published	21920060.7
EP	FOLDING BEAM SYSTEMS	Published	21920055.7
EP	SHEET/PANEL DESIGN FOR ENCLOSURE COMPONENT MANUFACTURE	Published	21920053.2
US	FOLDABLE TRANSPORTABLE BUILDINGS	Published	18/231319
WO	UNIVERSAL PANEL	Published	PCT/US2023/027363
US	UNIVERSAL PANEL	Published	18/220333
SA	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Allowed	521422646
CA	CUSTOMIZABLE TRANSPORTABLE STRUCTURES & COMPONENTS THEREFOR	Granted	3078484	3078484	13-Jul-2021
SA	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Pending	522441249
US	VACUUM INSULATED ENCLOSURE COMPONENTS	Pending	63/440797
AU	WALL COMPONENT APPURTENANCES	Pending	2022268186
EP	WALL COMPONENT APPURTENANCES	Pending	22796310.5
EP	FOLDABLE TRANSPORTABLE BUILDINGS	Pending	22796315.4
AU	FOLDABLE TRANSPORTABLE BUILDINGS	Pending	2022264681
JP	FOLDABLE TRANSPORTABLE BUILDINGS	Pending	2023-566904
WO	SUBASSEMBLY FOR ENCLOSURE COMPONENT MANUFACTURE	Pending	PCT/US2023/030033
US	SUBASSEMBLY FOR ENCLOSURE COMPONENT MANUFACTURE	Pending	18/232884
CA	ENCLOSURE COMPONENT SEALING SYSTEMS	Pending	3204967
SA	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Pending	522441248
AU	Foldable Building Structures with Utility Channels and Laminate Enclosures	Pending	2020221056

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Transportation Patents

Country	Title	Status	Application Number	Patent Number	Issue Date
US	VEHICLE SYSTEM	Granted	14/601,348	10,661,835	26-May-2020
WO	CONTAINER WITH TAPERED EDGES	Completed	PCT/US2016/047717
US	Wheeled Assembly for Item Transport	Granted	16/143,628	11,007,921	18-May-2021
WO	Wheeled Assembly for Item Transport	Completed	PCT/US2018/053015
US	Invertible Reversible Multi-Application Gearbox	Granted	16/168,957	11,193,574	07-Dec-2021
US	Gearbox Mounting System	Granted	16/168,978	10,823,273	03-Nov-2020
US	Customizable Engine Air Intake/Exhaust Systems	Granted	16/168,984	10,760,538	01-Sep-2020
US	Dual-Angle Exhaust Manifold	Granted	16/168,971	10,858,989	08-Dec-2020
US	Turbocharger Exhaust Manifold with Turbine Bypass Outlet	Granted	16/168,999	10,570,813	25-Feb-2020
WO	Invertible Reversible Multi-Application Gearbox	Completed	PCT/US2018/057216
WO	Dual-Angle Exhaust Manifold	Completed	PCT/US2018/057218
WO	Gearbox Mounting System	Completed	PCT/US2018/057222
WO	Customizable Engine Air Intake/Exhaust Systems	Completed	PCT/US2018/057228
WO	Turbocharger Exhaust Manifold with Turbine Bypass Outlet	Completed	PCT/US2018/057233
CA	INVERTIBLE REVERSIBLE MULTI-APPLICATION GEARBOX	Published	3080329
CA	Dual-Angle Exhaust Manifold	Published	3080332
CA	Customizable Engine Air Intake/Exhaust Systems	Published	3080408
CA	Turbocharger Exhaust Manifold with Turbine Bypass Outlet	Published	3080388
US	Intake Air Systems and Components	Granted	16/446,355	11,136,950	05-Oct-2021
WO	Intake Air Systems and Components	Completed	PCT/US2019/038026
CA	Intake Air Systems and Components	Published	3,107,912
US	Chassis Anchoring Systems	Granted	16/579,554	11293467	05-Apr-2022
US	INLINE GEARBOX WITH FAST CHANGE GEARING	Granted	16/670688	11391360	19-Jul-2022
US	Wheel Alignment Mechanism	Granted	16/579,571	10,940,731	09-Mar-2021
US	Vehicle Suspension	Granted	16/579,524	11,034,204	15-Jun-2021
CA	VEHICLE SUSPENSION	Published	3114355
CA	CHASSIS ANCHORING SYSTEMS	Published	3114358
CA	WHEEL ALIGNMENT MECHANISM	Published	3114342
WO	Vehicle Suspension	Completed	PCT/US2019/052475
WO	Chassis Anchoring Systems	Completed	PCT/US2019/052479
WO	Wheel Alignment Mechanism	Completed	PCT/US2019/052485
US	Impact Attenuation Structure	Granted	16/589,308	11,167,706	09-Nov-2021
WO	Impact Attenuation Structure	Completed	PCT/US2019/053946
CA	IMPACT ATTENUATION STRUCTURE	Published	3115229
WO	Inline Gearbox with Fast Change Gearing	Completed	PCT/US2019/059211
EP	WHEELED ASSEMBLY FOR ITEM TRANSPORT	Granted	18863822.5	3691921	10-Jan-2024
GB	INVERTIBLE REVERSIBLE MULTI-APPLICATION GEARBOX	Granted	2009417.3	2583265	24-Aug-2022
US	INLINE GEARBOX WITH FAST CHANGE GEARING	Granted	17/847866	11536360	27-Dec-2022
WO	TRANSPORT SYSTEM	Published	PCT/US2023/014770
US	TRANSPORT SYSTEM	Published	18/118770
CA	WHEELED ASSEMBLY FOR ITEM TRANSPORT	Granted	3078486	3078486	02-Nov-2021
US	Impact Attenuation Structure	Conv Comple	62/740,666

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Explanatory Endnotes

1.	All listed patents and patent applications were previously owned by Build IP LLC (a Nevada LLC) and licensed to BOXABL INC. (a Nevada Corp.), except for U.S. provisional patent application nos. 63/324,940, 63/335,880, 63/344,116, 63/356,771, 63/388,366, 63/395,936 and 63/399,389. The assignee of record of U.S. provisional patent application no. 63/344,116 is BOXABL INC. In June 2023, BOXABL acquired all patents and patent applications owned by Build IP when it merged with Build IP’s parent company, 500 Group Inc. For details see Certain Relationships and Related Transactions and Director Independence.

2.	Expired U.S. provisional patent applications are not listed.

3.	The status of PCT applications having a priority date within 31 months of the date of this table are listed as “pending.” PCT applications having a priority date more than 31 months from the date of this table are listed with no status provided (e.g., “—”).

4.	Jurisdictions (patent offices) are abbreviated as follows: Australia – AU, Canada – CA, China – CN, European Union – EU, Japan – JP, Mexico – MX, South Africa – SA, United States – US, and Patent Cooperation Treaty – PCT.

Trademarks

BOXABL has acquired the BOXABL trademark through its merger with 500 Group as described above. The BOXABL trademark is registered in the United States, the European Union, and in multiple other countries around the world. BOXABL intends to aggressively enforce its rights in the BOXABL trademark whenever third-party uses of similar names are encountered. Consequently, we believe that the BOXABL brand has developed a secondary meaning and has come to represent valuable recognition in the market.

Strategy

BOXABL’s primary focus is in manufacturing a high quality, safe, sustainable and affordable housing solution. Consequently, after our flagship factory in Las Vegas is scaled up, BOXABL intends to increase manufacturing capacity to maximize the benefits from modern manufacturing processes through the multiplication of production lines at the same facility or in new facilities, and/or leveraging a factory franchise and/or Joint Venture business model, especially designed for international markets. We will use this first production-style factory to identify procedures, data, costs, raw materials, equipment, labor numbers and more to build a blueprint for future factories.

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Our franchisees and/or Joint Venture partners will be supplied with raw materials, custom equipment, branding, proprietary components, quality control, and other services. We have received what we believe to be a significant number of inquiries from potential factory franchisees who have indicated that they have substantial amounts of capital to spend on factory startups. We have received over 12,000 requests from parties around the world who are interested in partnering with us. Of those 12,000 parties, roughly 1,500 submissions have indicated that they would like to partner with us as factory franchisees and/or Joint Ventures through our web form at BOXABL.com/partner, which allows them to also check a box indicating that they have at least $5 million to spend on startups of these factories. To date, we have not requested any payment from any of these parties as we feel it is premature. We do not yet have controls or procedures for evaluating potential franchisees, and expect to develop these procedures after evaluating the operations of our starter factory.

While the Company has received a considerable amount of positive media coverage, that coverage has been mostly over our Casita. Now that we recently announced a new prototype with three-bedrooms, two-and-a-half bathrooms and an outdoor deck, we believe that the positive media coverage trend will continue to increase as the new model will expand public awareness of BOXABL beyond tiny houses.

Our Manufacturing Facilities

We worked with industry-leading consultants to develop a plan for maximizing production efforts through automation, process efficiency, and supply chain considerations. The Boxes and panels move through 20 main assembly stations in the factory, where different sections are completed, similar to an automotive production process.

We entered into a lease for a facility on December 29, 2020, which we took possession of on May 1, 2021, on a sixty-five-month lease. The facility features 173,720 square feet of usable floor space, and is our first production facility (“Factory 1”) currently producing our first-generation of Casita Box.

On June 13, 2022, we entered into a seventy-three-month lease for additional industrial space (formerly known as “Factory 2,” since been renamed “Factory 3”) that allowed production efficiencies. Factory 3 is currently supporting Factory 1 with warehousing and in-house component fabrication (i.e., cutting EPS foam). The Factory 3 is 132,960 square feet.

On May 2, 2023 we amended the lease agreement for Factory 1 to expand the space leased by the Company for purposes of establishing our third manufacturing facility (“Factory 2”). The agreement term is forty-eight months, and adds 114,613 square feet of additional floor space.

Factory 1 is now fully operational and produces our first-generation Casita Box. Factories 2 and 3 are necessary to transition to production of Casita Box second-generation and volume ramp up. Factory 3 is operational, producing components to support Factory 1 Casita production and warehousing. The first pieces of equipment have been installed in Factory 2. Due to the closer proximity of Factory 2 to Factory 1, all sub-component production will transition from Factory 3 to Factory 2. Factory 3 will become warehouse space supporting both Factory 1 and 2. For details see The Company’s Properties

We expect that our factories will create approximately 300 new direct jobs when new equipment is in place and fully staffed. Beyond the direct jobs that will be generated from ramping up production, we believe many more indirect jobs will be created on the building sites by our customers, and the surrounding areas of our facilities to logistically support the backlog of demand for the Casita.

Cumulatively we had produced over 550 homes as of December 31, 2023. We are expecting to substantially increase our production capacity after fully transitioning from Casita Generation 1 to Casita Generation 2, jointly with the installation of new automation equipment expected by the end of 2024.

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Additional Factory

We have allocated funds from our capital-raising activities for research and development expenditure relating to the planning for expansion into additional production facilities with similar capacity to our Las Vegas facility. This strategy will allow us to increase capacity and reach more customers in other geographic areas more efficiently. BOXABL is currently considering seeking available sites in various regions across the United States and internationally. The Company aims to expand into two additional, similarly sized facilities by the end of 2025.

Boxzilla Factory

We have allocated funds from our capital-raising activities for research and development expenditures relating to the planning for expansion into additional production facilities. In this regard, BOXABL is currently in the planning stages to launch a new factory that will be significantly larger and more advanced than the current operations. The anticipated “Boxzilla” factory will require approximately $1 billion in funding; we believe it could be the world’s largest and most advanced mass production of housing ever attempted.

Our Customers

Rather than just making available “reservations”, we began taking deposits for positions on our waitlist in 2020. We currently have two options to complete a pre-order on our waitlist: 1) free and 2) $200 deposits. As of December 31, 2023, we had over 175,000 unique email addresses on our customer waitlist, with many of those potential customers indicating they want to purchase more than 1 Casita. Although most of the names on this waitlist have not paid a deposit, we have received payments from over 8,500 unique persons to purchase one or more Casitas.

While it is unlikely that we will receive these orders or revenue from most of these potential customers, even the ones who have placed deposits, it reinforces the market demand for the Casita. Conversion of even a small percentage of these potential customers will allow for full production of our planned production facility.

Competition

Our competition can be broken into the following categories:

●	Stick built: Traditional home building method accounts for the majority of the market. Raw materials are brought to site and built by hand into finished buildings. This market is made up of many small builders. We think this group represents our likely customer base, as we provide them with a better solution.

●	Manufactured: Manufactured homes are standardized homes built in a factory and shipped to site. These homes are generally built to a lower baseline standard of construction and attempt to come in at the lowest cost possible. The defining factor with this product is that they are generally deemed personal property and not real property. Only a few large companies dominate this category.

●	Modular: Modular homes are factory-built homes required to be built to the same or higher building code standards of stick-built homes. These homes are generally more customizable than a manufactured home.

●	Panelized systems: Wall panels with different levels of finish are built in a factory and then assembled onsite, usually by those doing stick-built construction.

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Sales Order History

We expect to generate sales volume from potential B2B, B2C, and B2G customers once we have obtained the required state certifications and are able to build at our desired production levels.

In December 2020, the Company received two purchase orders from ADS, Inc., to deliver 156 Casitas to the federal government. These purchase orders and related agreements are included as Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part.

BOXABL received $9.2 million from ADS, the full amount due under the terms of the contract, as final delivery was completed. This initial order allowed the Company to continue development of its manufacturing procedures and obtain end user feedback which was used to utilize for further developments to the Casita product.

On September 6, 2022 BOXABL received two purchase orders for a total amount of $13.2 million from a Customer in Arizona for 227 Casita Boxes. Of which, we delivered 51 units from this order during 2022. Also, during 2022 the Company delivered 8 Casita Boxes to fulfill 3 additional orders (Hillier Enterprises, Gateway Science, and Spring Mountain Resort).

During 2023 we delivered 2 Casitas Boxes to Michael Fortune and FabMac Homes. During 2023, we started the process to prepare the facilities for new equipment for Casita Generation 2, which resulted in a temporary stoppage of Casita Generation 1 production.

Inventory

We manufactured 260 Casitas during 2023. Our inventory of manufactured Casitas was originally intended to be delivered pursuant to a sales agreement in Arizona. However, our deliveries under that agreement were put on hold while the Company and its partners resolved issues that needed to be addressed pursuant to the Arizona Department of Housing, which reached a resolution in December 2023. See, below, Legal Proceedings – Arizona Department of Housing Settlement. In the meantime, the Company targeted sales to customers in states where there was no state modular program as well as for projects that were under a different classification such as park model RV’s or government projects. The Company can sell park model RVs in forty-five states without additional qualifications. Nevertheless, these new sales may face delays due to the time needed to prepare the site for installation of the Casitas, arranging capital for payment of amounts due to the Company by the purchaser, and other preparatory steps that need to be taken in order to fulfill the delivery and installation of the units. As of December 31st, 2023, the Company had 313 Casitas Boxes classified as Finished Goods Inventory (in addition to 15 Casitas Boxes classified as Fixed Assets). The Fixed Asset units are used as demonstration units at tradeshows as well as at our manufacturing facilities.

Also, BOXABL is now scheduling delivery of Casitas to Customers on its waitlist. The Company has recently hired a sales manager, a code inspector, two business development leads and implemented a sales process where we sort through our waitlist to prioritize and execute customer orders.

Employees

As of December 31, 2023, the Company had 65 direct hourly employees, 46 indirect salaried employees, 32 indirect hourly employees, and 0 direct salaried employees. This number experiences some fluctuation as we reduced Casita Generation 1 production on preparation of the new equipment, and we expect to increase hiring as we continue to scale up production at our facilities. BOXABL provides employees a share incentive plan to be awarded at the discretion of the Board of Directors (the “Board”). For details, see Compensation of Directors and Officers – Equity Incentive Plan.

In preparation to scale operations, the Company has made several pivotal hirings. These senior management improvements were made with the intention of accelerating the maturity of the Company. The most notable addition was the October 2023 hiring of Chief Financial Officer, Martin Costas, who started his career in public accounting with PwC, where he contributed to more than 100 audits, consulting and advisory engagements including capital markets engagements; and comes to BOXABL with vast CFO experience leading the finance function in companies such as Honeywell, Schlumberger, and Nexans. During his career, Martin worked with companies in their early maturity stages and contributed to their development, including complex IPO and M&A processes. See Item 10. Directors, Executive Officers and Corporate Governance.

In addition, the Company has strengthened its finance team with the hirings of a Corporate Controller as well as a Financial Planning and Analysis/Risk Manager. Other significant hires include an in-house Legal Manager, an Investor Relations Manager, an IT Manager, as well as experienced operational managers. The company is also in the hiring process of an experience Purchasing leader.

Systems

The Company has invested significant resources into marketing-leading systems that improve operational efficiency in areas such as: Accounting, spend management, inventory control, sales, investor relations, and human resources. The investment into these systems aims to generate enterprise-wide transparency and support the Company’s internal controls.

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LEGAL PROCEEDINGS

Arizona Department of Housing Settlement

On January 23, 2023, the Office of Administration of the Arizona Dept. of Housing brought an administrative complaint against BOXABL, alleging that BOXABL did not comply with certain requirements prior to shipping housing units into Arizona, and seeking penalties up to suspension or revocation of its license, an administrative penalty, or probation.

On February 9, 2023, BOXABL filed its verified Answer, explaining inter alia that BOXABL had acted in good faith and in accordance with its reasonable interpretation of the Department’s instructions regarding the shipments into Arizona, and that shipments were only made after requesting and obtaining the Department’s written consent and authorization in November 2022. This administrative complaint was resolved by settlement agreement on April 21, 2023. BOXABL paid an administrative penalty to Arizona Dept. of Housing in the amount of $48 thousand on April 26, 2023, and has satisfied all of its obligations to the Arizona Department of Housing under the settlement agreement.

In a separate settlement between the Parties, dated May 30, 2023, regarding the costs of the reconstruction of the Casitas, Freeport has assumed responsibility to pay reconstruction costs, but the Company will be responsible for 10% of any costs in excess of $1 million. The Company will also incur 50% of shipping costs in the event the contract is canceled and the Casitas removed. The Company accrued a $570 thousand warranty for such costs and any costs related to the 10-year limited warranty offering to Pronghorn.

Litigation Against Former Employees

On or about June 13, 2023, the Company filed two lawsuits against former employees alleging claims including breach of contract, violations of the Computer Fraud & Abuse Act, violations of the Defend Trade Secrets Act, conversion, unjust enrichment, breach of covenant of good faith and fair dealing, and demand for temporary and permanent injunctive relief. These litigation matters remain pending. Management does not anticipate these matters will have a material impact on the Company’s results of operations or financial condition.

On or about March 2023, the Company discovered through one of its compliance programs that a former employee had issued fraudulent securities. An internal investigation was commenced and the matter was reported to the Federal Bureau of Investigation. Shortly thereafter, the Company filed a lawsuit against this former employee for breach of contract, violations of the Computer Fraud and Abuse Act, violations of the Defend Trade Secrets Act, Conversion, Unjust Enrichment, Breach of the Covenant of Good Faith and Fair Dealing and for a temporary and permanent injunction. The matter remains pending in the U.S. District Court for the District of Nevada.

On September 2, 2022, BOXABL received notice of a charge of employment discrimination had been filed with the Equal Employment Opportunity Commission (“EEOC”) against BOXABL under Title VII of the Civil Rights Act of 1964 (Title VII). The circumstances of the alleged discrimination are alleged to have occurred on or about May 1, 2022. On October 3, 2022, BOXABL (through counsel) filed a position statement refuting the allegations and providing supporting documentation of BOXABL’s position. The matter is pending before the EEOC.

On or about September 25, 2023, BOXABL received notice of a charge of unfair labor practices had been filed with the National Labor Relations Board against BOXABL under Section 7 of the NLRA. The circumstances of the alleged charge are alleged to have occurred between March 2023 and September 2023. On or about October 12, 2023, BOXABL (through counsel) filed a position statement refuting the allegations and providing supporting documentation of BOXABL’s position. The matter is pending before the NLRB.

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Other Litigation

On June 13, 2023, the Company filed a lawsuit against a person, not affiliated with the Company, alleging claims based on business disparagement and defamation of the Company. Management does not anticipate the matter will have a material impact on the Company’s results of operations or financial condition.

On November 19, 2021, a former employee, who served as Chief Operating Officer during the seven-month period from March 2021 until September 27, 2021, at which time he was terminated, filed a complaint against the Company and its directors in the Eighth Judicial District Court of Clark County, Nevada, claiming breach of contract and wrongful termination. While the legal action has proceeded to discovery, the Company denies the merit of the allegations and will continue to defend against them.

On or about October 5, 2023, Leader Capital High Quality Income Fund, a series of Leader Funds Trust, a Delaware statutory trust, commenced an action against BOXABL and other defendants in the District Court for Nevada asserting claims for breach of duty to register a transfer of a security (NRS 104.8401), Conversion, Intentional Interference with Prospective Economic Advantage. Plaintiff claims that it requested the removal of a restrictive legend to shares held by Plaintiff and that BOXABL refused and/or delayed approval of the removal and caused Plaintiff to suffer damages. BOXABL denies the merit of the allegations and damages sought and will continue to defend against them.

We know of no other existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

The Company is party to various legal proceedings and claims from time to time. A liability is accrued when a loss is both probable and can be reasonably estimated. Management believes that the probability of a material loss is remote. However, litigation is inherently uncertain, and it is not possible to predict the ultimate disposition of these proceedings.

THE COMPANY’S PROPERTIES

Our principal office and initial manufacturing facility are located at 5345 East North Belt Road, North Las Vegas, Nevada, which also serves as our mailing address. Leasing information is described below.

Initial Manufacturing Facility (Factory 1)

On December 29, 2020, we entered into a lease for industrial space which we made into our initial manufacturing facility. We took possession on May 1, 2021 on a sixty-five-month lease. The address of the facility is 5345 E Centennial Pkwy, Building 1, North Las Vegas, NV 89115.

Material Lease Terms

Premises:	Building 1 located at 5345 East North Belt Road, North Las Vegas, NV 89115

Square Feet:	173,720 rentable square feet

Commencement Date:	May 1, 2021

Term:	65 months commencing on May 1, 2021 and ending August 31, 2026; the Company’s first five months of rent were abated by the landlord. The Company began making monthly rent payments on October 1, 2021.

Security Deposit:	$525,000

Lease Months	Monthly Base Rent
01 – 12	$87,996
13 – 24	$90,636
25 – 36	$93,355
37 – 48	$96,156
49 – 60	$99,041
61 – 65	$102,012

Triple Net Lease:	All costs, expenses, and obligations relating to the facility during the term of the lease, including operating expenses, repairs, insurance, and taxes, are the responsibility of BOXABL.

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Second Manufacturing Facility (Factory 3, formerly known as Factory 2)

On June 13, 2022, we entered into a lease for additional industrial space which will support and enhance our operations at our initial manufacturing facility. We took possession on February 1, 2023, which is when the property had been made ready under the terms of the lease. The address of the facility is 5553 N. Belt Road, North Las Vegas, NV.

Material Lease Terms

Address:	5553 N. Belt Road, North Las Vegas, NV 89115

Square Feet:	132,960 rentable square feet

Commencement Date:	January 27, 2023

Term:	73 months commencing on after completion of the Landlord’s Work.

Security Deposit:	$611,616

Lease Months	Monthly Base Rent
01 – 12	$103,709
13 – 24	$107,857
25 – 36	$112,171
37 – 48	$116,658
49 – 60	$121,325
61 - 72	$126,178
73+	$131,225

Triple Net Lease:	All costs, expenses, and obligations relating to the facility during the term of the lease, including operating expenses, repairs, insurance, and taxes, are the responsibility of BOXABL.

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Third Manufacturing Facility (Factory 2 formerly known as Factory 3)

On May 2, 2023, we amended the lease agreement for the initial manufacturing facility to add space to be used as our third manufacturing facility for a term of forty-eight months. We took occupancy of the facility on June 1, 2023. The address of the warehouse is 5445 East North Belt Road, North Las Vegas, NV 89115.

Material Lease Terms

Premises:	Building 3 located at 5445 East North Belt Road, North Las Vegas, NV 89115

Square Feet:	114,613 rentable square feet

Commencement Date:	June 1, 2023

Term:	48 months commencing on June 1, 2023 and ending May 31, 2027. The Company began making monthly rent payments on June 1, 2023.

Security Deposit:	$0

Letter of Credit	$3,714,190

Lease Months	Monthly Base Rent
01 – 12	$115,759
13 – 24	$120,390
25 – 36	$125,205
37 – 48	$130,213

Triple Net Lease:	All costs, expenses, and obligations relating to the facility during the term of the lease, including operating expenses, repairs, insurance, and taxes, are the responsibility of BOXABL.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the related notes included elsewhere herein and in our consolidated financial statements.

In addition to our consolidated financial statements, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. See above Forward-Looking Statements and Risk Factors for a discussion of the uncertainties, risks and assumptions associated with these statements.

Overview

We are in the process of scaling our factories and production of Casitas to meet the demand for our products, and our results to date reflect these efforts. In addition to Factory 1, which we took possession of in May 2021, we expanded our production capacity by signing a lease for Factory 2 in June 2022 and Factory 3 in May 2023. While our growth has mainly been funded by our capital raising activities as described below in “Liquidity,” we anticipate our increased manufacturing capacity will allow us to build more Boxes more efficiently, and, in doing so generate more revenue in the future. Consequently, we recently hired 3 sales associates.

In 2023, we manufactured 260 Casitas primarily planned to fulfill an order with one of our customers in Arizona but have not made any deliveries. Various permits from state and local governments are required in order to sell and install the Casitas as modular houses. The permitting process has caused delays in the delivery of the product and has affected the timing and amount of the Company’s revenues. Currently, the Company is in the process of obtaining various permits related to the Casitas. During the period that the Arizona order had been postponed, the units that were previously reserved for that project were made available to be sold to other customers. We sent a survey to those on our waitlist requesting information regarding who is able to receive delivery and whether that potential customer would install their unit or units in a jurisdiction with significant permitting or other regulatory requirements.

In December 2023, BOXABL completed the requested third-party inspection for the State of Arizona and received a report recommending Factory and Casita certification which was approved by the State. The Company expects to resume sales of Casitas in Arizona in 2024.

Accordingly, we are resuming sales to customers in Arizona, in states where there is no state modular program, and for projects that are under a different classification such as park model RVs or government projects. Nevertheless, these new sales may face delays due to the time needed to prepare the site for installation, arrange capital for payment of amounts due to the Company by the purchaser, and other preparatory steps that need to be taken in order to arrange delivery and installation of the units.

BOXABL has approved plans in several jurisdictions that do not have modular housing legislation (Oklahoma, Utah, Tribal Lands). The Company is also approved to sell Casitas as a Park Model RV configuration. We believe the Company can sell Park Model RVs in forty-five states without additional qualifications. The Company anticipates that the incoming demand from the aforementioned jurisdictions plus customers under Park Model RV categories will support the Company’s operations.

The Company retained multiple third-party inspection agencies to assist in achieving certification in multiples states with modular housing legislation simultaneously. The Company does not expect that this regulatory process will cause further delays in our ability to generate revenue with respect to our current or future production.

As of March 29, 2024, the company sold five units in 2024 to states that do not have modular housing legislation or under Park Model RV.

The Company maintains short-term liquidity of $46,259K as of December 31, 2023, including $18,574K of cash and cash equivalents and $27,685K as short-term investments in U.S. Treasury Notes. Currently the Company’s average negative operating cashflow needed to maintain operations beyond the short-term is approximately $3,000,000 per month . Accordingly, the Company’s liquidity is sufficient to fund approximately 15-months of operations in case of no revenues.

The Company does not have financial debt and has recorded $9,822K in deposits in advance as of December 31, 2023 related to production equipment to secure our operational ramp-up expected for 2024. The Company maintains a commitment to pay an additional $2,424K for this equipment upon delivery.

The Company expects to generate funds from the sale of its current inventory in H1 2024, sale of future inventory resulting from manufacturing, sales of equity securities pursuant to an offering under Regulation A in which a preliminary offering statement has been filed, and, if needed, could also look for financing opportunities related to our equipment.

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Results of Operations

Fiscal Year Ended December 31, 2023 Compared with the Year Ended December 31, 2022

Revenues

Our FYE 2023 gross revenues were $343K compared to FYE 2022 gross revenues of $10,868K. Revenue in 2023 was generated by sales of our Casitas, supporting labor and materials, including the sale of two Casitas to two customers. We are continuing to work to scale to meet demand through the development of our factories and manufacturing processes. Revenue in FYE 2022 resulted from recognition of revenue received under the Company’s contract for delivery of Casitas to ADS, Inc.

Cost of Goods Sold

Gross revenues for FYE 2023 and 2022 were offset by cost of goods sold of $10,556K and $23,668K, respectively. Cost of goods sold consists primarily of the cost of products used in the production of the Company’s finished products, shipping, the related labor, stock compensation expense and overhead charges associated with that production. The Manufacturing Overhead represents the wages of salaried personnel directly involved in the manufacturing and production process, increasing year over year aligned with our strategy to increase production. The cost of goods sold for the years ended December 31, 2023 and 2022, consist of the following:

	December 31,
(In Thousands)	2023	2022
Direct Material/Shipping	$75	$10,962
Direct labor	30	6,125
Manufacturing Overhead	9,535	5,760
Stock Compensation	916	821
Cost of Goods Sold	$10,556	$23,668

During 2022 the Company started developing and implementing strategic cost-saving initiatives to reduce the cost of goods sold, which continued into 2023. In particular with the Vertical Integration of EPS foam, improving terms with suppliers with suppliers, implementing a MES (Manufacturing execution system) to gather data and drive improvements, implementing standard jobs, improving manufacturing efficiencies and reducing quality issues, and implementing a layered shop floor management system, management GEMBA walks, and fostering employee engagement.

During the second half of 2023 the Company started upgrading the manufacturing concept and installing more automated equipment. We expect this will allow the Company to ramp up production and reduce the cost per unit further.

During the years ended December 31, 2023, and 2022, manufacturing overhead was $9,535K and $5,760 K. This consisted primarily of the allocation of indirect labor, rent and lease expense, and depreciation expense. Other allocations to manufacturing overhead included indirect supplies, scrapped material, and maintenance costs.

In 2022, our costs of goods sold included as part of Manufacturing Overhead a 1% royalty paid to Build IP, a company controlled by our founder and CEO, Paolo Tiramani, under the terms of our exclusive license agreement to utilize the patented technology necessary to produce and deliver our Boxes. In June 2023, the Company acquired Build IP and its parent, 500 Group, both of which were owned by the Company’s CEO, for consideration of $30 million paid in Non-Voting Series A-2 Preferred Stock. As a result of this transaction, all royalty payments were ceased immediately. For details, see Certain Relationships and Related Transactions and Director Independence.

Operating Expenses

In FYE 2023, we also saw a significant increase in operating expenses from $20,291K in 2022 compared to $31,548K in FYE 2023. In FYE 2023 and 2022, respectively, our operating expenses were $14,855K, and $10,391K for general and administrative expenses, $8,401K and $6,523K for sales and marketing, and $8,292K and $3,377K for research and development. The most significant of these increases in operating expenses was research and development, which increased by $4,915K. This increase reflects a push to increase capacity, sales, and further test raw material used in production and researching industry standards and regulations.

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Advertising and marketing play a large role in BOXABL’s capital-raising strategy. We have undertaken advertising campaigns specific to the product, as well as advertising directly to investors. The investor-focused advertising has allowed for investors to learn more about the Company. As a result of these efforts, in 2022, BOXABL raised over $100M from over 30,000 investors and has achieved some of the most successful crowdfunding campaigns under Regulation Crowdfunding and Regulation A. Despite only raising funds under Regulation D and Crowdfunding, in 2023, the Company was still able to raise substantial capital. In addition to our investor marketing, advertising the Company has resulted in indications of interest to purchase a BOXABL unit from around 175,000 people. Our marketing has also resulted in more than 1.25M social media followers, which has generated interest in the company from prospective employees, potential partners and suppliers. We recorded over 350,000 visits from unique users to invest.boxabl.com in 2023.

Research and Development is essential to test and develop the BOXABL product further. The main cost drivers in 2023 were:

1. Testing SIP panels for the development of the next generation product both in-house and with 3rd parties to evaluate structural capacities, fire resistance, weather barrier, etc. along a wide range of materials and combinations thereof;

2. Performing destructive testing of units, panels, materials and other components of Casitas in order to improve and enhance the safety of manufactured units;

3. Continuing to upgrade, develop and revise engineering, in order to obtain independent third-party certification for our factory and product to facilitate certification by local and state agencies for our ultimate goal of sales to the consumers;

4. Developing a chassis/trailer system to better solve the transportation issue that plagues the modular home industry;

5. Develop engineering plans and structural testing for the next generation of our products such as the two-story, single-family home which first was exhibited in February 2023 at the International Builder’s Show (IBS), receiving positive reviews from prestigious publications such as New York Times among others;

6. Prototyping different plumbing and electrical designs in an attempt to improve functionality and reduce cost and labor requirements for installation;

7. Cooperating in the development and testing of transportation mechanisms in order to be able to sell and deliver the units in all USA; and

8. Continuing to develop and redesign sub-products such as cabinets, showers, roofing and others to enhance the usage of space.

Compensation Expense

The Company’s Equity Incentive Plan provides for the issuance of Stock Options and Restricted Stock Units (“RSUs”) among other types of equity incentives, including ISOs and NQSOs. The RSUs granted by the Board vest depending upon future events and are expensed periodically, over the vesting term. As of December 31, 2023 and 2022, the Company had 60,500,072 and 17,857,140 RSUs outstanding. As of December 31, 2023, 285,715 RSU shares were fully vested. As of December 31, 2023 and 2022, the Company had 55,236,146 and 61,288,154 ISO/NQSO shares outstanding. For details regarding Stock Options and Restricted Stock Units granted under the Plan, see Compensation of Directors and Officers – Equity Incentive Plan.

Extinguishment of Debt

In FYE 2022, the Company recorded $578,971K as an extinguishment of debt due to the conversion of our Convertible Promissory Notes into Series A-1 Preferred Stock of the Company.

Critical Accounting Policies and Estimates

Inventory

Inventory consists of raw materials, in-bound freight and duties, work in progress, and finished goods. Inventories available for sale are valued at the lower of cost or net realized value. Cost is determined using the weighted average method. This valuation requires us to make judgments, based on currently available information, about the likely method of disposition, such as through sales to individual customers, bulk sales, and the expected recoverable values for each disposition category. On a periodic basis, the Company performs a physical count of its inventory and records an Inventory Valuation Allowance for inventory that has become obsolete or inventory that has a cost basis in excess of the expected net realizable value. Damaged and obsolete inventory are valued based on management’s best estimate and any difference charged to expense.

Intangible Assets

The Company evaluates its intangible assets for impairment annually, or more frequently whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company utilizes a qualitative assessment to evaluate whether it is more likely than not that the fair value of an intangible asset is less than its carrying value, and if so, the Company will perform a quantitative test. An impairment loss is recognized if the carrying value exceeds the fair value.

Stock-Based Compensation

The Company applies ASC 718 for its Stock-Based Compensation. Compensation for all stock-based awards, including stock options and restricted stock, are measured at fair value on the date of grant and recognized over the associated vesting periods. The fair value of stock options is estimated on the date of grant using a Black-Scholes model. The fair value of restricted stock awards is estimated on the date of the grant based on the fair value of the Company’s underlying common stock. For stock options and restricted stock awards subject to a three-year vesting period, the Company recognizes compensation expense over the associated service periods.

Determining the grant date fair value of options using the Black-Scholes option-pricing model requires management to make assumptions and judgments. These estimates involve inherent uncertainties and, if different assumptions had been used, stock-based compensation expense could have been materially different from the amounts recorded.

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Liquidity and Capital Resources

Sources of Liquidity

To date, our operations have been financed by our exempt offerings of securities made in reliance on Regulation A, Regulation CF and both Rule 506(c) and Rule 506(b) of Regulation D. For details regarding our securities offerings, see below Sales of Securities.

Cash and Cash Equivalents

As of December 31, 2023, the Company held $18,574K in cash and cash equivalents and $27,685K in investments in short-term treasury notes, compared to $9,025K in cash and cash equivalents, and $74,385K held in short-term treasury notes as of December 31, 2022.

Inventory

Our physical assets increased significantly with inventory of $18,694K as of December 31, 2023, which is primarily finished goods including 313 Casita Boxes units, compared to $8,243K as of December 31, 2022, which was primarily raw materials. As we continue producing Casita Boxes, the amount of inventory consisting of finished goods has increased compared to the amount of raw materials as inventory.

Property, Plant and Equipment

Property, Plant and Equipment increased to $10,766K as of December 31, 2023 primarily related with our manufacturing equipment, from $7,738K at December 31, 2022 resulting from additional capital improvements to our manufacturing facility.

In addition to installed capital equipment, as of December 31, 2023, we recorded $9,822K in deposits related to production equipment, compared to $3,902K as of December 31, 2022.

Sales of Securities

Sales of Capital Stock

Beginning November 23, 2021, the Company commenced an exempt offering of Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert, pursuant to Rule 506(c) of Regulation D. The Company closed the offering August 31, 2023, having sold 45,011K shares for gross proceeds of $33,837K.

On March 31, 2022, the Company’s offering under Regulation A was qualified to sell Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert. The Regulation A offering closed on January 12, 2023, with the Company selling 5,913,600 shares of Series A Preferred Stock for gross proceeds of $83K, 742K shares of Series A-1 Preferred Stock for gross proceeds of $59K, and 81,064K shares of Series A-2 Preferred Stock for gross proceeds of $64,850K. The Selling Shareholders (Paolo Tiramani and Galiano Tiramani) sold 12,488K shares of Common Stock, directly to investors, for gross proceeds of $9,991K.

From August 25, 2022 through February 20, 2023, the Company conducted an offering of its Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert, in reliance on Regulation Crowdfunding. The Company sold 5,914K shares for gross proceeds of $4,731K.

Beginning February 17, 2023, the Company commenced a Canadian exclusive offering, through FrontFundr, of its Non-Voting Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert. This offering is subject to applicable exemptions under Canadian securities laws and is strictly limited to investors from specific Canadian provinces, which is verified by FrontFundr. As of December 31, 2023, the Company has sold 388K shares for gross proceeds of $310K.

On June 15, 2023, the Company engaged in a statutory merger with an affiliated corporation, 500 Group, in which the Company exchanged 37,500K shares of Non-Voting Series A-2 Preferred Stock in exchange for 500 Group’s 100 outstanding shares of Common Stock in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. For details, see Certain Relationships and Related Transactions and Director Independence.

Beginning September 1, 2023, the Company commenced an exempt offering of Non-Voting Series A-3 Preferred Stock and the underlying shares of Common Stock into which they convert, pursuant to Rule 506(c) of Regulation D. As of December 31, 2023, the Company sold 8,343K shares for gross proceeds of $4,184K.

From September 18 through October 9, 2023, the Company conducted an offering of its Series A-2 Preferred Stock and the underlying shares of Common Stock into which they convert, in reliance on Regulation Crowdfunding. The Company sold 4,079K shares for gross proceeds of $3,263K.

In February 23rd, 2024 the Company filed a Preliminary Form 1-A expecting to conduct an offering of its Non-Voting Series A-3 Preferred Stock under Regulation A.

Convertible Promissory Notes

Between November 17, 2020, and April 1, 2022, the Company sold $44,852K in Convertible Promissory Notes in an exempt offering made in reliance on Rule 506(c) of Regulation D. On April 1, 2022, all of the Convertible Promissory Notes converted into 781,541K shares of Non-Voting Series A-1 Preferred Stock representing the principal amount due plus $2,058K of accrued interest. As discussed above, our income statement includes a net loss of $612,395K for FYE 2022, of which $578,971K represents the extinguishment of debt through the conversion of our Convertible Promissory Notes. See above – Extinguishment of Debt and Interest Expense and Note 6 to the Consolidated Financial Statements for the fiscal years ending December 31, 2022 and 2021.

Material Commitments and Obligations

Expense Commitments

As of December 31, 2023, we reported current lease liabilities of $3,182K compared to $1,000 as of December 31, 2022. Our long-term lease liability increased to $10,661K as of December 31, 2023, from $3,091K as of December 31, 2022.

Customer Deposits

Our main non-lease liability is the Company’s obligation to customers who have placed deposits on the purchase of a Casita. As of December 31, 2023, the Company held Customer deposits in the amount of $3,987K, which represented a decrease from $4,257K as of December 31, 2022. See – Trend Information.

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Deferred Revenue

As of December 31, 2023, our balance sheet carried $2,684K deferred revenue related to purchase orders from Oklahoma (see Trend Information) and the Purchase Agreement with Pronghorn Services LLC (included as Exhibit 6.9 to the Offering Statement of which this Offering Circular forms a part). The Company notes that while the agreement was never executed, the parties have been acting under the terms of the agreement, with the Company receiving the full payment of the purchase orders ahead of shipping units). Pursuant to our method for recognizing revenue (see Critical Accounting Policies below), deferred revenue reflects the amount that had not yet been delivered as of the date of the consolidated financial statements.

Cash Flows

Historical Cash Flows

	Year Ended December 31
(In Thousands)	2023	2022

Net Cash Used in Operating Activities	$(38,288)	$(33,276)
Net Cash Used in Investing Activities	$36,092	$(83,009)
Net Cash Provided by Financing Activities	$15,503	$103,895

At December 31, 2023, our principal source of liquidity was cash and cash equivalents and short- and long-term investments, which we achieved through our offerings of securities as discussed above. Based on the Company’s current burn rate, we anticipate that the current liquidity together with cash generated from sales of Casitas as well as sales of additional securities will be sufficient to meet our immediate cash needs for approximately 15 months.

Operating Activities

Cash used in operating activities included net loss adjusted for several non-cash items such as depreciation & amortization, stock-based compensation, extinguishment of debt and other non-cash expenses, in addition to the change in working capital.

Investing Activities

Primary investing activities included purchase of Property, equipment, leasehold improvement, Payment of security deposit for our factory and other facility, and acquisition and sales of short-term and long-term investments.

Financial Activities

Primary sources of our financial activities included net proceeds from issuance and sales of securities.

Trend Information

In total, we have received interest from more than 175,000 potential customers wishing to reserve their place in line for a Casita Box. Each of these potential customers has agreed to our Room Module Order Agreement. Of that number, we currently have deposits from over 8,500 potential customers ranging from $100, $200, $1,200 or $5,000 for over 15,000 Casitas. We are currently only accepting deposits of $200. While there is no assurance that any of these reservations will result in binding orders or revenue, we believe that the volume of reservations demonstrates significant interest in our product, which necessitates our efforts to focus on scaling up production capacity.

We also recently announced a new prototype, frequently referenced as the “GOLDIBOX” with three-bedrooms, two-and-a-half bathrooms and an outdoor deck, which is expanding public understanding of BOXABL beyond tiny houses and is already getting a lot of attention from Developers. We are now able to produce multi-bedroom units with our 19x19 ft. Boxes.

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Inflation

We have not yet been materially impacted by those pressures because of the key differentiators in our building components compared to traditional, stick-built homes, as well as our manufacturing process in the factory setting compared to construction in the field. If the Company encounters significant increases in the cost of manufacture due to inflation, we believe we would be able to pass on those costs to end consumers as they would likely encounter greater inflationary impacts in traditionally built homes. Recent inflationary pressures have not materially impacted the Company’s operations.

Planned Timeline

With the success of our initial fundraising through our offerings under Regulation A, Regulation D, and Regulation CF, we have continued to advance our planned timeline beyond initial testing of Casitas, delivery of orders, and developing Factory 2. As of March 29, 2024, we see our next 12-month timeline as follows:

Month 1-3:	●	Begin delivery of orders to states do not have modular housing legislation, Park Model RV configuration, and to Arizona.
	●	Ramp-up Generation 1.0 Casitas production.
	●	Obtain plant and Generation 1.0 Casita certification in Nevada, New Mexico, California, and Texas

Month 3-6:	●	Upgrade manufacturing equipment including: CNC equipment, Lamination Line, Paint Line, and Casita Assembly Conveyor System and complete setup of Factory 2 and 3 and continue with the integration into our production process.
●

Month 7+:	●	Begin production of our next generation Casita
	●	Begin ramp up of production to achieve our desired production at scale for our facilities in Nevada.
	●	Complete ramp up of production to achieve our desired production at scale for our facilities in Nevada.
	●	Obtain Generation 2.0 Casita certification in several states including Arizona, California and Nevada.

The Company believes the above referenced activities are achievable with its current cash and cash equivalents as referenced in Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview.

On the regulatory side of our business, we have received Generation 1.0 state modular approvals required for our Casitas in Arizona, which was finalized in December 2023. We still anticipate achieving Generation 1.0 state modular approvals for our Casitas in California and Nevada, followed by Generation 2.0 state modular approvals for our Casitas and our multifamily set-ups in California, Arizona, and Nevada later in 2024.

There is no assurance that we will be able to meet this timeline. It is provided to identify our intentions for moving forward during the next 12 months of operation.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

In connection with a 2023 exercise to improve the Company’s corporate governance standards and apply additional independent oversight of the Company’s policies and operations, five directors have been duly appointed to serve a one-year term as of June 16, 2023 until June 15, 2024. The Company has charged the directors with adopting governance policies to comply with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and Securities and Exchange Commission (“SEC”) rules relating to Sarbanes-Oxley, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and other corporate governance matters as described more fully in Director Independence and Corporate Governance, below.

As of April 10, 2024, our directors, executive officers and significant employees were as follows:

Name	Position	Age	Term in Office	Fulltime with the Company
Executive Officers
Paolo Tiramani	Founder and CEO	64	Since December 2017	Yes
Galiano Tiramani	Director of Marketing	36	Since December 2017	Yes
Martin Noe Costas	Chief Financial Officer	46	Since October 2023	Yes

Directors *
Paolo Tiramani	Director	64	Since June 2020
Galiano Tiramani	Director	36	Since June 2020
David R. Cooper II	Director	53	Since June 2023
Veronica Nkwodimmah Stanaway	Director	53	Since June 2023
Gregory F. Ugalde	Director	63	Since June 2023
Christopher J. Valasek	Director	41	Since June 2023
Zvi Yemini	Director	73	Since June 2023

Significant Employees
Kyle Denman	Senior Engineer	30	Since December 2017	Yes

Directors, Officers and Significant Employees

Paolo Tiramani, Founder and Chief Executive Officer, Director

An industrial designer and mechanical engineer, Paolo has over 150 patent filings which have generated more than $1 billion in retail sales. Paolo founded BOXABL in 2017 and has funded BOXABL to date through his intellectual property investment company 500 Group Inc., which has been in operation since 1986. Paolo also founded Supercar System in 2014. Paolo moved operations to Las Vegas, Nevada five years ago for its strategic location, business and tax climate to develop the BOXABL project into an operating company. Paolo and Galiano Tiramani are father and son.

Galiano Tiramani, Founder and Director of Marketing, Director

Galiano is a serial entrepreneur who has founded several successful startups. Notably, a cryptocurrency exchange and bitcoin ATM network that was founded in 2014 and later sold. He also founded and operated a large green farming and processing facility in Northern California before moving to Las Vegas to pursue BOXABL full time. Galiano holds a bachelor’s degree in business. Paolo and Galiano Tiramani are father and son.

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Martin Noe Costas, Chief Financial Officer

Martin Costas is a highly accomplished and visionary leader with an exceptional decade-long track record of strategic and operational excellence. With a solid foundation from over 8 years with public accounting with PwC and over 15 years with Fortune 500 companies, Martin has consistently demonstrated his strategic prowess and operational acumen. His most recent position was as CFO with Honeywell Process Solutions, a $4 billion+ global business pioneer in automation control, instrumentation, and services, where he served as CFO from 2022 until October 2023. Prior to this role, he served 3 years (2019 – 2022) as CFO at Nexans Amercable, a global leader in jacketed electrical power, control, and instrumentation cable. From 2017 to 2019 Martin led a Fortune 100 finance transformation as Global Process Owner with Sysco. Prior to that time, he spent over 9 years with SLB (formerly Schlumberger) where he led the finance function of a $6billion+ global Business as the Drilling Solutions Global Controller. Martin has a robust academic foundation, including an MBA from Universität de Barcelona and a bachelor’s degree from Universidad Argentina De La Empresa (UADE), combines academic rigor with practical expertise. His global perspective, fluency in multiple languages, and commitment to excellence continue to make him a trailblazing leader in the business world.

David R. Cooper II, Director

David is a self-styled “super connector” in the global industrialized construction sector who has built a multimedia highway of case studies featuring industry leaders who drive business forward. He has spent the last four years touring smart cities, net zero master planned communities, manufacturing facilities, skills training academies, job sites and more seeking out emerging building products, technology and advanced building processes across the United States, Europe and the United Kingdom. Since February 2020, David has served as host of Dave Cooper Live, LLC, an online talk show about technology, innovation and evolution of construction business. From November 2010 to October 2020, David was Managing Director at Connecticut Valley Homes, a New England based builder using volumetric modular construction for custom homes and commercial projects. David believes that changes for the greater good of the building manufacturing industry and those working in it will have a significant impact on our environment and people everywhere.

Veronica Nkwodimmah Stanaway, Director

Veronica is a financial professional with a solid track record in accounting, finance, and tax. She is an innovative thinker with strong leadership skills, excellent communication skills and a history of working with all organizational levels to implement change and improve operational performance and company value. Since February 2023, Veronica has served as Interim CFO with Oakcliff Capital Partners LP, an investment management fund that invests in publicly traded securities, where she managed all financial accounts and operations of the fund. Veronica shifted focus to family and social causes beginning in 2014 and has volunteered her time, raising funds, and providing other services with the following organizations: Bronxworks from 2016 to present; Croton PTA, Schools and Community Organizations from September 2019 to present, Harry Chapin Memorial Run Against Hunger volunteer and Board Member from March 2022 to present. Veronica also has depth of leadership experience based on her service as Senior Manager of Financial Services in Ernst & Young’s Bangalore offices between January 2010 and July 2012, during which time she managed a staff of over 250; conducted recruitment, training, yearly budget and staffing projections, review of compensation, and was recognized for “Exceptional Client Service” in her first year of leading the India practice.

Gregory F. Ugalde, Director

Gregory is the President and Chief Legal Officer of T&M Building Co, Inc., based out of Torrington, CT, where he is responsible for company operations related to home building and land development, a role he has held since April 1994. He has specific experience with legal issues associated with home building and the formation of community developments. His prior experience includes founding legal practices associated with all aspects of land use and development. Gregory is also founder and owner of GFU Investments, LLC, a multifaceted builder and developer of minority-owned businesses concentrating on urban development and affordable housing in Connecticut’s cities. In addition to service as Chairman of the National Association of Home Builders (“NAHB”) in 2019, he has served the NAHB in numerous capacities, including NAHB Immediate Past Chairman 2020-2021, NAHB Board of Directors since 2003, Legal Action Committee and Legal Action Network for Development Strategies from 2000 - 2020, Green Building Task Force 2010-2013, and NAHB Budget and Finance Committee Chair and Vice Chair during 2017 chairman and 2014, respectively.

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Christopher J. Valasek, Director

Chris currently serves as Senior Director of Product Security at Cruise LLC, an American self-driving car company headquartered in San Francisco, CA, a position he commenced in March 2023. Prior to that, Chris served at Cruise as Director of Product Security between October 2020 and March 2023; Director of Security, Autonomous Vehicle, between July 2020 and October 2020; and Principal Autonomous Vehicle Security Architect/Engineering Manager between August 2017 and July 2020. Chris is best known for his automotive security research, including a critically acclaimed remote attack of a well-known vehicle brand via its “UConnect” media system. He has also publicly demonstrated many security vulnerabilities in various applications, with a particular focus on Microsoft Windows heap exploitation. Mr. Valasek has experience in all aspects of technical security involving information technology. He was adjunct faculty between January 2013 and June 2020 at Carnegie Mellon University in the Heinz College of Information Systems and Public Policy.

Zvi Yemini, Director

Zvi is an entrepreneur, industrialist, inventor and community activist from Israel, and the founder of The ZAG Industries, Ltd., Hydro Industry and Polymer Logistics. Zvi has experience with many public companies, including as chairperson of TechCare Ltd, a company formerly listed on the New York Stock Exchange, between September 2021 to the present. He also began serving on the board of Skenkar Design College beginning in January 2012, and served as chairperson between September 2014-September 2017, as well as on the board of YMY Industries Ltd. on December 1998. Zvi also served as a director of The Peres Center for Peace from September 2000-September 2017. He also has served on the board of Nanomedic Technology Ltd. since November 2018. He serves as partner and investor to several additional companies that are involved in innovative developments in the fields of medicine, electronics, nanoparticles and ignition.

Kyle Denman, Founder and Senior Engineer

Kyle is the senior engineer spearheading development of the BOXABL technology, and joined BOXABL in 2017 following first working with Paolo at Supercar System, where he started in 2016. A graduate in Mechanical Engineering from Stonybrook University, he holds over 20 civil engineering and automotive mechanical patents. Kyle has been swinging a hammer since he was 12 years old for his family-owned construction company and brings a deep understanding of all field issues with the industry combined with substantial engineering skills.

Involvement in Certain Legal Proceedings

By complying with all requirements of his probation and state law, on August 21, 2023, the Superior Court in the County of Lake agreed to dismiss the convictions and vacated the pleas of Galiano Tiramani’s nolo contendere. On July 10, 2019, Mr. Tiramani, who currently serves as Director of Marketing and as a Director on the Company’s Board of Directors, entered a “Nolo Plea” in the Superior Court of California (County of Lake) resulting in a conviction of a misdemeanor for possession of marijuana for sale under California’s Health and Safety Code Section 11359 (“HS 11359”).

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DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE

On June 16, 2023, the Company’s controlling stockholders elected five new and independent members to the Board of Directors, each identified in our table of executive officers and directors in Directors, Executive Officers and Significant Employees (above). The Board is now comprised of a majority of independent directors as determined under the listing standards of the Nasdaq Listing Rule 5605(a) – (e). As described in more detail below, our independent directors also serve on the Company’s Audit, Compensation and Nominating and Corporate Governance Committees.

In consideration of the foregoing, the Board has created the following committees, which charges and responsibilities are as described below:

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Paolo Tiramani, Galiano Tiramani, Zvi Yemini, and Gregory F. Ugalde. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	Identifying individuals qualified to become directors consistent with criteria approved by the Board and recommend to the Board the qualified candidates for directorships to be filled by the Board or by the stockholders;
●	Overseeing the evaluation of the Board and key management;
●	Developing and recommending to the Board a set of corporate governance principles applicable to the Company;
●	Oversight of the Company’s practices and strategy as it pertains to the following (each of which may be considered an ESG mandate:

○	Workforce health and safety;
○	Human capital management;
○	Energy efficiency and the environmental impact of the Company’s homebuilding process;
○	Home affordability, business ethics and compliance; and
○	Data privacy and protection.

Compensation Committee

Our Compensation Committee is comprised of David R. Cooper II, Veronica Nkwodimmah Stanaway, Gregory F. Ugalde, Christopher J. Valasek, and Zvi Yemini. The Compensation Committee is responsible for, among other things:

●	Determining corporate goals and objectives relevant to the non-independent directors and other executive officers;
●	Determining the compensation of all executive officers and non-independent directors based upon their performance relative to the established goals and objectives;
●	Monitoring incentive and equity-based compensation plans; and
●	Preparation of any required annual report on executive compensation.

Audit Committee

Our Audit Committee is comprised of David R. Cooper II, Veronica Nkwodimmah Stanaway, and Gregory F. Ugalde. The Audit Committee is responsible for, among other things:

●	Assisting the Board in fulfilling its oversight responsibilities relating to:

○	The integrity of the Company’s consolidated financial statements;
○	The Company’s compliance with legal and regulatory requirements;
○	The qualifications and independence of the Company’s Independent Auditor; and
○	The performance of the Company’s internal audit function and independent auditor; and

●	Preparation of any required annual report of the Audit Committee.

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COMPENSATION OF DIRECTORS AND OFFICERS

The following discussion and analysis of compensation arrangements should be read with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. The actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.

For the fiscal years ended December 31, 2023, and 2022 the Company compensated our three highest-paid executive officers as follows:

Name and principal position	Year		Salary ($)		Bonus ($)	Stock awards ($)		Option awards ($)	Non-equity incentive plan compen- sation ($)	Non-qualified deferred compen-sation earnings ($)	All other compen- sation ($)(1)			Total ($)
Paolo Tiramani,	2023		$595,000		$297,500							$0		$892,500
Chief Executive Officer	2022		$399,633		385,767							$0		$785,400
Galiano Tiramani,	2023		$595,000		$297,500							$58,275	(2)	$950,775
Director of Marketing	2022		$451,912		$333,488							$159,570	(3)	$944,970
Martin Noe Costas, Chief Financial Officer	2023	(4)	$81,250	(4)	$162,500	$5,714,286	(5)				$			5,958,036

(1)	Excludes all amounts paid by the Company to Build IP, LLC as part of its licensing agreement. Build IP, LLC became a subsidiary of BOXABL on June 15, 2023, and the licensing agreement is now void.

(2)

Composed of $48,955 costs for security equipment and installation for the Director of Marketing and his family to address safety concerns due to specific threats arising directly as a result of his position with the Company, and $9,320 costs related to use of the Company’s vehicle (see note 3, below).

(3)	Reflects expense related to the cost of the Company’s vehicle, including sales tax.

(4)	Reflects compensation to Mr. Costas during 2023, which employment commenced October 2, 2023. For a complete description of his employment agreement, see Employment Agreements with Key Executives.

(5)	Represents the aggregate grant date fair value of 7,142,857 Restricted Stock Units (“RSUs”) computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value realized by the named executive officer. For additional information see the table Outstanding Equity Awards at Fiscal Year End (below).

Principal Elements of Compensation

The compensation of the Company’s executive officers comprises of the following major elements: (a) base salary; (b) an annual, discretionary cash bonus; (c) long-term equity incentives, consisting of stock options, restricted stock awards, performance compensation awards and/or other applicable awards granted under the Company’s equity incentive plan (the “Equity Incentive Plan”) and any other equity plan that may be approved by the Board from time to time, and (d) perquisites. These principal elements of compensation are described below.

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Base Salaries

Base salary is provided as a fixed source of compensation for our executive officers. Adjustments to base salaries will be reviewed annually and as warranted throughout the year to reflect promotions or other changes in the scope of breadth of an executive officer’s role or responsibilities, as well as to maintain market competitiveness.

Annual Bonuses

Annual bonuses may be awarded based on qualitative and quantitative performance standards and will reward performance of our executive officers individually. The determination of an executive officer’s performance may vary from year to year depending on economic conditions and conditions in the housing industry and may be based on measures such as stock price performance, the meeting of financial targets against budget, the meeting of acquisition objectives and balance sheet performance.

Perquisites

In approving perquisites to our executive officers, the Board considers a number of factors, including the use of the perquisite in connection with the Company’s marketing efforts via social media in addition to the executive officer’s personal use.

Employment Agreements with Key Executives

Effective January 1, 2023, the Company entered into employment agreements with our CEO, Paolo Tiramani, and Director of Marketing, Galiano Tiramani. Under the terms of the agreements, each will receive an annual base salary of $595,000, which may be modified at the discretion of the Board. They will both be eligible for an annual bonus determined in the sole discretion of the Board and based, in part, on the performance of the executive and of the Company during the calendar year. The bonus is not earned until paid, and if terminated prior to payment will not be pro-rated. The agreements also provide for vacation at the discretion of the executive subject to the Company’s demands, reimbursement of business expenses, and use of Company employees for tasks outside the course and scope of that employee’s employment with a provision for reimbursement of the Company at the employee’s current hourly rate. Other benefits include personal security services, including assignment of security personnel, for the executives and their immediate families, and an automobile for the executive’s personal and business use with maintenance, insurance and gas paid for by the Company. The agreements also provide for the executives to field test Company products and product components in their personal homes. The agreements provide for at-will employments and will terminate upon death or upon fourteen days written notice from the Company in the event of disability.

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Mr. Costas has an at-will employment agreement under which he receives a salary of $325,000 per year and a stock grant (subject to vesting period and other terms and conditions described below), and a relocation benefit of $27,500. The $5,714,286 stock grant to Mr. Costas consists of a total of 7,142,857 Restricted Stock Units (“RSUs”) granted under the Company’s Amended 2021 Stock Incentive Plan. The RSUs will fully vest on October 2, 2026, and, become subject to monetization, upon the first to occur of (i) a time at which the Company tenders for and successfully acquires the RSUs, (ii) the date of the closing of a transaction (or series of transactions) that results in a “change of control” of the Company; or (iii) the first trading day that is on or after the expiration of the “lock up” period after the effective date of the initial underwritten sale of the Company’s equity securities to the public on an established securities market (collectively, a “Qualifying Transaction”). The RSUs will be settled in shares of the Company’s Common Stock and a cash payment made in a single sum within fifteen business days after the closing of a Qualifying Transaction. If Mr. Costas’ employment terminates for any reason prior to a Qualifying Transaction, such termination will result in the immediate cancellation and lapse of the RSUs. In the event of termination for cause after a Qualifying Transaction but prior to payment, he will not be entitled to payment. For details see Exhibits 6.18 and 6.19 to the Offering Statement of which this Offering Circular forms a part.

Equity Incentive Plan

On October 4, 2021, the Board authorized, and the stockholders approved, the Company’s Amended 2021 Stock Incentive Plan (the “Plan”), which allows for the award of Options to purchase Common Stock, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units (“RSUs”), and Stock Grants. Pursuant to a 10-for-1 stock split in November 2021, the Plan had 150 million shares available for issuance. During the years ended December 31, 2023 and 2022, the Board had granted 1,357,142 and 18,307,129 stock options to purchase shares of Common Stock, respectively, of which 938,600 vested immediately upon issuance. The remainder vest over periods ranging from 28 to 36 months and expire ten years from the date of grant.

In 2023, the Board granted 54.36 million RSUs. No RSUs were granted during fiscal year 2022. As of December 31, 2023, 60.5 million RSUs were outstanding. For fiscal year 2022, 17.86 million RSUs were outstanding.

The Plan provides continual motivation for our officers, employees, consultants and directors (the “Participants”) to achieve our business and financial objectives and align their interests with the long-term interests of our shareholders. The Plan also provides an incentive to attract, retain and reward certain employees, non-employee directors, and consultants to the Company or an Affiliate. The Plan is administered by the Board of Directors, and awards are made by the Board in its sole discretion.

Stock option grants will have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years from the grant date unless an earlier time is set in the award agreement. The Board also has discretion to set terms for vesting, performance goals or other conditions precedent to the exercise of the stock option. If the Participant’s employment or services is terminated for cause all unexercised stock options immediately lapse even if vested; otherwise, participants have three months following termination of employment to exercise vested options. Holders of 10% or more of the Company’s combined voting power of all classes of the Company’s securities will have an exercise price not less than 110% of the fair market value on the date of grant and shall be exercisable for no more than five years from the date of grant.

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Compensation of Directors

In June 2023, five new, independent directors were elected by the majority stockholders. During the remainder of fiscal year 2023 and through June 2024, we expect our directors to receive the following compensation under the terms of their board participation agreements:

Director Compensation for June 2023 through June 2024

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Paolo Tiramani	$0	$0	$0	$0	$0	$0	$0
Galiano Tiramani	$0	$0	$0	$0	$0	$0	$0
David R. Cooper II	$40,000	$45,714	$0	$0	$0	$0	$85,714
Veronica Nkwodimmah Stanaway	$40,000	$45,714	$0	$0	$0	$0	$85,714
Gregory F. Ugalde	$40,000	$45,714	$0	$0	$0	$0	$85,714
Christopher J. Valasek	$40,000	$45,714	$0	$0	$0	$0	$85,714
Zvi Yemini	$40,000	$45,714	$0	$0	$0	$0	$85,714

(1)	This is an annual fee payable in increments of $10,000 per quarter.

(2)	Represents initial grants of 57,143 Restricted Stock Units (“RSUs”) under the Company’s Amended 2021 Stock Incentive Plan. Vesting occurred upon issuance of the stock grants. Upon the date the RSUs become vested and unrestricted, the Director will receive one (1) underlying share of Common Stock for each RSU. However, the underlying Common Stock shall not be issued, but deferred until the “Distribution Date,” which is defined as the earlier of five (5) business days following the date on which the Grantee ceases to be a Director of the Company or the date of the consummation of a Qualifying Transaction. The portion of any unvested RSUs will be forfeited upon termination of service as a Director to the Company, and such portion shall be cancelled by the Company. Upon termination of service as a Director of the Company by reason of death or disability, the portion of RSUs awarded that is not vested and unrestricted as of that date shall immediately vest and become unrestricted.

Under the terms of the directors’ participation agreements, awards of Restricted Stock Units will be revisited as terms of service mature. Each non-employee director is entitled to reimbursement for reasonable expenses relating to his or her service on the Board and any committee, including travel, meals, and other related expenses.

Compensation and Insider Participation

From January through June 2023, the Company did not have a compensation committee or any other committee performing equivalent functions of a compensation committee. Paolo Tiramani, our Chief Executive Officer, and Galiano Tiramani, Director of Marketing, each in his capacity as a Director serving on the Board, participated in deliberations of the Board concerning executive officer compensation and were employed by the Company.

Beginning in June 2023, the five new independent directors (see above) elected to the Board commenced serving as members of the Company’s Compensation Committee.

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Outstanding Equity Awards at Fiscal Year-End

Stock Options					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable (1)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#) (1)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Paolo Tiramani	-	-	-	-	-	-	-	-		-
Galiano Tiramani	-	-	-	-	-	-	-	-		-
Martin Noe Costas	-	-	-	-	-	-	-	7,142,857	(3)	$5,714,286

(1)	All equity awards reported in this table were granted pursuant to the Company’s Amended 2021 Stock Incentive Plan.

(2)	The Company does not have an active trading marketing for its securities. Accordingly, value reported in this column is based on grant date value in accordance with FASB ASC Topic 718.

(3)	Mr. Costas was granted Restricted Stock Units (“RSUs”) on October 2, 2023, which vest on October 2, 2026. After vesting, the RSUs become subject to monetization upon the occurrence of a “Qualifying Transaction,” defined as the first to occur of (i) a time at which the Company tenders for and successfully acquires the RSUs, (ii) the date of the closing of a transaction (or series of transactions) that results in a “change of control” of the Company; or (iii) the first trading that is on or after the expiration of the “lock up” period after the effective date of the initial underwritten sale of the Company’s equity securities to the public on an established securities market. The RSUs will be settled in shares of the Company’s Common Stock and a cash payment made in a single sum within fifteen business days after the closing of a Qualifying Transaction. If Mr. Costas’ employment terminates for any reason prior to a Qualifying Transaction, such termination will result in the immediate cancellation and lapse of the RSUs.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table displays, as of December 31, 2023, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 5% of any class of our capital stock entitled to vote, (2) all executive officers and directors as a group and (3) any other holder who beneficially owns more than 5% of any class of our capital stock entitled to vote:

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common Stock	Paolo Tiramani(1)	2,213,755,800 shares of Common Stock (2)	-	73.7919%
Common Stock	Galiano Tiramani(1)	779,389,600 shares of Common Stock (3)(4)	-	25.9797%
Common Stock	Officers and Directors as a Group	2,993,145,400 shares of Common Stock (5)	—	99.7715%

(1) C/O BOXABL INC., 5345 E. No. Belt Rd., North Las Vegas, NV, 89115.

(2) Includes 1,087,800,000 shares of Common Stock owned by the Paolo Tiramani 2020 Family Gift Trust.

(3) Includes 397,800,000 shares of Common Stock owned by the Galiano Tiramani 2020 Family Gift Trust and 2,500,000 shares of Common Stock owned by the Dechomai Asset Trust.

(4) Includes 5,633,800 Non-Qualified Stock Options owned by spouse that are fully vested, have an exercise price of $0.071 and expire October 4, 2031.

(5) Does not include 10,000 shares of Common Stock underlying Restricted Stock Units that vested for each of the five new directors on July 1, 2023, amounting to a total of 50,000 shares of Common Stock. For details regarding vesting terms, see Compensation of Directors and Officers – Compensation of Directors.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The following transactions were approved by the full Board of Directors that were serving at the time of approval. The Board is aware of the other commitments and interests of its members when determining whether to approve of any related party transaction.

Intellectual Property License Agreement and Merger of BOXABL with Affiliated Company

On June 16, 2020, and subsequently amended in November 2021, BOXABL entered into an exclusive license agreement with Build IP, a subsidiary of 500 Group, which is controlled by BOXABL’s founder and CEO, Paolo Tiramani. Pursuant to the license agreement, BOXABL will pay a license fee of 1% of the net selling price generated from the sale of its Casitas to Build IP. As of December 31, 2022 and 2021, $110,177 and $19,558 were recorded as royalty expense in BOXABL’s consolidated financial statements accompanying this Offering Statement. On June 15, 2023, the Company engaged in an all-stock statutory merger with 500 Group in which the Company exchanged 37,500,000 shares of its Non-Voting Series A-2 Preferred Stock for 500 Group’s 100 outstanding shares of Common Stock in a transaction valued at $30,000,000. As a result of this merger, 500 Group and Build IP are wholly owned by BOXABL, and their assets, including the intellectual property held by Build IP, are now owned by BOXABL. Accordingly, the license agreement between BOXABL and Build IP is now void. For details, see Exhibit 6.8 to the Offering Statement of which this Offering Circular forms a part.

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Supercar System, Inc. Services Agreement

Effective as of January 1, 2023, the Company and Supercar System entered into a services agreement under which the Company will provide, or will cause third parties to provide, employee services in connection with Supercar System’s business. Supercar System will be required to reimburse the Company for the value of the time spent by a BOXABL employee rendering services to Supercar System based on that employee’s wages at the Company and for the fair market value of any goods or materials consumed in the course of performing such services. The Company can decline requests by Supercar System for any good faith reason. Supercar System is controlled by the Company’s CEO, Paolo Tiramani. For more details, see also Exhibit 6.14 filed with the Offering Statement of which this Offering Circular forms a part. As of December 31, 2023, Supercar System does not have any amounts due to BOXABL.

Supercar System, Inc. Lease Agreement

Pursuant to an agreement dated April 12, 2023, but effective as of January 1, 2023, the Company will lease to Supercar System 11,970 square feet located in the Company’s main property located at 5435 E. N. Belt Road, Las Vegas, Nevada for $7,409 per month. The agreement terminates December 31, 2026 unless otherwise amended in writing by the parties, and the Company retains the right to unilaterally terminate the agreement upon thirty days written notice. Supercar System is controlled by the Company’s CEO, Paolo Tiramani. See Exhibit 6.15 filed with the Offering Statement of which this Offering Circular forms a part.

Consulting Agreement with a Member of the Board of Directors

The Company’s former director, Hamid Firooznia, provided consulting services to the Company during the fiscal year ended December 31, 2022. There was no written agreement for the services provided in 2022. Mr. Firooznia was compensated in the amount of $210,000 for those consulting services.

Provision of Professional Services to our CEO and Majority Stockholder

Pursuant to Paolo Tiramani’s employment agreement, BOXABL occasionally provides professional services to the majority shareholder and CEO for work outside of BOXABL’s core business. The labor cost is invoiced by the Company at a markup and recorded as Other Income. The amount paid to the Company totaled $39,728, and the Company recognized $18,639 as Other Income for the year ended December 31, 2023.

Credit Card Arrangement

At times the Company utilizes credit cards for operational purposes. The credit card was initially established by creating a business account under the Company’s Chief Executive Officer’s credit umbrella for which the structure remains. All amounts on the Company’s credit cards are guaranteed by the Chief Executive Officer. As consideration for the guarantee, all points accumulated on the credit cards are credited to the Chief Executive Officer’s personal credit card account. As of December 31, 2023 and 2022, the balance on the credit card was approximately $125,000 and $88,000, respectively. For details, see Note 9 to the unaudited Consolidated Financial Statements for the nine-month period ended September 30, 2023.

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SECURITIES BEING OFFERED

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Fifth Amended and Restated Articles of Incorporation, our Bylaws and our Fourth Amended and Restated Stockholders Agreement. For a complete description of our capital stock, you should refer to our Fifth Amended and Restated Articles of Incorporation, our Bylaws, our Fourth Amended and Restated Stockholders Agreement, and applicable provisions of the Nevada corporation law.

As of February 1, 2024, our authorized capital stock consists of 20,000,000,000 shares. Of that amount, 6,600,000,000 shares are designated as Common Stock, $0.00001 par value per share, with 3,000,000,000 outstanding as of February 1, 2024. 13,400,000,000 shares are designated as Preferred Stock, $0.00001 par value per share, and as of February 1, 2024:

●	250,000,000 are designated as Non-Voting Series A Preferred Stock, and 194,422,511 shares are outstanding;
●	1,100,000,000 are designated as Non-Voting Series A-1 Preferred Stock, and 850,380,223 shares are outstanding;
●	2,050,000,000 are designated as Non-Voting Series A-2 Preferred Stock, and 173,955,898 shares are outstanding; and
●	8,750,000 are designated as Non-Voting Series A-3 Preferred Stock, and 8,343,400 shares are outstanding.

Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock

Voting Rights

Holders of Non-Voting Series A, Non-Voting Series A-1, Non-Voting Series A-2, and Non-Voting Series A-3 Preferred Stock (together, the “Preferred Stock”) will have no voting rights on matters put to the stockholders for a vote.

Dividends

Other than dividends on shares of the Company’s Common Stock payable in shares of Common Stock, the holders of the then outstanding Preferred Stock shall first receive, or simultaneously receive, a dividend in an amount equal to the dividend payable to holders of our Common Stock.

Right to Receive Liquidation Distributions

In any event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment to all creditors of the Company, the remaining assets of the Company available for distribution to its stockholders will be distributed first among the holders of Non-Voting Series A, Non-Voting Series A-1, Non-Voting Series A-2, and Non-Voting Series A-3 Preferred Stock together, and then to the holders of Common Stock. The Non-Voting Series A Preferred Stock issued in our concurrent offerings under Regulation Crowdfunding and Regulation D include a preferred liquidation preference in an amount equal to $0.017 per share held (the “Preferred Payment” following the 10-for-1 forward split). This Preferred Payment represents a bonus to those holders, as they paid the equivalent of $0.014 per share and are eligible for a Preferred Payment of $0.017 per share. The Preferred Payment for the Non-Voting Series A-1 Preferred Stock is $0.079 per share. The Preferred Payment for the Non-Voting Series A-2 Preferred Stock is $0.80 per share, which is equal to the per share price in the Company’s Regulation A offering. The Preferred Payment for the Non-Voting Series A-3 Preferred Stock is $0.80 per share, which is the Series A-3 Original Issue Price as defined in Article 4.B.2. of our Fifth Amended and Restated Articles of Incorporation. Investors who received their shares of Non-Voting Series A-1 Preferred Stock in the Company’s offering under Regulation Crowdfunding at $0.071 per share will have the same Preferred Payment of $0.079 per share, representing a bonus to those holders as well.

64

If there are insufficient assets for the Preferred Payment, then the holders of the Non-Voting Series A, A-1, A-2 and A-3 Preferred Stock will receive their pro rata share of available assets upon liquidation of the Company. By way of example, if in the event of liquidation the Company were only to have distributable assets of $0.50 for every dollar invested by the preferred stockholders, each holder of Non-Voting Series A Preferred Stock would receive $0.0085 per share held, the Non-Voting Series A-1 Preferred Stock holders would receive $0.0395 per share held, the Non-Voting Series A-2 Preferred Stock holders would receive $0.40 per share held, and the holders of Common Stock would receive nothing. As of October 19, 2023, no shares of Non-Voting Series A-3 Preferred Stock have been issued or sold, but to the extent the Company undertakes future sales of this class of Preferred Stock, those holders would be entitled to the same liquidation preference as the holders of the Non-Voting Series A-2 Preferred Stock.

Conversion Rights

The Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock will automatically convert into Common Stock (i) upon the occurrence of firm underwriting registered offering (an “IPO”) or (ii) upon the Company offering its Common Stock in an exempt offering in reliance on Regulation A.

Rights and Preferences

Holders of the company’s Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s Non-Voting Series A, A-1, A-2 and A-3 Preferred Stock.

Common Stock

Voting Rights

Holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of the Stockholders and written actions in lieu of meetings, including the election of directors. There is no cumulative voting.

Dividends

The dividend rights of holders of our Common Stock are subject to, and qualified by, the dividend rights of our Preferred Stock.

Right to Receive Liquidation Distributions

Subject to any rights of the holders of the Non-Voting Preferred Stock, in any event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment to all creditors of the Company, the remaining assets of the Company available for distribution to its stockholders will be distributed among the holders of Common Stock on a pro-rata basis by the number of shares held by each holder.

Rights and Preferences

Holders of the Company’s Common Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s Common Stock.

65

Fifth Amended and Restated Articles of Incorporation – Forum Selection Provision

Our Articles of Incorporation includes a forum selection provision that requires any claims against us by stockholders involving, with limited exceptions:

●	brought in the name or right of the Corporation or on its behalf;
●	asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the company to the company or the company’s stockholders;
●	arising or asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the Nevada Revised Statutes or any provision of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws;
●	interpret, apply, enforce or determine the validity of these Articles of Incorporation (including any Preferred Stock designation) or the bylaws; or
●	asserting a claim governed by the internal affairs doctrine.

Any of the above actions are required to be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Juridical District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. Note, this provision does not apply to any suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or to any claim for which the federal courts have exclusive jurisdiction.

Fourth Amended and Restated Stockholders Agreement

All holders of the Company’s Common Stock and Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock will be subject to our Stockholders Agreement. The following summary is qualified in its entirety by the terms and conditions of the Stockholders Agreement itself. Certain provisions described below may have the effect of delaying, deferring or preventing a change in control of the Company. For details, please see the Stockholders Agreement filed as Exhibit 3.1 to the Offering Statement of which this Offering Circular forms a part.

Directors and Management of the Company

Under the Stockholders Agreement, each of Paolo Tiramani and Galiano Tiramani have the sole right to appoint one director, as well as jointly appoint a third director. Additionally, Paolo and Galiano have sole discretion whether to increase or decrease the number of directors on the Board. In the event Paolo and Galiano decide it is in the Company’s best interest to increase the size of the Board, then the new director(s) shall be voted upon and elected by a majority of the stockholders at the next annual meeting. No other stockholder currently has any right to appoint directors to the Company’s board of directors. Moreover, only holders of the Company’s Common Stock have the right to vote their shares, including in an election of the directors as described above. This means that investors will have no control over the management of the Company, or policy setting role of the board of directors. Instead, investors must rely on the efforts of Paolo Tiramani and Galiano Tiramani.

Under the Company’s Fourth Amended and Restated Stockholders Agreement, in the event of a transfer of more than 50% of the Common Stock held by Paolo or Galiano to more than one Permitted Transferees (defined as an affiliate, family member or trust of Paolo or Galiano), then Paolo or Galiano (as applicable) may, but are not required to, assign their right to designate directors to the Permitted Transferees or terminate his portion of such director designation rights. If either Paolo or Galiano no longer own any shares of Common Stock, then such director designation rights shall automatically cease.

Director Designation Rights by 15% Stockholders

In the event a stockholder, other than Paolo or Galiano, acquires 15% or more of the Company’s then-outstanding shares of Common Stock (the “Designating Stockholder”), the Board shall expand by one (1) seat and the Designating Stockholder shall have the right to designate the new director. Once the Designating Stockholder no longer owns at least 15% of the outstanding shares of Common Stock, the right to designate and director shall cease, the term of the director designated by the Designating Stockholder shall expire, and the remaining directors shall decrease the size of the Board to eliminate the vacant seat.

66

Voting Agreements

Each stockholder holding shares of Common Stock agrees to vote all shares under the stockholder’s control to elect to the Board any individual designated by Paolo, Galiano or a Designating Stockholder (defined above as any holder or 15% or more of the Company’s then-outstanding Common Stock).

Each of Paolo, Galiano and any Designating Stockholder have the right at any time to remove, with or without cause, any director designated by them for election to the Board, and each shall vote all shares of Common Stock owned by Paolo, Galiano and any Designating Stockholder to remove from the Board any individual designated by Paolo, Galiano or any Designating Stockholder. Unless Paolo, Galiano or a Designating Stockholder consent in writing, no other stockholder shall take any action to cause the removal of any directors designated by them.

Supermajority Approval

The Stockholder Agreement further provides for supermajority approval of the voting holders of Common Stock of the Company for the Company to undertake specified actions, including, but not limited to, amending the Articles of Incorporation or Bylaws, appointing or removing the Company’s independent accountant or changing accounting methods or policies other than as required by GAAP, effectuating a change of control of the Company, or elect or remove (with or without cause) any officer of the Company.

Restriction on Transfer

Other than shares of the Company’s Common Stock and Preferred Stock purchased by a stockholder in an offering made in reliance on Regulation A, Tier 2, of the Securities Act, or acquired under the Company’s Amended Stock Incentive Plan, holders of the Common Stock and Non-Voting Series A, A-1, A-2, and A-3 Preferred Stock are restricted from transferring their shares acquired, except under limited circumstances following approval of the Board of Directors of the Company. The purpose of this provision is to grant a measure of control to the Board of Director to ensure that any transfer does not result in ownership interests by competitors of the Company, or would create significant burdens or obligations for the Company to comply with federal or state laws. For any transfer approved by the Board of Directors, the transferee will be required to become party to the Stockholders Agreement as well.

Right of First Refusal

In the event a stockholder of the Company receives an offer to from a third-party purchaser to sell all or any portion of their shares, that stockholder must first offer to sell their shares to the Company, and then to Paolo or Galiano upon the same terms.

Release of Obligations Upon Transfer

As the Stockholders Agreement applies to senior management of the Company as well as investors in this offering, it includes obligations that may not be applicable to all investors because of their circumstances. For instance, the Stockholders Agreement includes a requirement to maintain the confidentiality of non-public information about the Company. However, an investor who does not serve the Company in the capacity of an employee, executive officer or director would likely only have access to public information, and never encounter an instance in which the investor would incur any liability to the Company for sharing of such information. Other provisions, like the representation about the capacity or authority to enter into the Stockholders Agreement, if breached by the investor, may require corrective actions to be taken, which create liability to the Company by the investor. Further, as noted above, the Stockholders Agreement includes certain restrictions on transfer which must be complied with, otherwise corrective actions would need to be taken, creating a liability to the Company by the investor.

That said, investors will only be subject to the provisions of the Stockholders Agreement while holding the shares of the Company. Should an investor transfer of all the shares held by the investor, in compliance with the Stockholders Agreement, the investor will have no further obligations under the Stockholders Agreement and not be liable to the Company for any action that may be considered a breach of the Stockholders Agreement.

67

Drag-Along Provision

In the event one or more stockholders intend to sell in the aggregate more than 50% of the Company’s total outstanding shares to a third party, and the third-party conditions such sale on the third party’s ability to purchase all of the Company issued and outstanding share, then the selling stockholders have the right to require each of the other stockholders to sell all of their shares to the third-party purchaser on the same terms and conditions.

Termination of Stockholders Agreement

The Stockholders Agreement will terminate upon the earliest of (1) the consummation of an IPO pursuant to an effective registration statement; (2) a merger or business combination resulting in the Company being traded on a national securities exchange; (3) the date that there are no holders of the Company’s equity securities; (4) dissolution or winding up of the Company; or (5) by unanimous agreement of the stockholders of the Company.

Forum Selection Provision

The Stockholders Agreement requires that any suit or action based on contract or tort, or otherwise to enforce any provision of the Stockholders Agreement be brought in the Eighth Judicial District Court of Clark County, Nevada. If the Eighth Judicial District Court of Clark County does not have jurisdiction, then the matter may be adjudicated in another state district court in the State of Nevada, or in federal court located within the State of Nevada. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits that may be brought to enforce contractual rights and obligations under the Stockholders Agreement and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time traveling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision may not be used to bring actions in state courts for suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Jury Trial Waiver

The Stockholders Agreement also provides that investors waive the right to a jury trial of any claim they may have against us arising out of or relating to the Stockholders Agreement, including any claim under federal securities laws. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

68

Spousal Consent

The Company requires that a married investor provide a spousal consent pursuant to the Stockholders Agreement. Furthermore, certain married investors will be required to confirm the consent of their spouse pursuant to the Stockholders Agreement. Married investors in “community property states” (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin) are required to confirm the consent of their spouse to purchase the Company’s securities. A spousal consent is important to the Company because in the event of dissolution of a marriage, or death of the investor with the spouse inheriting the securities in this Offering, the spouse taking possession of the shares will be bound by the terms of the Stockholders Agreement, providing certainty to the Company for the enforcement of the agreement. The Company requires that the spousal consent be provided to the Company within 15 days of confirmation of an investment in the Company. While non-receipt of a spousal consent may result in equitable remedies pursuant to the Stockholders Agreement, it is not a condition of the investment or being a stockholder of the Company. This means that investors whose shares are transferred by reason of dissolution of marriage or death of the investor may be in breach of the Stockholders Agreement if no spousal consent was provided to the Company.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We are currently required to file and make available, through a link to the SEC’s website, electronic copies of the materials we file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports. Our website address is http://www.BOXABL.com. Information contained on the website does not constitute part of our Offering Circular. We have included our website address in this Offering Circular solely as an inactive textual reference.

Our SEC filings will also be available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

The Company uses, and will continue to use, its website, press releases, and various social media channels, including its X (formerly known as Twitter) account (twitter.com/BOXABL), its LinkedIn account (https://www.linkedin.com/company/BOXABL/), its Facebook account (facebook.com/BOXABL), its TikTok account (tiktok.com/BOXABL), its Instagram account (instagram.com/BOXABL), and its YouTube account (youtube.com/@BOXABL), as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information that the Company posts on its website, disseminated in press releases and on social media could be deemed to be material information, and the Company encourages investors, the media and others interested in the Company to review the business and financial information that the Company posts on its website, disseminates in press releases and on the social media channels identified above, as such information could be deemed as material information.

If this offering extends beyond 12 months from qualification, at least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

You should read all the available information before investing.

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PART III. FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Boxabl Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Boxabl Inc. and subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”), and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon

PCAOB #3501

We have served as the Company’s auditor since 2020.

San Diego, California

April 1, 2024

F-2

BOXABL Inc.

Consolidated Balance Sheets

as of December 31, 2023 and 2022

	As of
(In Thousands)	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$18,574	$9,025
Short-term investments	27,685	74,385
Accounts receivable	26	-
Inventory	18,694	8,243
Other current assets	676	502
Total current assets	65,655	92,155

Property, equipment and other assets:
Long-term investments	2,777	1,461
Restricted cash	3,758	-
Property and equipment, net	10,766	7,738
Intangible assets, net	369	-
Right of use assets	13,238	3,686
Deposits on equipment	9,822	3,902
Deposits	1,140	1,140
Total property, equipment, and other assets	41,870	17,927
Total assets	$107,525	$110,082

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,349	$1,282
Customer deposits	3,987	4,257
Deferred revenue	2,684	1,505
Lease liability- current	3,182	1,000
Subscription liability	451	-
Accrued expenses and other current liabilities	1,864	1,127
Total current liabilities	14,517	9,171

Long-term liabilities:
Lease liability - long-term	10,661	3,091
Total liabilities	25,178	12,262

Commitments and contingencies -- See note 11	-	-

Stockholders’ equity:

Series A Preferred Stock $0.00001 par, 0.25 billion shares authorized, 194,422,511 shares issued and outstanding as of December 31, 2023 and December 2022, respectively	2,671	2,671
Series A-1 Preferred Stock $0.00001 par, 1.10 billion shares authorized, 850,380,223 shares issued and outstanding as of December 31, 2023 and December 2022, respectively	630,251	630,251
Series A-2 Preferred Stock $0.00001 par, 2.05 billion shares authorized, 173,955,898 and 120,868,572 shares issued and outstanding as of December 31, 2023 and December 2022, respectively	100,773	89,469
Series A-3 Preferred Stock $0.00001 par, 8.75 billion shares authorized, 8,343,400 and 0 shares issued and outstanding as of December 31, 2023 and December 2022, respectively	4,020	-
Common Stock $0.00001 par, 6.6 billion shares authorized, 3.00 and 3.00 billion shares issued and outstanding as of December 31, 2023 and December 2022, respectively	300	300
Additional paid-in capital	11,818	3,089
Accumulated deficit	(667,486)	(627,960)
Total stockholders’ equity	82,347	97,820
Total liabilities and stockholders’ equity	$107,525	$110,082

See accompanying notes to the consolidated financial statements.

F-3

BOXABL Inc.

Consolidated Statements of Operations

For the Years Ended December 31, 2023 and 2022

	For The Years Ended
	December 31, 2023	December 31, 2022
(In Thousands, except per share amounts)
Revenues	$344	$10,868
Cost of goods sold	10,556	23,668
Gross loss	10,212	12,800

Operating expenses:
General and administrative	14,855	10,391
Sales and marketing	8,401	6,523
Research and development	8,292	3,377
Total operating expenses	31,548	20,291
	-	-
Loss from operations	$41,760	$33,091

Other expense/(income):
Interest income	(3,119)	(530)
Other income	(107)	(48)
Loss on disposal of assets	992	-
Extinguishment of debt	-	578,971
Forgiveness of Debt	-	911
Total expense/income:	$(2,234)	$579,304
	$-	$-
Provision for income taxes
Net loss Attributed to Common Stockholders	$39,526	$612,395

Weighted average common shares outstanding -	3,000,000	3,000,000
basic and diluted
Net loss per common share - basic and diluted	$(0.00)	$(0.00)

See accompanying notes to the consolidated financial statements.

F-4

BOXABL Inc.

Consolidated Statements of Changes to Stockholders’ Equity (Deficit)

For the Years Ended December 31, 2023 and 2022

	Series A-3 Preferred Stock		Series A-2 Preferred Stock		Series A-1 Preferred Stock		Series A Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
(In Thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance as of January 1, 2022	-	$-	-	$-	68,097	$4,499	188,509	$2,589	3,000,000	$300	$1,379	$(15,565)	$(6,798)

Issuance of Series A Preferred Stock	-	-	-	-	-	-	5,914	83	-	-	-	-	83
Issuance of Series A-1 Preferred Stock	-	-	-	-	742	593	-	-	-	-	-	-	593
Conversion of convertible notes	-	-	-	-	781,541	625,233	-	-	-	-	-	-	625,233
Issuance of Series A-2 Preferred Stock	-	-	120,869	94,968	-	-	-	-	-	-	-	-	94,968
Offering Costs	-	-	-	(5,499)	-	(74)	-	(1)	-	-	-	-	(5,574)
Stock based compensation	-	-	-	-	-	-	-	-	-	-	1,710	-	1,710
Net Loss	-	-	-	-	-	-	-	-	-	-	-	(612,395)	(612,395)
Balance as of December 31, 2022	-	$-	120,869	$89,469	850,380	$630,251	194,423	$2,671	3,000,000	$300	$3,089	$(627,960)	$97,820

Balance as of January 1, 2023	-	$-	120,869	$89,469	850,380	$630,251	194,423	$2,671	3,000,000	$300	$3,089	$(627,960)	$97,820

Issuance of Series A-2 Preferred Stock	-	-	15,587	12,024	-	-	-	-	-	-	-	-	12,024
Issuance of Series A-3 Preferred Stock	8,343	4,184	-	-	-	-	-	-	-	-	-	-	4,184
Common Control Transaction	-	-	37,500	30,000	-	-	-	-	-	-	-	-	30,000
Deemed Dividend	-	-	-	(29,725)	-	-	-	-	-	-	-	-	(29,725)
Offering Costs	-	(163)	-	(995)	-	-	-	-	-	-	-	-	(1,158)
Stock based compensation	-	-	-	-	-	-	-	-	-	-	8,729	-	8,729
Net Loss	-	-	-	-	-	-	-	-	-	-	-	(39,526)	(39,526)
Balance as of December 31, 2023	8,343	$4,020	173,956	$100,773	850,380	$630,251	194,423	$2,671	3,000,000	$300	$11,818	$(667,486)	$82,347

See accompanying notes to the consolidated financial statements.

F-5

BOXABL Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2023 and 2022

	For The Years Ended
(In Thousands)	December 31, 2023	December 31, 2022
Cash Flows From Operating Activities:
Net loss	$(39,526)	$(612,395)
Adjustments to reconcile net loss to net cash used in operating activities:
Forgiveness of PPP loan	-	(49)
Depreciation and amortization	2,375	1,200
Stock based compensation expense	8,729	1,710
Extinguishment of debt	-	578,971
Net gains on investments	(3,119)	(448)
Loss on disposal of Assets	992	-

Changes in Operating Assets and Liabilities:
Accounts receivable	(26)	489
Inventories	(10,451)	536
Other current assets	(173)	(3,327)
Accounts payable	1,067	(110)
Deferred revenue	1,179	(3,962)
Customer deposits	(270)	2,429
Accrued Expenses and other current liabilities	736	798
Right of use assets/Liabilities	199	(29)
Accrued interest on convertible notes	-	911
	-	-
Net cash used in operating activities	(38,288)	(33,276)

Cash Flows From Investing Activities:
Purchase of property and equipment and deposits	(12,366)	(6,996)
Deposits	-	(615)
Purchase of intangible assets	(45)	-
Purchase of investments	(44,969)	(94,584)
Sale of investments	93,472	19,186

Net cash provided by (used in) investing activities	36,092	(83,009)

Cash Flows From Financing Activities:
Proceeds from convertible promissory notes payable	-	14,405
Offering costs	-	(5,561)
Proceeds from sale of preferred stock	15,052	95,050
Subscription liability	451	-

Net cash provided by financing activities	15,503	103,894

Change in cash, cash equivalents, and restricted cash	13,307	(12,391)
Cash and cash equivalents, beginning of year	9,025	21,416
Cash, cash equivalents, and restricted cash end of year	$22,332	$9,025

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Deposits in Escrow	$-	$61
Purchase of equipment in accounts payable	$-	$155
Acquisition of patents with Series A-2	$272	$-
Deemed dividend	$(29,725)	$-
Conversion of notes payable and accrued interest to preferred stock	$-	$46,858

See accompanying notes to the consolidated financial statements.

F-6

BOXABL Inc.

Notes to the Consolidated Financial Statements

December 31, 2023 and 2022

NOTE 1- INCORPORATION AND NATURE OF OPERATIONS

BOXABL Inc., is a Nevada (“C”) corporation originally organized as a Nevada limited liability company, on December 2, 2017. The corporation converted from a Nevada limited liability company to a Nevada corporation on June 16, 2020. The consolidated audited financial statements of BOXABL Inc., (which may be referred to as the “Company”, “BOXABL”, “we”, “us” or “our”) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s headquarters are in Las Vegas, Nevada.

BOXABL Inc., is building a new type of home using modern manufacturing processes. Its product results in sustainable high quality residential buildings at lower cost, benefiting from mass production practices, resolving the problems of labor shortages, and reducing the carbon footprint by using less building material. The Company has also developed patented shipping technology, allowing it to serve large geographic areas from one factory.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying audited consolidated financial statements of the Company are expressed in US dollars, with amounts rounded to the nearest Thousandth (‘000’) as indicated by K. The Company’s fiscal year end is December 31.

The Company is an “emerging growth company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified by the Jumpstart Our Business Start-ups Act of 2012 (the “JOBS Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Exchange Act for complying with new or revised accounting standards applicable to public companies. An emerging growth company may delay the adoption of certain accounting standards until those standards would otherwise apply to non-public companies. The Company has elected to take advantage of this extended transition period and as a result, the Company may not adopt new or revised accounting standards on effective dates as they are applicable to public companies.

Principles of Consolidation

The consolidated financial statements presented include the accounts of the Company and its consolidated subsidiaries. Intercompany balances and transactions between consolidated entities have been eliminated. On June 15, 2023, the Company completed an all-stock statutory merger with 500 Group, an entity previously owned by the Company’s founder and CEO, Paolo Tiramani. The consolidated financial statements include the accounts of 500 Group from June 15, 2023. See Note 6 – Intangible Assets.

Prior Period Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation. The Company reclassified deposits on inventory, prepaid expenses, and deposits in escrow as other current assets within the consolidated balance sheet and statement of cash flows.

-	The Company recorded an additional 2,057K shares of Series A-1 preferred stock, resulting in an additional extinguishment of debt expense of $1,646K.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures in the consolidated financial statements and accompanying notes. Actual results could differ materially from these estimates. These estimates form the basis for judgements the Company makes about the carrying values of its assets and liabilities, which are not readily apparent from other sources. These estimates are based on information available as of the date of the consolidated financial statements, including historical information and various other assumptions that the Company believes are reasonable under the circumstances. Actual results could differ materially from these estimates.

Risks and Uncertainties

The Company’s business and operations are sensitive to general business and economic conditions in the US and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, government policies. These adverse conditions could affect the Company’s financial condition, results of its operations and cash flows.

Management’s Plan

The Company incurred a net loss of $39,526K and $612,395K during the years ended December 31, 2023, and 2022, respectively, and currently has limited revenues.

The continuing viability of the Company and its ability to continue as a going concern is dependent on the Company being successful in its continued efforts in growing its revenue and/or accessing additional sources of capital. Management’s plan to address this need includes, (a) continued exercise of tight controls to conserve cash, (b) accelerating sales of Casitas to generate revenue, and (c) obtaining additional equity financing. The Company anticipates current capital on hand and expected future funding will be sufficient to fund the Company’s operations in excess of twelve months. There are no assurances that our plans will be successful.

F-7

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

●	Level 1 – Valuations based on quoted prices for identical assets and liabilities in active markets. Level 1 assets consist of investments.
●	Level 2 – Valuations based on observable inputs, other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
●	Level 3 – Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment. The Company valued its employee stock options (NQSO’s and ISO’s) and stock grants (RSU’s) at grant date fair value using a Level 3 mark. See Note 9 – Stockholders Equity (Deficit): Stock Based Compensation.

Cash and Cash Equivalents

The Company classifies all highly liquid instruments with an original maturity of three months or less as cash equivalents. Due to the maturity of cash equivalents, the carrying amounts of these instruments approximate their fair values.

Restricted Cash and Deposits

On June 1, 2023, the Company was required to obtain a letter of credit to make a Security Deposit related to the expansion of premises of $3,714K. The letter of credit is collateralized by cash in the Company’s bank account, which is restricted from use until the Letter of Credit is settled. The interest earned on this cash account is also restricted for use until the Letter of Credit is Settled. The Company recorded restricted cash of $3,758K and $0 as of December 31, 2023, and 2022, respectively. As of December 31, 2023, and 2022,

Marketable Debt Securities

The Company generally invests its excess cash into Marketable debt securities, which consist of short-term and long-term investments in US treasury bills and notes that are classified as held-to-maturity.

Short-Term Investments in U.S. Treasury Notes, Held-to-Maturity

Short-term investments in U.S. treasury notes include U.S Treasury notes with maturities of less than 12 months. The realized and unrealized gains and losses on short-term investments in US treasury notes are determined using the specific identification method. If a US treasury note has an unrealized loss and we either intend to sell the security or it is more likely than not that we will be required to sell the security before its anticipated recovery, we will record an impairment charge to investment and other income (expense), net for the entire amount of the unrealized loss and adjust the amortized cost basis of the security.

Long-Term Investments in U.S. Treasury Notes, Held-to-Maturity

Long-term investments in U.S. treasury notes include U.S Treasury notes with maturities of 12 months or more. The realized and unrealized gains and losses on long-term investments in US treasury notes are determined using the specific identification method. If a US treasury note has an unrealized loss and we either intend to sell the security or it is more likely than not that we will be required to sell the security before its anticipated recovery, we will record an impairment charge to investment and other income (expense), net for the entire amount of the unrealized loss and adjust the amortized cost basis of the security.

F-8

Accounts Receivable

Accounts receivable are recorded at the net realizable value. The Company estimates credit losses on receivables based on its expected losses, including the Company’s historical experience of actual losses. Receivables are considered uncollectable and written-off when it is probable that all contractual payments due will not be collected in accordance with the terms of the agreement. For the period ending December 31, 2023 and 2022, bad debt expense was $23K and $0, respectively.

Inventory

Inventory consists of raw materials, in-bound freight and duties, work in progress, and finished goods. Inventories available for sale are valued at the lower of cost or net realized value. Cost is determined using the weighted average method. This valuation requires us to make judgments, based on currently available information, about the likely method of disposition, such as through sales to individual customers, bulk sales, and the expected recoverable values for each disposition category. On a periodic basis, the Company performs a physical count of its inventory and records an Inventory Valuation Allowance for inventory that has become obsolete or inventory that has a cost basis in excess of the expected net realizable value. Damaged and obsolete inventory are valued based on management’s best estimate and any difference charged to expense. The inventory valuation allowance, representing a write-down of inventory, was $1,424K and $891K for the year ended December 31, 2023 and 2022, respectively.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance, repairs, and minor improvements are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in our consolidated statement of operations. Major improvements with economic lives greater than one year are capitalized. Depreciation is computed using the straight-line method over the following estimated useful lives:

Software, computers and other peripheral equipment	3 years
Furniture and fixtures	7 years
Machinery and equipment	5-15 years
Tenant improvements	2-5 years
Vehicles	5 years
Casita fixed assets	25 years

The Company reviews the carrying values of its long-lived assets for possible impairment annually, or more frequently whenever events or changes in circumstances, such as discontinuance or technological obsolescence, indicate that the carrying amount of the assets may not be recoverable. As a result of the Company’s physical count of inventory, we identified machinery and equipment that was damaged or obsolete which generated an impairment. Disposal of asset charges were $992K and $0 for the years ended December 31, 2023 and 2022, respectively.

Intangible Assets

The Company evaluates its intangible assets for impairment annually, or more frequently whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company utilizes a qualitative assessment to evaluate whether it is more likely than not that the fair value of an intangible asset is less than its carrying value, and if so, the Company will perform a quantitative test. An impairment loss is recognized if the carrying value exceeds the fair value. The Company did not recognize any impairments of its intangible assets as of December 31, 2023 and 2022.

Revenue

Revenue is measured based on the amount of consideration that we expect to receive, reduced by allowance for estimated returns, chargebacks, promotional discounts, markdowns, and rebates based on Management’s estimates and the Company’s historical experience. Revenue also excludes any amounts collected on behalf of third parties, including sales and indirect taxes. In arrangements where we have multiple performance obligations, the transaction price is allocated to each performance obligation using the relative stand-alone selling price. We generally determine stand-alone selling prices based on the prices charged to customers.

The Company determines revenue recognition through the following steps in accordance with ASC Topic 606, Revenue from Contracts with Customers:

-	Identification of a contract with a customer.

-	Identification of the performance obligations in the contract.

-	Determination of the transaction price.

-	The customer has the ability and intent to pay the contractual amount.

F-9

-	Allocation of the transaction price to the performance obligations in the contract.

-	Recognition of revenue when or as the performance obligations are satisfied.

Revenues are recognized when performance obligations are satisfied through the transfer of “Boxes,” services or parts to the Company’s customers. Generally, control transfers upon shipment of the Casita to the customer and considers the transfer of legal title and risk and rewards of ownership to the Customer. Occasionally, performance obligations for the Company may also include the delivery, installation and other services. The Company records a liability for customer deposits received prior to delivery of the Casita or fulfilment of the service. The liability is relieved, with revenue being recognized once the performance obligations to the customer are satisfied.

Non-Committed Customer Deposits

The Company collects customer deposits to reserve for the purchase of a Casita. The Company has received $3,987K and $4,257K in customer deposits for approximately 8,500 and 7,700 BOXABL units as of December 31, 2023 and 2022, respectively. The Company held deposits ranging between $100 - $5,000 from approximately 8,500 prospective customers as of December 31, 2023, which are recorded as liabilities on the balance sheet. If the prospective purchaser decides to not purchase a Box once they become available, they will forfeit their deposit.

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of products used in the production of the Company’s finished products, inbound and outbound shipping costs, the related labor, and overhead charges associated with that production.

On a periodic basis, the Company performs a physical count of its inventory and records an Inventory Valuation Allowance for inventory that has become obsolete or inventory that has a cost basis in excess of the expected net realizable value. Damaged and obsolete inventory are valued based on management’s best estimate and any difference charged to expense.

Advertising and Promotion

The Company incurs third party advertising costs as well as payroll-related costs for its marketing personnel engaged in promotional activities. Advertising and promotion costs to market our products and services are expensed as incurred. Certain Marketing costs related to the issuance of the Company’s securities are accounted for as a reduction to the proceeds from the equity offering, and not included in sales and marketing expense. Advertising and promotion expense for the years ended December 31, 2023 and 2022 amounted to approximately $1,936K and $5,446K, respectively, which was included in sales and marketing expense, on the Company’s consolidated statement of operations. The Marketing Costs accounted for as a reduction to the proceeds of the equity offering were $125K for each of the years ended December 31, 2023 and 2022.

Research and Development

Research and development costs consisting of design, materials, and consultants related to prototype and process improvements and developments are expensed as incurred. Total research and development costs increased by $4,915K during the year ended December 31, 2023. This increase can be attributed to the testing and development of the next generation product in advance of the launch.

Warranty Provision

The Company offers its customers warranties on products sold for a period of up to 10 years. Management records an expense to operations for the costs of warranty repairs at the time of sale. Management’s estimate for warranties is based on sales levels and historical costs of providing warranties As of December 31, 2023 and 2022, the Company’s reserve for warranty totaled $570K and $570K, respectively, and is reflected in accrued liabilities in the accompanying consolidated balance sheets.

Concentration of Credit Risk

Cash and Cash Equivalents:

Financial instruments that potentially expose the Company to a concentration of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are maintained at high quality financial institutions. During the years ended December 31, 2023 and 2022, the Company’s deposits exceeded the Federal Deposit Insurance Corporation (FDIC) limit. The Company has not experienced any losses with respect to its cash balances. Based upon assessment of the financial condition of these institutions, management considers that the risk of loss of any uninsured balances do not have a significant impact on the Company’s operations.

F-10

Inventory:

The Company imports certain materials from overseas vendors. Consequently, the Company’s ability to purchase and the costs of its products are subject to political, social, and economic situations, both in the United States and abroad. The loss of one or more vendors should not have a material impact on the Company’s operations as replacement vendors or substitute components can be identified.

Customers:

During 2023 and 2022, revenues from four customers were approximately 83% and revenues from two customers were approximately 95% of the Company’s revenues, respectively. As of December 31, 2023 and 2022, receivables from one customer represented 100% and 100% of the Company’s accounts receivable, respectively. The Company did not have repeating customers so the loss of an individual customer is not expected to impact the Company’s operations.

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Basic and Diluted Net Loss per Share

Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. Diluted net loss per share reflects the actual weighted average of common shares issued and outstanding during the period plus potential common shares. Stock options and convertible instruments are considered potential common shares and are included in the calculation of diluted net loss per share when their effect is dilutive. As all potentially dilutive securities are anti-dilutive as of December 31, 2023 and 2022, diluted net loss per share is the same as basic net loss per share for each year.

	As of December 31,
(In Thousands)	2023	2022
Series A Preferred Stock	194,423	194,423
Series A-1 Preferred Stock	850,380	850,380
Series A-2 Preferred Stock	173,956	120,869
Series A-3 Preferred Stock	8,343	-
Restricted Stock Units	60,500	61,288
Stock Options	55,236	17,857
Stock Warrants	10,460	-
Potentially Dilutive Shares	1,353,298	1,244,817

Stock-Based Compensation

The Company applies ASC 718 for its Stock-Based Compensation. Compensation for all stock-based awards, including stock options and restricted stock, are measured at fair value on the date of grant and recognized over the associated vesting periods. The fair value of stock options is estimated on the date of grant using a Black-Scholes model. The fair value of restricted stock awards is estimated on the date of the grant based on the fair value of the Company’s underlying common stock. For stock options and restricted stock awards subject to a three-year vesting period, the Company recognizes compensation expense over the associated service periods.

Determining the grant date fair value of options using the Black-Scholes option-pricing model requires management to make assumptions and judgments. These estimates involve inherent uncertainties and, if different assumptions had been used, stock-based compensation expense could have been materially different from the amounts recorded.

Leases

The Company leases some items of property, plant and equipment, including manufacturing and office space. On the lease commencement date, a lease is classified as a finance lease or an operating lease based on the classification criteria of the lease guidance under U.S. GAAP. As of January 1, 2022, the Company adopted Financial Accounting Standard Board (“FASB”) ASC Topic 842 Leases (“ASC 842”) and applied the lease classification criteria contained therein for any new leases. Upon adoption of ASC 842, the Company recorded right-of-use (“ROU”) assets for all of its leased assets classified as operating leases. The Company has no finance leases. The ROU assets were computed as the present value of future minimum lease payments, including additional payments resulting from a change in an index such as a consumer price index or an interest rate, plus any prepaid lease payments minus any lease incentives received.

F-11

Contingencies

The Company is involved in lawsuits, claims, and proceedings, including those identified below, which arise in the ordinary course of business. In accordance with the FASB ASC Topic 450 Contingencies, the Company will make a provision for a liability when it is both probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company believes it has adequate provisions for any such matters. The Company reviews these provisions in conjunction with any related provisions on assets related to the claims at least quarterly and adjusts these provisions to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel and other pertinent information related to the case. Should developments in any of these matters outlined below cause a change in the Company’s determination as to an unfavorable outcome and result in the need to recognize a material provision, or, should any of these matters result in a final adverse judgment or be settled for significant amounts, they could have a material adverse effect on the Company’s results of operations, cash flows, and financial position in the period or periods in which such a change in determination, settlement or judgment occurs.

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board issued an Accounting Standards Update (“ASU 2023-09”) amending existing income tax disclosure guidance, primarily requiring more detailed disclosure for income taxes paid and the effective tax rate reconciliation. The ASU is effective for annual reporting periods beginning after December 15, 2024, with early adoption permitted and can be applied on either a prospective or retroactive basis. The Company is currently evaluating this ASU to determine its impact on the Company’s income tax disclosures.

In November 2023, the Financial Accounting Standards Board issued an Accounting Standards Update (“ASU 2023-07”) amending existing segment disclosure guidance, primarily requiring quarterly disclosure of significant segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”), requiring disclosure of the title and position of the CODM and an explanation of how the CODM uses the reported measures of segment profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual reporting periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. ASU should be applied on a retroactive basis, to all prior periods presented in the financial statements. The Company is currently evaluating this ASU to determine the impact on the Company’s Segment disclosures.

In October 2023, the Financial Accounting Standards Board issued an Accounting Standards Update (“ASU 2023-06”) amending the disclosure or presentation requirements for a variety of Topics. Many of the amendments align the requirements in the Codification with the SEC’s regulations. The ASU is effective on the date on which the SEC removes the related disclosure from Regulation S-X or Regulation S-K, with early adoption prohibited. The Company is currently evaluating this ASU on the Company’s disclosures.

In March 2023, the Financial Accounting Standards Board issued an Accounting Standards Update (“ASU 2023-01”) amending guidance for lessees that are party to a lease between entities under common control. The ASU is effective for annual reporting periods beginning after December 15, 2023, with early adoption permitted. It must be applied on a prospective basis. The Company is currently evaluating this ASU to determine its impact on the Company’s lease and related party disclosures.

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances. Management does not believe that any other recently issued, but not yet effective, accounting standards have a material effect on the accompanying consolidated financial statements.

F-12

NOTE 3 – INVESTMENTS

As of December 31, 2023, and 2022, investments in securities consists of US Treasury Notes carried at cost, consisting of the following:

	December 31,
(In Thousands)	2023	2022
Investments in short-term U.S. Treasury Notes	$27,685	$74,385
Investments in long-term U.S. Treasury Notes	2,777	1,461
Total investments in U.S. Treasury Notes	$30,462	$75,846

The Long-Term Investments include maturities extending beyond 12 months.

The cost basis of investments held is determined by the Company using the specific identification method.

Gains and losses on sale of investments, interest and unrealized gains are all reported within Interest Income on the Statement of Operations.

NOTE 4 – INVENTORY, NET

As of December 31, 2023 and 2022, inventory consists of the following:

	December 31,
(In Thousands)	2023	2022
Raw material	$3,346	$4,550
Inventory in-transit	273	-
Work-in progress	255	183
Finished goods	14,820	3,510
Total inventory	$18,694	$8,243

Inventories are written down for any obsolescence or when the net realizable value considering future events and conditions is less than the carrying value. For the years ended December 31, 2023, and 2022, the Company recorded $721K and $2,266K related to obsolete and damaged inventory in cost of goods sold on the consolidated statements of operations.

F-13

NOTE 5 – PROPERTY AND EQUIPMENT, NET

The Company’s property and equipment consists of the following amounts for the years ended December 31, 2023 and 2022:

	December 31,
(In Thousands)	2023	2022
Software, computers and other peripheral equipment	$266	$619
Furniture and fixtures	182	164
Machinery and equipment	8,754	5,327
Tenant improvements	2,397	1,930
Vehicles	726	682
Casita fixed assets	825	512
Construction in-progress	690	-
	13,840	9,234
Less: Accumulated depreciation	(3,074)	(1,496)
Property, plant and equipment - net	$10,766	$7,738

Depreciation

During the years ended December 31, 2023 and 2022, the Company recognized $1,937K and $1,200K, respectively, in depreciation expense.

Deposits on Equipment

As of December 31, 2023 and 2022, the Company paid $9,822K and $3,901K, respectively, for deposits on equipment. The total amount is recorded as Deposits on Equipment on the consolidated balance sheets. As of December 31, 2023 and 2022 the remaining amount of purchase commitments was approximately $3,273K and $6,239K, respectively.

Disposal of Equipment

During the year ended December 31, 2023, and 2022 the Company disposed $992K and $0 of obsolete or damage property, plant and equipment, net. The historical cost of the property and equipment disposed in 2023 is $1,698K.

Construction In-Progress

The Company recorded $690K and $0 as construction in progress during the year ended December 31, 2023, and 2022 respectively. Construction in progress represents assembly line equipment that is under construction but is not yet ready for its intended use. Once completed, this equipment will be placed into service and depreciated over its estimated useful lives.

NOTE 6 – INTANGIBLE ASSETS

On June 15, 2023, the Company engaged in an all-stock statutory merger with 500 Group, Inc., a Nevada corporation (“500 Group”) and its subsidiary Build IP. The Company exchanged 37,500K shares of its Non-Voting Series A-2 Preferred Stock for 500 Group’s 100 outstanding shares of 500 Group’s common stock in a transaction valued at $30,000K, or $0.80 per share. Due to the common control of the Company, 500 Group and Build IP by the Company’s Chief Executive Officer, this transaction was accounted for under the common control accounting standards. In addition, 500 Group and Build IP didn’t have substantial assets, liabilities or operations. Thus, the Company treated the transaction as an asset acquisition, recording $272K as intangible assets, which represented the patents at its historical carrying value, and the remaining consideration of $29,725K as a deemed dividend. The deemed dividend was offset against the Series A-2 Preferred Stock account as the Company currently has an accumulated deficit. As a result of this merger, 500 Group and Build IP are wholly-owned by BOXABL, and their assets, including the intellectual property held by Build IP, are now owned and consolidated by BOXABL. Accordingly, license agreement between BOXABL and Build IP is now void. This asset acquisition enabled BOXABL to control the intellectual property previous contracted for under the license agreement that required payment of a 1% royalty fee based on gross revenues.

Intellectual Property

The Company recorded intellectual property of $272K at the time of the merger valued at historical cost on the audited consolidated balance sheet. The balance of the intellectual property as of December 31, 2023, and 2022 was $398K and $0, respectively. The Company also recorded amortization expense related to these patents of $50K. The useful life of the patents is either the stated expiration date, or 14 years, whichever is more easily determined.

F-14

NOTE 7 – DEBT

PPP Loan

In March 2021, the Company obtained a PPP loan in the amount of $49K, which was forgiven in 2022 and recorded to forgiveness of debt on the consolidated statement of operations.

Convertible Notes Payable

On November 17, 2020, the Company commenced an offering of convertible promissory notes pursuant to Rule 506(c) Regulation D, seeking to raise up to $50,000K of convertible promissory notes, with an annual interest rate of 10.0% per annum, and a maturity date of March 31, 2023.

As of April 1, 2022, the gross amount of the convertible promissory note was $44,852K and the accrued interest for all convertible notes was $2,058K.

On April 1, 2022, in connection with the Company’s launch of their Regulation A offering, all convertible promissory notes were converted into 781,541K shares of Series A-1 Preferred stock. The conversion price ranged from 50-90% of the per share price paid by the purchasers of such equity securities in the offering. The conversion discount rates were based on timing and amount of the convertible promissory notes. Of the converted shares, 5,884K shares of Series A-1 Preferred stock, representing $360K of face value and $12K of accrued interest, were paid for by and issued to related parties. The Company recorded interest expense of $911K related to the accrual of interest and an extinguishment of debt loss of $578,971K during the year ended December 31, 2022, related to this conversion. The Company accounted for the transaction as an extinguishment of debt as the conversion terms enacted were significantly different than the stated conversion rates per the convertible promissory notes. Thus, the Company recorded the transaction at its fair market value.

Due to the delays in the launch of the Company’s Regulation A offering whereby management increased the per share offering price during that time, management determined that the conversion price of the convertible notes would be modified to a conversion price which closely resembled management’s estimate of the fair value of the security at the time when the convertible notes were issued.

Initial conversion rates:

Convertible Category	Convert Rate	Price Per Share	Category Criteria
10% Discount Note	90%	$0.07	$0 - $99,999 Principal
20% Discount Note	80%	0.06	$100,000 - $999,999 Principal
30% Discount Note	70%	0.06	$1,000,000+ Principal
25% Discount Note	75%	0.06	Original Terms - General
50% Discount Note	50%	0.04	Original Terms - Strategic

The Company’s outstanding Convertible Note balance was $0 and $0 for the years ended December 31, 2023 and 2022, respectively.

NOTE 8 – LEASES

Leases with an initial term of less than 12 months are not recorded on the consolidated balance sheets. The Company recognizes lease expense for these leases on a straight-line basis over the lease term. Most leases include one or more options to renew, with renewal terms that can extend the lease term. The Company has determined that it was reasonably certain that the renewal options would be exercised based on previous history and knowledge, current understanding of future business needs and the level of investment in leasehold improvements, among other considerations. The incremental borrowing rate used in the calculation of the lease liability is based on the rate available to the Company. The depreciable life of assets and leasehold improvements are limited by the expected lease term. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Certain subsidiaries of the Company rent or sublease certain office space to/from other subsidiaries of the Company.

F-15

Maturities of lease liabilities for operating leases as of December 31, 2023, were as follows:

(In Thousands)
Period ending December 31,	Fiscal Year
2024	$3,854
2025	3,997
2026	3,839
2027	2,102
2028	1,509
Thereafter	258
Total lease payments	$15,559
Less: Imputed interest	(1,716)
Total lease liability	$13,843

As of December 31, 2023, the weighted average remaining lease term was 3.8 years. The weighted average incremental borrowing rate is 4%.

A lease liability was also recorded at the same time. No ROU asset is recorded for leases with a lease term, including any reasonably assured renewal terms, of 12 months or less. Upon adoption of ASC 842, the Company also recorded lease liabilities computed as the present value of future minimum lease payments, including reductions from any landlord incentives, plus any additional direct costs from executing the leases. Lease liabilities are amortized using the effective interest method using a discount rate of 4%. Depreciation on the ROU asset is calculated as the difference between the expected straight-line rent expense over the lease term less the accretion on the lease liability. The Company recognizes a right-of-use asset and a lease liability for these operating leases in its consolidated balance sheets. The Company’s lease agreements also include obligations for the Company to pay for other services, including operations and maintenance. The Company accounts for these services separately.

During the years ended December 31, 2023, and 2022, rent expenses totaled $3,859K and $1,196K, respectively.

Sublease

Pursuant to an agreement dated April 12, 2023, but effective as of January 1, 2023, the Company has leased to Supercar System four support squares located in the Company’s main property located at 5435 E. N. Belt Road, Las Vegas, Nevada for $7K per month. The agreement terminates December 31, 2026 unless otherwise amended in writing by the parties, and the Company retains the right to unilaterally terminate the agreement upon thirty days’ written notice. Supercar System is controlled by the Company’s CEO, Paolo Tiramani.

F-16

NOTE 9 – RELATED PARTY TRANSACTIONS

	December 31,
	2023	2022
Consolidated Statement of Operations
Rental income	$89	$64
Royalty expense	-	110
Professional fees	93	210

Consolidated Balance Sheets
Accounts payable	-	60
Preferred Stock	1,719	1,719
Acquisition of patents	272

The Company had the following transactions with related parties:

(1)	The Company has a contract with the majority shareholder and CEO to share certain costs related to office space, support staff, and consultancy services.
(2)	The Company entered into an exclusive license agreement with Build IP LLC, an entity controlled by the Company’s majority shareholder and CEO. Under the terms of the agreement, Build IP LLC agreed to license its structure, transport, and trademark patents to the Company in exchange for a quarterly royalty payment of 1% on royalty-bearing Casita sales. Upon the merger with 500 Group in June 2023, the license agreement with Build IP LLC became void. See Note 6 – Intangible Assets.
(3)	The Company incurred professional expenses related to a former member of the Board of Directors for providing consulting services.
(4)	As of December 31, 2023 and 2022, the Company had 26,726K shares outstanding of Series A Preferred Stock, representing an initial cost of $427K held by certain related parties including the spouse and in-laws to the Director of Marketing. As of December 31, 2023 and 2022, 5,884K shares of Series A-1 Preferred Stock, representing an initial cost of $372K were held by certain related parties including the in-laws to the Director of Marketing and a former Director of the Company. As of December 31, 2023 and 2022, 12,834K Nonqualified Stock Options representing an initial grant date fair value of $920K were held by certain related parties including the spouse to the Director of Marketing and a former Director of the Company. See Note 10 – Stockholders Equity (Deficit).

At times, the Company utilizes credit cards for operational purchases. The credit card was initially established by creating a business account under the Company’s Chief Executive Officer credit umbrella for which the structure remains. All amounts on the Company’s credit cards are guaranteed by the Chief Executive Officer. The balance on the credit card was approximately $125,000 and $88,000 as of December 31, 2023 and 2022, respectively.

NOTE 10 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred and Common Stock

The Company was converted to a C-Corporation in the state of Nevada on June 16, 2020. In conjunction with the conversion, the Company authorized the issuance of 4.25 billion shares of common stock with a par value of $0.00001 and 750 million shares of preferred stock with a par value of $0.00001. The Company initially designated all shares of preferred stock as “Series A Preferred Stock”, see below for rights and preferences.

On February 24, 2021, the Company filed an amendment to the articles of incorporation which increased the number of authorized preferred shares to 850 million, for which 202,517K and 647,483K shares were classified as Series A Preferred Stock and Series A-1 Preferred Stock, respectively.

On November 19, 2021, the Board of Directors approved a 10-for-1 stock split of the outstanding shares of the Company, and decided to increase the number of shares to the following: 6.6 billion shares of Common Stock of $0.00001 par value, 250 million shares of Series A Preferred Stock of $0.00001 par value, 1.1 billion shares of Series A-1 Preferred Stock of $0.00001 par value, 2.05 billion shares of Series A-2 Preferred Stock of $0.00001 par value, and 900 million shares of unclassified Preferred Stock of $0.00001 par value.

On September 1, 2023, the Company filed an amendment to the articles of incorporation which authorized the issuance of 8.75 billion shares of Series A-3 Preferred Stock of $0.00001 par value, and increased the amount of authorized unclassified Preferred Stock to 1.25 billion shares.

Preferred Stock Liquidation Preferences

The following table summarizes the liquidation preferences as of December 31, 2023 in order of liquidation:

(In Thousands)	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference Balance
Series A-3 Preferred Stock	8,750,000	8,343	$6,675
Series A-2 Preferred Stock	2,050,000	173,956	139,165
Series A-1 Preferred Stock	1,100,000	850,380	67,180
Series A Preferred Stock	250,000	194,423	3,305
Non-classified Preferred Stock	1,250,000	-	-
Total Series A Preferred Stock	13,400,000	1,227,102	$216,325

F-17

The Series A Preferred Stock has the following features:

Holders of Series A Preferred Stock do not have voting rights. Shares of Series A preferred stock are convertible to common stock on a one for one basis upon the Company’s IPO or upon a Regulation A capital raise. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, payment shall be made to the holders of Series A Preferred Stock before payment is made to any holders of common stock.

The Series A-1 Preferred Stock has the following preferences:

Holders of Series A-1 Preferred Stock do not have voting rights. Shares of Series A-1 Preferred Stock are convertible to common stock on a one for one basis upon the Company’s IPO or upon a Regulation A capital raise. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, payment shall be made to the holders of Series A-1 Preferred Stock before payment is made to any holders of common stock.

The Series A-2 Preferred Stock has the following preferences:

Holders of Series A-2 Preferred Stock do not have voting rights. Shares of Series A-2 Preferred Stock are convertible to common stock on a one for one basis upon the Company’s IPO or upon a Regulation A capital raise. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, payment shall be made to the holders of Series A-2 Preferred Stock before payment is made to any holders of common stock.

The Series A-3 Preferred Stock has the following preferences:

Holders of Series A-3 Preferred Stock do not have voting rights. Shares of Series A-3 Preferred Stock are convertible to common stock on a one for one basis upon the Company’s IPO or upon a Regulation A capital raise. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, payment shall be made to the holders of Series A-3 Preferred Stock before payment is made to any holders of common stock.

The “Series A Original Issue Price” shall mean $0.017 per share, the “Series A-1 Original Issue Price” shall mean $0.079 per share, the “Series A-2 Original Issue Price” shall mean $0.80 per share, and “Series A-3 Original Issue Price” shall mean $0.80 per share in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, or the Series A-3 Preferred Stock, as the case may be. In any event of any voluntary or involuntary liquidation, dissolution or winding up of the company, after payment to all creditors of the Company, the remaining assets of the Company available for distribution to its stockholders will be distributed first among the holders of Non-Voting Series A-3, Series A-2, Series A-1 and Series A Preferred Stock, and then to the holders of Common Stock.

Sales of Preferred Stock

During the year ended December 31, 2023, the Company issued 15,587K Preferred Series A-2 shares under Regulation D CF, and Canadian regulation offerings for gross proceeds of $12,024K. During the year ended December 31, 2023, the Company issued 8,343K Preferred Series A-3 shares for gross proceeds of $4,184K.

During the year ended December 31, 2022, the Company issued 120,869K Preferred Series A-2 shares under Regulation A, D, CF, and Canadian regulation offerings for gross proceeds of $94,968K. The Company issued 5,914K shares of Preferred Series A for gross proceeds of $83K under Regulation A. Of the shares sold from the Series A class, 1,930K shares were issued at a cost of $27K to a related party who was a spouse to the Director of Marketing. The Company also issued 742K shares of Preferred Series A-1 for gross proceeds of $598K under Regulation A.

Warrants

In connection with the issuance of certain A-3 shares, the Company issued 10,461K Warrants that are exercisable at a price of $0.80 per share. Warrants are exercisable for three years from the date of purchase (the “Exercise Period”); provided, however, that the Company may call the Warrants, in its sole discretion, at any time upon 30 days written notice to the Shareholders. All unexercised Warrants will expire and are subject to certain transfer restrictions as further discussed herein. Warrants shall not be awarded for Bonus Shares received.

Offering Costs

The Company incurred offering costs of $1,159K and $5,574K, respectively, for the years ended December 31, 2023, and 2022. These costs include legal fees, targeted marketing and other deferred costs related directly to the open offerings.

Subscription Liability

As of December 31, 2023, the Company had $451K in a subscription liability pertaining to proceeds received, but the Preferred A-2 shares were not yet issued.

F-18

Stock-based Compensation

Stock Options:

In 2021, the Company’s board of directors authorized the 2021 Stock Option Plan which allows for the issuance of options to purchase up to 150,000K shares of the Company’s common stock. During the years ended December 31, 2023 and 2022, the Company had stock options granted of 1,357K and 17,430K shares of common stock, respectively, of which 0 and 939K, respectively, vested immediately upon issuance. The remainder generally vest over 36 months of service. The fair values of options granted was approximately $611K and $6,037K, respectively, in the years ended December 31, 2023 and 2022. The options expire 10 years from date of issuance.

On July 12, 2022, 18K Non-qualified stock options representing an initial grant date fair value of $10K were granted to a related party who was a former Director of the Company.

A summary of stock option activity for the years ended December 31, 2023 and 2022 is as follows:

		Weighted Average
(In Thousands except for per share price)	Stock Options	Exercise Price per Share	Term (in years)
Outstanding as of December 31, 2021	53,116	$0.07	9.9
Granted	17,430	0.57
Exercised	-	-
Forfeited/cancelled	(9,258)	(0.15)
Outstanding as of December 31, 2022	61,288	$0.13	8.4

Granted	1,357	0.70
Exercised	-	-
Forfeited/cancelled	(7,409)	(0.37)
Outstanding as of December 31, 2023	55,236	$0.13	7.9
Exercisable as of December 31, 2023	27,730	0.09	7.8

During the years ended December 31, 2023 and 2022, the Company valued the options using the Black-Scholes pricing model on the date of grant using the following assumptions:

	December 31,
	2023	2022
Expected life (years) (1)	5-6.5	5-6.5
Risk-free interest rate (2)	3.75%	2.00%
Expected volatility (3)	48.40%	41.66%
Annual dividend yield	0.00%	0.00%
Weighted average fair value of options granted	$0.80	$0.80

(1)	The expected life of employee stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant.

(2)	Based on US Treasury constant maturity interest rate whose term is consistent with expected life of the stock options.

(3)	Based on historical experience over a term consistent with the expected life of the stock options.

(4)	Share-based compensation expense is not adjusted for estimated forfeitures, but instead adjusted upon an actual forfeiture of a stock option. Amounts recorded for forfeited or expired unexercised options are accounted for in the year of forfeiture.

Restricted Stock Units (“RSU”s):

As part of the 2021 Stock Option Plan, the Company issued RSUs to certain employees of the Company. RSUs represent a right to receive a single common share that is both non-transferable and forfeitable until certain conditions are satisfied. RSU awards generally vest over a 3-year service period and stock based compensation is recognized over the service period.

F-19

A summary of RSU activity for the years ended December 31, 2023 and 2022 is as follows:

(In Thousands)	RSUs
Outstanding as of December 31, 2021	17,857
Granted	-
Exercised	-
Forfeited/cancelled	-
Outstanding as of December 31, 2022	17,857

Granted	54,357
Exercised	-
Forfeited/cancelled	(11,714)
Outstanding as of December 31, 2023	60,500
Exercisable as of December 31, 2023	286

During the years ended December 31, 2023 and 2022, the Company granted 54,357K and 0 restricted stock units (“RSU”), respectively.

During the year ended December 31, 2023 and 2022, the Company recognized $8,729K and $1,710K of stock compensation expense related to stock options and RSU’s, of which $916K and $821K, respectively, is included within cost of goods sold, $3,930K and $889K is included within general and administrative expense, $2,157K & $0 is included within sales and marketing, and $1,726K and $0 is included within research and development on the consolidated statement of operations.

The expected life of employee stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of awards that vest immediately use the contractual maturity since they are vested when issued. For stock price volatility, the Company uses public company compatibles as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

The Company recognizes stock option forfeitures as they occur as there is insufficient historical data to accurately determine future forfeiture rates.

Future stock based compensation expense related to these options and RSUs as of December 31, 2023, to be recognized is approximately $30.9 million, which is expected to be expensed over the remaining vesting period of 2.78 years. The amount of future stock-based compensation expense could be affected by any future option and RSU grants or by any forfeitures.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

In the course of business, the Company is party to various legal proceedings and claims from time to time. A liability will be accrued when a loss is both probable and can be reasonably estimated. Management believes that the probability of a material loss is remote. However, litigation is inherently uncertain, and it is not possible to predict the ultimate disposition of these proceedings. There are no legal proceedings, which the Company believes will have a material adverse effect on the Company’s financial position.

The Company is currently reviewing the following matters with legal counsel and has not yet determined the range of potential losses:

Arizona Department of Housing Settlement

On January 23, 2023, the Office of Administration of the Arizona Department of Housing brought an administrative complaint against the Company, alleging that the Company did not comply with certain requirements prior to shipping housing units into Arizona, and seeking penalties up to suspension or revocation of its license, an administrative penalty, or probation.

On February 9, 2023, the Company filed its verified Answer, explaining inter alia that BOXABL had acted in good faith and in accordance with its reasonable interpretation of the Department’s instructions regarding the shipments into Arizona, and that shipments were only made after requesting and obtaining the Department’s written consent and authorization in November 2022. This administrative complaint was resolved by settlement agreement on April 21, 2023. The Company paid an administrative penalty to Arizona Department of Housing in the amount of $48K on April 26, 2023, and has satisfied all of its obligations to the Arizona Department of Housing under the settlement agreement.

As part of the settlement with the state of Arizona, related to the delivery of Casita units prior to receiving certification from the state, the Company paid $48K and agreed to reconstruct the units already delivered, and make sure any subsequent delivered units adhere to the regulations.

In connection with the Casita’s delivered in Arizona, the Company entered a settlement with a customer related to the costs of reconstruction of the Casita units. Under the terms of the settlement agreement, the customer has agreed to pay the first $1,000K in costs, and 90% of any costs more than the $1,000K. The Company will only incur 50% of shipping costs should the contract be cancelled, and the units returned. The Company accrued a $570K warranty for such costs and any costs related to the 10-year limited warranty offered to the customer.

F-20

In December 2023, the Company received certification from ICC Evaluation Service related to the structural panels of the Casitas, which assist with procuring “plan approval” from various state regulatory agencies.

Claims filed by the Company on its former employees

(i)	The Company is addressing a situation where a former employee violated their confidentiality agreement post-termination. Quantifying the resulting harm is complex and ongoing. Legal action has been initiated in Nevada State Court against the former employee, with efforts underway to fulfill court requirements for service. The Company’s claim is straightforward, and it anticipates a judgment in its favor, likely resulting in compensation below $250,000.

(ii)	The Company is addressing a situation involving a former employee who breached agreements. Assessing the exact impact of this breach is ongoing. Legal proceedings have been initiated in Nevada, then moved to federal court. The former employee, represented by counsel, filed motions. Discovery is currently paused. The Company’s claim is straightforward, with no counterclaims. It anticipates a favorable judgment, likely resulting in compensation below a certain threshold.

(iii)	The Company uncovered potential misconduct by a former employee related to a stock scheme, the impact of which is challenging to measure. Promptly upon discovery, the Company engaged external legal and consulting resources for an internal investigation and reported the matter to the FBI. Legal action was initiated in New York and later transferred to Nevada, but serving the former employee has proven difficult. Alternate service methods are being pursued. The Company’s claim is one-sided, without counterclaims. It expects a favorable judgment, likely resulting in compensation below a certain threshold, though investigations into damages continue.

Claims filed by a former employee against the Company

(i)	The Company received notifications of employment-related charges filed by a former employee with the EEOC and the NLRB. The allegations involve various issues such as discrimination and interference with employee rights. The Company provided responses to both agencies and is awaiting further developments. Due to limited information on the former employee’s arguments, the Company’s assessment of liability potential remains inconclusive, but it does not expect a significant impact on its financial position.

Claim filed by the Company based on Business Disparagement and Defamation

An internet blogger who posted defamatory information regarding the Company. The harm suffered as a result of this Internet Blogger’s actions is difficult to quantify, and has not yet been fully quantified. The company filed a legal action against the Internet Blogger in Nevada State Court. The Internet Blogger has not appeared and we recently filed a motion for default judgment against him seeking $50K in damages. This is an affirmative claim and there are no counter or other claims being asserted against the Company. The Company anticipates an immaterial judgment in its favor.

F-21

Claim filed against the Company by former COO

The Company’s former Chief Operating Officer, terminated for cause after seven months of employment, filed a civil complaint in Nevada alleging various claims against the Company and its directors. The amount sought by the former employee is unspecified. The defendants (Company’s Directors at the time) filed motions to dismiss certain claims, which were partially granted. The Company denied the allegations and filed a counterclaim alleging fraud and breach of contract. Damages are still being investigated. The case is in the discovery phase, and the former employee’s deposition revealed potential evidence tampering, prompting the Company to prepare a motion. No trial date is set, and the Company anticipates a favorable outcome.

Claim filed by Leader Capital High Quality Income Fund against the Company

Leader Capital is a shareholder of Company and has filed suit against Company and its transfer agent, Transfer Online, Inc. claiming Breach of Duty to Register a Transfer of a Security, Conversion, Breach of Fiduciary Duty, Intentional Interference with Prospective Economic Advantage. Plaintiff in said action seeks relief and monetary damages including compensatory damages, treble damages, punitive damages, attorney’s fees and costs. The Company has agreed to provide a defense to Transfer Online and we have been engaged in defending the lawsuit. The discovery phase has not yet commenced, and it is difficult to quantify the potential for liability at this early stage of the litigation. The Company doesn’t believe this will have a materially adverse effect on the Company’s financial position.

NOTE 12 – INCOME TAXES

The Company has not recorded any income tax expense for the years ended December 31, 2023, and 2022.

F-22

Deferred Tax Assets and Liabilities

Deferred income taxes reflect the net tax effects of loss and credit carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets for federal and state income taxes are as follows (in thousands):

Year Ended December 31,
(In Thousands)	2023
Deferred Tax Assets:
Federal & State NOL Carryforward	$13,238
Research & Other Credits	576
Capitalized R&D	2,051
Accruals, Reserve and Other	386
Lease Liability	2,907
Stock Based Compensation	1,716
Total Gross DTA	20,874
Less: Val. Allowance	(17,653)
Total Deferred Tax Assets	3,221

Deferred Tax Liabilities:
Fixed Assets	(441)
ROU Assets	(2,780)

Total Gross DTL	(3,221)

Net Deferred Tax Assets	-

A valuation allowance is required to be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain. A full review of all positive and negative evidence needs to be considered. The Company has established a full valuation allowance against the net deferred tax assets as of December 31, 2023 due to historical losses and uncertainty surrounding the use of such assets. The valuation allowance increased by $8,200K between December 31, 2022 and December 31, 2023 primarily due to the generation of net operating losses.

As of December 31, 2023 and 2022, the Company evaluated its net deferred tax asset of $0 and $9,454K, respectively.  The net deferred tax assets decreased $9,454K and increased by $6,838K during the years ended December 31, 2023 and 2022, respectively, consisting primarily of net operating loss carry forwards.  The Company has determined a full valuation allowance of $17,653K and $9,454K was appropriate as of December 31, 2023 and 2022, respectively.

Net Operating Loss and Tax Credit Carryforwards

As of December 31, 2023, the Company has net operating loss carryforwards for federal income tax purposes of approximately $63,000K. The federal net operating losses were all generated after 2017 and are not subject to expiration. The Company does not have any state net operating loss carryforwards.

The Company has research credit carryforwards for federal income tax purposes of approximately $719.8 thousand as of December 31, 2023. The federal credits begin to expire in 2041. The Company does not have any state credit carryforwards.

Utilization of some of the federal net operating loss and credit carryforwards may be subject to annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitations may result in the expiration of net operating losses and credits before utilization. The Company has not performed a Section 382 study as of December 31, 2023.

Unrecognized Tax Benefits

The Company recognizes a tax benefit from uncertain tax positions when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits. Due to the existence of the full valuation allowance, future changes in unrecognized tax benefits will not impact the Company’s effective tax rate. The Company does not foresee material changes to its liability for uncertain tax benefits within the next 12 months.

The Company files tax returns in the U.S. The Company is not currently under examination in any jurisdictions and all its tax years remain effectively open to examination due to net operating loss carryforwards.

During the years ended December 31, 2023 and 2022, no interest or penalties were required to be recognized relating for unrecognized tax benefits. In the event the Company should need to recognize interest and penalties related to unrecognized income tax liabilities, this amount will be recorded as an accrued liability and an increase to income tax expense.

NOTE 13 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 30, 2024, the issuance date of these consolidated financial statements.

Financing Agreement

In February 2024, we entered into an agreement with Slice by FNBO to provide financing of Accessory Dwelling Units (ADUs).

Restricted Stock Units

Subsequent to December 31, 2023, the Company forfeited 5,857K RSU shares, and 2,929K stock options as of April 30, 2024.

Automation

On March 13, 2024, the Company formalized a notice to Brave Control Solutions Inc. (“Brave”), the primary vendor for new automation equipment as Brave is in breach of Contract for failing to timely manufacture and deliver the equipment specified in the Contracts. We understand that several of the delays were the result of Brave’s failure to pay its vendors and suppliers. The Company has demanded Brave to immediately accelerate its work and processes and complete its performance under the Contracts as soon as possible. While this delays the rollout of the new Casita Generation 2 production, the Company continues to produce Casita Generation 1 units.

F-23

PART III

INDEX TO EXHIBITS

1.1	Broker-Dealer Agreement with DealMaker Securities, LLC* (1)
1.2	Broker-Dealer Agreement with StartEngine Primary, LLC (1)
1.3	Fee Splitting Agreement between DealMaker Securities, LLC and StartEngine Primary, LLC (1)
2.1	Fifth Amended and Restated Articles of Incorporation (2)
2.2	Bylaws (3)
3.1	Form of Fourth Amended and Restated Stockholders Agreement (4)
4.1	Form of Subscription Agreement for Non-Voting Series A-3 Preferred Stock (DealMaker Securities, LLC) (1)
4.2	Form of Subscription Agreement for Non-Voting Series A-3 Preferred Stock (StartEngine Primary, LLC) (1)
4.3	Form of Subscription Agreement for Non-Voting Series A Preferred Stock of our Selling Stockholder (1)
4.4	Form of Subscription Agreement for Common Stock of our Selling Stockholder (1)
6.1	Facilities Lease Agreement (5)
6.2	Initial Purchase Orders and Related Agreements (6)
6.3	Form of Room Module Order Agreement (7)
6.4	Promissory Note with Paolo Tiramani (8)
6.5	Amendment No. 1 to 2021 Stock Incentive Plan (1)
6.6	Employment Agreement of Paolo Tiramani (9)
6.7	Employment Agreement of Galiano Tiramani (10)
6.8	Merger Agreement (11)
6.9	Purchase Agreement with Pronghorn Services LLC (12)
6.10	Amendment No. 1 to Facilities Lease Agreement (13)
6.11	Amendment No. 2 to Facilities Lease Agreement (14)
6.12	Amendment No. 3 to Facilities Lease Agreement (15)
6.13	Lease Agreement for Second Manufacturing Facility (16)
6.14	Supercar System, Inc. Services Agreement (17)
6.15	Supercar System, Inc. Lease Agreement (18)
6.16	Form of Award for Employees (19)
6.17	Form of Award for Directors (20)
6.18	Martin Noe Costas Offer Letter (21)
6.19	Restricted Stock Unit Agreement between the Company and Martin Noe Costas* (22)
6.20	Cooperation Agreement with Elevate.Money, Inc. * (23)
8.1	Escrow Agreement with The Bryn Mawr Trust Company (1) *
8.2	Escrow Agreement with Enterprise Bank & Trust (1) *
11	Consent of dbbmckennon +
12	Opinion regarding legality of the securities #
13.1	Testing the Waters Materials (video transcripts) (1)
13.2	Testing the Waters Materials (social media posts) (1)
13.3	Testing the Waters Materials (emails) (1)

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

+ Filed herewith.

# To be filed by amendment.

(1)	Previously filed as an exhibit to the Company’s Offering Statement on Form 1-A (Commission File No. 024-12402) on February 23, 2024.
(2)	Filed as Exhibit 3.1 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on December 8, 2023, and incorporated herein by reference.
(3)	Filed as Exhibit 2.2 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.
(4)	Filed as Exhibit 4.1 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on December 8, 2023, and incorporated herein by reference.
(5)	Filed as Exhibit 6.2 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.

70

(6)	Filed as Exhibit 6.4 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.
(7)	Filed as Exhibit 6.5 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.
(8)	Filed as Exhibit 6.6 to the Company’s Regulation A Post-Qualification Offering Statement on Form 1-A filed on September 19, 2022 (Commission File No. 024-11419), and incorporated herein by reference.
(9)	Filed as Exhibit 10.6 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(10)	Filed as Exhibit 10.7 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(11)	Filed as Exhibit 10.8 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(12)	Filed as Exhibit 10.9 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(13)	Filed as Exhibit 10.10 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(14)	Filed as Exhibit 10.11 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(15)	Filed as Exhibit 10.12 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(16)	Filed as Exhibit 10.13 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(17)	Filed as Exhibit 10.15 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(18)	Filed as Exhibit 10.16 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(19)	Filed as Exhibit 10.17 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(20)	Filed as Exhibit 10.18 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on August 10, 2023, and incorporated herein by reference.
(21)	Filed as Exhibit 10.1 to the Boxabl Inc. Current Report on Form 8-K filed October 13, 2023 (Commission File No. 000-56579) and incorporated herein by reference.
(22)	Filed as Exhibit 10.2 to the Boxabl Inc. Current Report on Form 8-K filed October 13, 2023 (Commission File No. 000-56579) and incorporated herein by reference.
(23)	Filed as Exhibit 10.21 to the Company’s Registration Statement on Form 10-12G (Commission File No. 000-56579) on December 8, 2023, and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Las Vegas, State of Nevada, on April 30, 2024

BOXABL INC.

By	/s/ Paolo Tiramani
Name:	Paolo Tiramani
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Date: April 30, 2024
	By:	/s/ Paolo Tiramani
Paolo Tiramani
Chief Executive Officer and Director

	By:	/s/ Martin Costas
Martin Costas
Chief Financial Officer

	By:	/s/ Galiano Tiramani
Galiano Tiramani
Director

	By:	/s/ David R. Cooper II
David R. Cooper II
Director

	By:	/s/ Veronica Nkwodimmah Stanaway
Veronica Nkwodimmah Stanaway
Director

	By:	/s/ Gregory F. Ugalde
Gregory F. Ugalde
Director

	By:	/s/ Christopher J. Valasek
Christopher J. Valasek
Director

	By:	/s/ Zvi Yemini
Zvi Yemini
Director

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